[EXECUTION COPY]



                        CREDIT AGREEMENT


                              among


                   NORTH AMERICAN TIMBER CORP.

                    THE LENDERS NAMED HEREIN

                 BANK OF AMERICA NATIONAL TRUST
                    AND SAVINGS ASSOCIATION,
                    as Administrative Agent,

                         COMMERZBANK AG,
                        NEW YORK BRANCH,
                     as Documentation Agent,

          THE CHASE MANHATTAN BANK and CITIBANK, N.A., as Co-Syndication Agents

                               and

                 BANC OF AMERICA SECURITIES LLC,
            Sole Book Manager and Sole Lead Arranger,



                         $1,000,000,000


                    Dated as of July 22, 1999





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                        TABLE OF CONTENTS

                                                             Page

ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS                      1
     1.01   Certain Defined Terms.                              1
     1.02   Computation of Time Periods.                       15
     1.03   Accounting Matters.                                15
     1.04   Certain Terms.                                     15

ARTICLE 2 AMOUNTS AND TERMS OF THE LOANS                       16
     2.01   Committed Loans.                                   16
     2.02   Procedure for Committed Borrowings.                17
     2.03   Bid Borrowings.                                    17
     2.04   Procedure for Bid Borrowings.                      18
     2.05   Evidence of Indebtedness.                          20
     2.06   Optional Reduction of the Commitments.             21
     2.07   Repayment.                                         21
     2.08   Optional Prepayments.                              21
     2.09   Interest.                                          22
     2.10   Default Interest.                                  23
     2.11   Continuation   and  Conversion   Elections   for
            Committed Loans.                                   23

ARTICLE 3 THE LETTERS OF CREDIT                                24
     3.01   The Letter of Credit Subfacility.                  24
     3.02   Issuance,  Amendment and Renewal of  Letters  of
            Credit.                                            26
     3.03   Role of the Issuing Bank.                          28
     3.04   Obligations Absolute.                              28
     3.05   Cash Collateral Pledge.                            29
     3.06   Letter of Credit Fees.                             29
     3.07   International Standby Practices.                   30

ARTICLE 4 FEES; PAYMENTS; TAXES                                30
     4.01   Fees.                                              30
     4.02   Computation of Interest, Fees.                     31
     4.03   Payments by the Company.                           32
     4.04   Payments by the Lenders.                           32
     4.05   Taxes.                                             33
     4.06   Sharing of Payments, Etc.                          37

ARTICLE 5 CHANGES IN CIRCUMSTANCES; ETC.                       38
     5.01   Eurodollar Rate Protection.                        38
     5.02   Additional Interest on Eurodollar Loans.           38
     5.03   Increased Costs.                                   38
     5.04   Illegality.                                        39

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     5.05   Capital Adequacy.                                  39
     5.06   Funding Losses.                                    39
     5.07   Funding; Certificates of Lenders.                  40
     5.08   Change   of   Lending  Office;   Limitation   on
            Increased Costs.                                   41
     5.09   Replacement of Lenders.                            42

ARTICLE 6 REPRESENTATIONS AND WARRANTIES                       42
     6.01   Corporate Existence; Compliance with Law.          42
     6.02   Corporate Power; Authorization.                    43
     6.03   Enforceable Obligations.                           43
     6.04   Taxes.                                             43
     6.05   Financial Matters.                                 43
     6.06   Litigation.                                        44
     6.07   Subsidiaries.                                      44
     6.08   Liens.                                             44
     6.09   No Burdensome Restrictions; No Defaults.           44
     6.10   Investment  Company Act; Public Utility  Holding
            Company Act.                                       45
     6.11   Margin Regulations.                                45
     6.12   Environmental Matters.                             45
     6.13   Labor Matters.                                     46
     6.14   ERISA Plans.                                       46
     6.15   Y2K Review.                                        47
     6.16   Swap Obligations.                                  47
     6.17   Full Disclosure.                                   47

ARTICLE 7 CONDITIONS PRECEDENT                                 47
     7.01   Conditions Precedent to the First Loan.            47
     7.02   Additional  Conditions Precedent  to  the  First
            Loan.                                              48
     7.03   Conditions Precedent to Each Committed Loan  and
            Letter of Credit.                                  49
     7.04   Conditions Precedent to Each Bid Borrowing.        49

ARTICLE 8 AFFIRMATIVE COVENANTS                                50
     8.01   Application of Proceeds.                           50
     8.02   Compliance with Laws, Etc.                         50
     8.03   Payment of Taxes, Etc.                             50
     8.04   Maintenance of Insurance.                          50
     8.05   Preservation of Corporate Existence, Etc.          50
     8.06   Access.                                            51
     8.07   Keeping of Books.                                  51
     8.08   Maintenance of Properties, Etc.                    51
     8.09   Financial Statements.                              51
     8.10   Reporting Requirements.                            51
     8.11   ERISA Plans.                                       52
     8.12   Environmental Compliance; Notice.                  52
     8.13   New Subsidiaries.                                  52

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ARTICLE 9 NEGATIVE COVENANTS                                   53
     9.01   Liens, Etc.                                        53
     9.02   Sale-Leaseback Transactions.                       55
     9.03   Mergers, Etc.                                      56
     9.04   Transactions with Affiliates.                      56
     9.05   Accounting Changes.                                56
     9.06   Margin Regulations.                                56
     9.07   Negative Pledges, Etc.                             56
     9.08   Leverage Ratio.                                    57

ARTICLE 10 EVENTS OF DEFAULT                                   57
     10.01  Events of Default.                                 57
     10.02  Remedies.                                          59

ARTICLE 11 THE AGENT                                           60
     11.01  Appointment.                                       60
     11.02  Delegation of Duties.                              60
     11.03  Liability of Agent.                                60
     11.04  Reliance by Agent.                                 61
     11.05  Notice of Default.                                 61
     11.06  Credit Decision.                                   61
     11.07  Indemnification.                                   62
     11.08  Agent in Individual Capacity.                      62
     11.09  Successor Agent.                                   63
     11.10  Documentation, Co-Syndication, Managing Agents.    63

ARTICLE 12 MISCELLANEOUS                                       63
     12.01  Notices, Etc.                                      63
     12.02  Amendments, Etc.                                   64
     12.03  No Waiver; Remedies.                               65
     12.04  Costs and Expenses.                                65
     12.05  Indemnity.                                         66
     12.06  Right of Set-off.                                  66
     12.07  Binding Effect.                                    67
     12.08  Assignments, Participations, Etc.                  67
     12.09  Confidentiality.                                   69
     12.10  Survival.                                          69
     12.11  Severability.                                      69
     12.12  Headings.                                          70
     12.13  No Third Parties Benefited.                        70
     12.14  Governing Law.                                     70
     12.15  Execution in Counterparts.                         70
     12.16  ENTIRE AGREEMENT.                                  70
     12.17  WAIVER OF JURY TRIAL.                              70

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                            SCHEDULES

Schedule  Description

1.01(a)   Commitments; Commitment Percentages
1.01(b)   Lending Offices
6.02(d)   Corporate Power; Authorizations
6.12      Environmental Matters
6.13      Labor Matters
6.14      ERISA
9.01      Existing Liens


                            EXHIBITS

Exhibit        Description

2.02(a)   Form of Notice of Borrowing
2.04(a)   Form of Competitive Bid Request
2.05(b)   Form of Promissory Note (Committed Loans)
2.05(c)   Form of Promissory Note (Bid Loans)
2.11(b)   Form of Notice of Conversion/Continuation
7.01(c)   Form of Parent Guaranty
7.01(d)   Form of Opinion of Counsel for the Company
7.01(e)   Form of Contribution Agreement
7.02(d)   Form of Officer's Closing Certificate
8.09(c)   Form of Compliance Certificate
8.13(a)   Form of Subsidiary Guaranty
12.08(b)  Form of Assignment and Assumption Agreement




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                        CREDIT AGREEMENT

     This CREDIT AGREEMENT is entered into as of July 22, 1999 among NORTH AMERICAN TIMBER CORP., a Delaware corporation (the "Company"), the various LENDERS that are, or may from time to time become, party hereto (the "Lenders") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for the Lenders (in such capacity, the "Agent"), COMMERZBANK AG, NEW YORK BRANCH, as Documentation Agent, and THE CHASE MANHATTAN BANK and CITIBANK, N.A., as Co-Syndication Agents.

     WHEREAS, the Company has obtained commitments from the Lenders, pursuant to which the Lenders are willing to make loans to the Company and to provide certain other credit facilities to the Company (including a competitive bid facility) in a maximum aggregate principal amount at any one time outstanding not to exceed $1,000,000,000, on the terms and subject to the conditions set forth herein;

     NOW THEREFORE, the parties hereto agree as follows:

                            ARTICLE 1
                DEFINITIONS AND ACCOUNTING TERMS

     1.01 Certain Defined Terms. As used in this Agreement and in any Schedules and Exhibits to this Agreement, the
following  terms  have   the following  meanings  (such meanings
to be equally applicable to both the singular and plural forms of the terms defined):

     "Adjusted Reference Rate" means the fluctuating interest rate per annum equal to the higher of (a) the sum of the Federal
Funds Rate plus  1/2%  and (b)   the  rate  of  interest  (the
"Reference Rate") publicly announced from time to time by Bank of America at its executive offices, as its reference rate or prime rate. The Reference Rate is a rate set by Bank of America based upon various factors, including Bank of America's cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Affiliate" means, with respect to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power:

          (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such other Person; or

          (b) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

       sf-712846                   1

     "Agent"   means   Bank  of  America  in  its   capacity   as
administrative agent for the Lenders, together with any successor thereto in such capacity.

     "Agent-Related Persons" means Bank of America and any successor agent arising under Section 11.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Aggregate Tranche A Commitments" means the aggregate amount of the Tranche A Commitments of all the Lenders as in effect from time to time.

     "Aggregate Tranche B Commitments" means the aggregate amount of the Tranche B Commitments of all the Lenders as in effect from time to time.

     "Agreement" means this Credit Agreement.

     "Arranger" means Banc of America Securities LLC.

     "Assignee" means any Person which becomes a party to this Agreement pursuant to Section 12.08.

     "Available Tranche A Commitments" means, at any time, the excess, if any, of the Aggregate Tranche A Commitments in effect at such time over the sum of (a) the aggregate principal amount of all Tranche A Loans then outstanding, plus (b) the aggregate principal amount of all Tranche A Bid Loans then outstanding, plus (c) the outstanding Tranche A L/C Obligations.

     "Available Tranche B Commitments" means, at any time, the excess, if any, of the Aggregate Tranche B Commitments in effect at such time over the sum of (a) the aggregate principal amount of all Tranche B Loans then outstanding, plus (b) the aggregate principal amount of all Tranche B Bid Loans then outstanding, plus (c) the outstanding Tranche B L/C Obligations.

     "Bank  of America" means Bank of America National Trust  and
Savings Association, a national banking association and its successors by merger and permitted assigns.

     "Base     Rate"    has    the    meaning    specified     in
Section 2.04(a)(iv).

     "Base Rate Bid Loan" means any Bid Loan that bears interest at a rate determined with reference to a Base Rate.

     "Bid Borrowing" means an extension of credit hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Lenders.

     "Bid Loan" means either a Tranche A Bid Loan or a Tranche  B
Bid Loan.

     "Borrowing" means a Bid Borrowing or a Committed Borrowing.

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     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York, or San Francisco, California, are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Loan, means such a day on which dealings are carried on in the London interbank market.

     "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

     "CERCLA"  means  the  Comprehensive  Environmental  Response
Compensation and Liability Act of 1980.

     "CERCLIS"  means  the  Comprehensive Environmental  Response
Compensation Liability Information System List.

     "Closing Date" means the date on which all the conditions precedent set forth in Sections 7.01 and 7.02 shall have been satisfied or waived.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment"  means  for any Lender, either  its  Tranche  A
Commitment or Tranche B Commitment, as applicable.

     "Commitments" means, for any Lender, the sum of its  Tranche
A Commitment and Tranche B Commitment.

     "Commitment Percentage" means, as to any Lender at any time, the percentage of the aggregate Commitments represented by such Lender's Commitment at such time, as set forth on Schedule 1.01(a), as such percentage may be modified from time to time in accordance with Notices of Assignment delivered hereunder pursuant to Section 12.08.

     "Committed Borrowing" means an extension of credit hereunder consisting of Tranche A Loans or Tranche B Loans (but not both) of the same type made on the same day by the Lenders ratably according to their respective Commitment Percentages and, in the case of Eurodollar Loans, having the same Interest Periods.

     "Committed Loan" means a Tranche A Loan or a Tranche B Loan by a Lender to the Company pursuant to Section 2.01 and may be in the form of a a Eurodollar Loan or a Reference Rate Loan, each of which shall be a "type" of Committed Loan.

     "Company" has the meaning specified in the introduction to this Agreement.

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     "Competitive Bid" means an offer by a Lender to make  a  Bid
Loan in accordance with Section 2.04(b).

     "Competitive  Bid  Request" has  the  meaning  specified  in
Section 2.04(a).

     "Contractual Obligation" means, with respect to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is subject.

     "Contribution Agreement" means the Contribution Agreement of even date herewith between the Parent and each of its Subsidiaries (including the Company) now or hereafter parties to the Subsidiary Guaranty or the "Subsidiary Guaranty" as defined in the Georgia-Pacific Agreement.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single
employer  under  Section  414(b)  or  414(c)  of  the   Code   or
Section 4001 of ERISA.

     "Debt Rating" means, on any date, the rating of the Parent's senior unsecured long-term Indebtedness, as most recently publicly announced by Moody's and S&P, whichever is higher; provided, however, that if only one such rating is available, the applicable interest rate or fee to be determined based on such rating shall be determined solely by reference to such one rating.

     "Default" means any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

     "Dollar" and "$" mean lawful money of the United States of America.

     "EBITDA" means, as of the end of any Measurement Period, the sum of the following, calculated for the Parent and its
Subsidiaries  on  a consolidated basis: (a) net  income  (or  net loss) for such period, plus (b) all amounts treated as expenses for depreciation, interest and the non-cash amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) cost of timber harvested by the Company (to the extent it represents depletion) to the extent included in the determination of such net income (or loss), plus (d) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary cash gains or non-recurring, non-cash items.

     "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000;
(b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the United States;
(c) a Person that is primarily engaged in

       sf-712846                   4


the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; and (d) any other Person approved in writing by the Company, the Agent, and the Issuing Bank.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of
1974, together with the regulations thereunder.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

     "Eurodollar Loan" means any Committed Loan that bears interest at a rate determined with reference to LIBOR.

     "Eurodollar Reserve Percentage" means the maximum reserve percentage of any Lender (expressed as a decimal) in effect on the date LIBOR for any Interest Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "Event   of   Default"   has  the   meaning   specified   in
Section 10.01.

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate".

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "Fee  Letter" means the letter agreement dated  the  Closing
Date between the Company and Bank of America regarding the payment of certain fees.

     "Fixed Rate" means a fixed annual percentage rate.

     "Fixed Rate Bid Loan" means any Bid Loan that bears interest determined with reference to a Fixed Rate.

     "Form     1001"    has    the    meaning    specified     in
Section 4.05(f)(i)(B).

     "Form     4224"    has    the    meaning    specified     in
Section 4.05(f)(i)(A).



       sf-712846                   5


     "Form     W-8"     has    the    meaning    specified     in
Section 4.05(f)(i)(B).

     "Form     W-9"     has    the    meaning    specified     in
Section 4.05(f)(i)(A).

     "Funded Indebtedness" means, for any day, the sum of (i) all Indebtedness for Borrowed Money of the Company and its
consolidated Subsidiaries outstanding on such day plus (ii) the aggregate capital invested as of such day by Persons other than the Company and its consolidated Subsidiaries in receivables and other accounts sold to such Persons by the Company and its consolidated Subsidiaries, excluding receivables and other accounts sold in connection with the sale of a business or the sale of the assets and/or operations generating such receivables and other accounts.

     "GAAP" means, as of any date of determination, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) or in such other statements by such other entity as may be in general use by significant segments of the accounting profession.

     "Georgia-Pacific Agreement" means the Credit Agreement, dated as of the date hereof, by and among the Parent, Bank of America, and the Lenders.

     "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any central bank thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Material" means:

          (a)  any "hazardous substance", as defined by CERCLA;

          (b)   any "hazardous waste", as defined by the Resource
     Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time;

          (c)  any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Indebtedness" of any Person means, without duplication, the consolidated Indebtedness for Borrowed Money of such Person and guaranties of indebtedness of others provided by such Person, all as determined in accordance with GAAP consistent with the accounting principles applied in the preparation of the financial statements referred to in Section 6.05(a).

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     "Indebtedness for Borrowed Money" of any Person means, without duplication,

          (a) all indebtedness of such Person for borrowed money, including the Company's Premium Equity Participating Security Units, whether or not treated as indebtedness under GAAP, until such time as they are converted into common stock of the Company;

          (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services other than bank overdrafts and trade accounts payable arising in the ordinary course of business consistent with past practices;

          (c) all obligations of such Person evidenced by notes, bonds, debentures, commercial paper or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

          (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or creditor under such agreement in the event of default are limited to repossession or sale of such property);

          (e) all rental obligations of such Person under leases capitalized under GAAP as disclosed in the financial statements delivered pursuant to Section 8.09; and

          (f) all indebtedness of such Person or of others referred to in paragraphs (a) through (e) secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

     "Indemnified   Party"   has   the   meaning   specified   in
Section 12.05(a).

     "Interest Payment Date" means (a) (i) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to such Eurodollar Loan and, with respect to any Interest Period of six months' duration, the date which falls three months after the beginning of such Interest Period, and (ii) with respect to any Reference Rate Loan, the last Business Day of each calendar quarter and (b) with respect to any Bid Loan, the maturity date or dates specified by the Company in the relevant Competitive Bid Request.

     "Interest Period" means, with respect to any Eurodollar Loan, the period commencing on the Business Day such Eurodollar Loan is disbursed or continued as a Eurodollar Loan or on the date on which a Reference Rate Loan or any portion thereof is converted into a Eurodollar Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

          (a) in the case of the continuation of a Eurodollar Loan pursuant to Section 2.11, the Interest Period applicable after the continuation of such Loan shall commence on the last day of the preceding Interest Period;

       sf-712846                   7


          (b) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (d) no Interest Period for any Eurodollar Loan shall extend beyond the Tranche A Termination Date, in the case of a Borrowing of Tranche A Loans, or the Tranche B Termination Date, in the case of a Borrowing of Tranche B Loans.

     "Investments" means all investments, whether by acquisition of stock or indebtedness, or by loan, advance, transfer of property, capital contribution or otherwise.

     "Investments in Unrestricted Subsidiaries" means Investments made by the Company or by any Restricted Subsidiary in Unrestricted Subsidiaries, net of Investments made by Unrestricted Subsidiaries in the Company or any Restricted
Subsidiary. If any corporation which becomes a Restricted Subsidiary after the date of this Agreement shall, at the time it becomes a Restricted Subsidiary, have any Investments in an Unrestricted Subsidiary, such Investments shall be deemed to be Investments made by the Company in such Unrestricted Subsidiary at the time such corporation becomes a Restricted Subsidiary, in the amount at which such Investments are then carried on the books of such corporation. If any corporation shall become an Unrestricted Subsidiary after the date of this Agreement, the Investments of the Company and its Restricted Subsidiaries in such corporation shall be deemed to be Investments made at the time such corporation becomes an Unrestricted Subsidiary, in the amount at which such Investments are then carried on the books of the Company and its Restricted Subsidiaries.

     "Issuance    Date"    has   the   meaning    specified    in
subsection 3.01(a).

     "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued,"
"Issuing" and "Issuance" have corresponding meanings.

     "Issuing Bank" means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder.

       sf-712846                   8


     "Lender" has the meaning specified in the introduction to this Agreement and includes each Lender listed on the signature pages hereof and each Assignee. References to the "Lenders" shall include Bank of America in its capacity as Issuing Bank; for purposes of clarification only, to the extent that Bank of America may have any rights or obligations in addition to those of the Lenders due to its status as Issuing Bank, its status as such will be specifically referenced.

     "Lending Office" means, with respect to any Lender, (a) in the case of a Committed Loan, the office or offices of such Lender specified as its "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, opposite its name on
Schedule 1.01(b) or in the applicable Notice of Assignment, or such other office or offices of such Lender as such Lender may from time to time specify to the Company and the Agent and (b) in the case of a Bid Loan, the office of such Lender notified by such Lender to the Company as its Lending Office with respect to such Bid Loan or, if such Lender fails to so notify the Company, such Lender's Domestic Lending Office.

     "L/C  Advance" means each Lender's participation in any  L/C
Borrowing in accordance with its Commitment Percentage.

     "L/C Amendment Application" means an application form for amendment of outstanding standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C Application" means an application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made.

     "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article 3, in an aggregate amount not to exceed on any date the amount of $150,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to
Section 2.06. The L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

     "L/C Obligations" means at any time the sum of Tranche A L/C
Obligations and Tranche B L/C Obligations.

     "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard-form documents for Letter of Credit Issuances.

     "Letter  of Credit" means any Tranche A Letter of Credit  or
Tranche B Letter of Credit.

     "LIBOR" means, for any Interest Period:

       sf-712846                   9


     (a) the rate of interest per annum (carried out to the fifth decimal point) equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750) for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

     (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

     (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which dollar deposits (for delivery on the first day of such Interest Period) in same-day funds in the approximate amount of the applicable Committed Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

     "Lien" means any mortgage, security interest, pledge or lien.

     "Loan"  means a loan by a Lender to the Company pursuant  to
Article  2  or Article 3 in the form of a Committed Loan,  a  Bid
Loan, or an L/C Advance.

     "Loan   Documents"  means  this  Agreement,  the  Subsidiary
Guaranty,  the  Parent Guaranty, the Contribution Agreement,  the
L/C Related Documents, and any promissory note issued pursuant hereto.

     "Loan Parties" means, collectively, the Company and each other Person (other than the Agent and the Lenders) who is a party to a Loan Document.

     "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Company and its Subsidiaries taken as a whole or (b) the legality, validity or enforceability of any Loan Document.

     "Measurement Period" means a period consisting of four consecutive fiscal quarters of the Company and ending on the last day of the most recently completed fiscal quarter of the Company.

       sf-712846                   10


     "Moody's" means Moody's Investors Services, Inc. or any successor to the rating agency business thereof.

     "Net Tangible Assets" means, at any date, the aggregate amount of assets, including the amount of any receivables or other accounts of the Company and its Subsidiaries sold in connection with any receivables sale transaction (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, (b) any item representing Investments in Unrestricted Subsidiaries and (c) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all of the foregoing as set forth on the then most recent consolidated balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.

     "Net Worth" means, at any date, the excess of Total Assets at such date over Total Liabilities at such date.

     "Notice   of  Assignment"  has  the  meaning  specified   in
Section 12.08(b).

     "Notice   of   Borrowing"  has  the  meaning  specified   in
Section 2.02(a).

     "Notice   of   Conversion/Continuation"  has   the   meaning
specified in Section 2.11(b).

     "Obligations" means all Loans, L/C Obligations and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Company, or any other Loan Party to any Lender, the Agent, any Affiliate of any Lender or the Agent or any Indemnified Party, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, but in each case only as arising under or in connection with this Agreement or under or in connection with any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes all interest, charges, expenses, fees, attorneys' fees and disbursements (including the allocated cost of in-house counsel) and any other sum chargeable to the Company, or any other Loan Party under or in connection with this Agreement or any other Loan Document.

     "Other Taxes" has the meaning specified in Section 4.05(b).

     "Parent" means Georgia-Pacific Corporation.

     "Parent  Guaranty"  has  the meaning  specified  in  Section
7.01(c).

     "Participant" has the meaning specified in Section 12.08(d).

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as

       sf-712846                   11


defined in Section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade, or business that is, along with the Company, a member of its Controlled Group, may have liability, including a reasonable possibility of liability due to having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Permitted  Liens" means the Liens permitted or required  by
Section 9.01.

     "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view".

     "Person"   means  an  individual,  partnership,  corporation
(including  a  business  trust),  joint  stock  company,   trust,
unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Plan"  means  each Pension Plan or Welfare  Plan,  and  any
other   employee   benefit   plan   (within   the   meaning    of
Section 3(3) of ERISA) sponsored or maintained by the Company or any Subsidiary of the Company.

     "Principal Property" means any mill, manufacturing plant, manufacturing facility or timberlands, owned by the Company and/or one or more Restricted Subsidiaries and located within the continental United States of America; provided, however, that the term "Principal Property" shall not include (a) any such mill, plant, facility or timberlands or portion thereof (i) which is financed by obligations issued by a State, a Territory or a possession of the United States of America or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of
Section    103(a)(1)    (but    only    if    by    reason     of
Section 103(b)(4)(E) or (F)) of the Internal Revenue Code of 1954, as amended (or any predecessor or successor to such provision) as in effect at the time of the issuance of such obligations, or (ii) which in the opinion of the Company's Board of Directors is not of material importance to the total business conducted by the Company and the Restricted Subsidiaries, considered as a whole; or (b) any timberlands designated by the Company's Board of Directors as being held primarily for development and/or sale rather than for the production of timber; or (c) any minerals or mineral rights.

     "Principal  Subsidiary" means any Subsidiary of the  Company
having   assets  constituting  at  least  10%  of  the  Company's
consolidated assets.

     "Reference Rate" has the meaning specified in the definition of Adjusted Reference Rate.

     "Reference Rate Loan" means any Loan that bears interest at a rate determined with reference to the Adjusted Reference Rate.

       sf-712846                   12


     "Release" means a "release", as such term is defined in CERCLA.

     "Replacement   Lender"   has  the   meaning   specified   in
Section 5.09.

     "Required Lenders" means at any time Lenders having 51% or more of the Commitments and, if the Commitments have been terminated, Lenders holding 51% or more of the then aggregate unpaid principal amount of the Loans made by the Lenders.

     "Requirement of Law" means, as to any Person, the charter and by-laws or other organization or governing documents of such Person, and any law, rule or regulation including the requirements of Environmental Laws and ERISA, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X of the Federal Reserve Board or any order, decree or other determination of an arbitrator or a court or other Governmental Authority applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means, with respect to any Person, the Chief Executive Officer, the President, any Vice-Chairman or any of the Vice Presidents or the Treasurer of such Person or, with respect to financial matters, the Chief Financial Officer, the Executive Vice President-Finance and Chief Financial Officer or the Vice President and Treasurer of such Person.

     "Restricted Subsidiary" means any Subsidiary of the  Company
(a) substantially all of the property of which is located within the continental United States of America and (b) which itself, or together with the Company and/or one or more other Restricted Subsidiaries, owns a Principal Property.

     "Sale-Leaseback  Transaction" has the meaning  specified  in
Section 9.02.

     "S&P" means Standard & Poor's or any successor to the rating agency business thereof.

     "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors (or others performing a comparable function) of such corporation is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Subsidiary Guaranty" means a guaranty in the form attached as Exhibit 8.13(a).

     "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

       sf-712846                   13


     "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap
Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

     "Taxes" has the meaning specified in Section 4.05(a).

     "Total Assets" means, at any date, without duplication, the total consolidated assets of the Company and its Subsidiaries, as determined in accordance with GAAP.

     "Total Liabilities" means, at any date, without duplication, the total consolidated liabilities of the Company and its Subsidiaries, determined in accordance with GAAP.

     "Tranche A Bid Loan" means a Loan made by a Lender to the Company pursuant to subsection 2.03(a) and may be a Base Rate Bid
Loan or a Fixed Rate Bid Loan.

     "Tranche A Commitment" means for each Lender, as the context may require, (a) the amount in dollars set forth on Schedule 1.01(a) opposite the name of such Lender under the heading "Tranche A Commitments" or as otherwise set forth in any Notice of Assignment, as such amount may be reduced pursuant to
Section 2.06 or as a result of one or more assignments pursuant to Section 12.08; or (b) the obligation of such Lender to extend credit to the Company hereunder in the amount specified in the immediately preceding clause (a).

     "Tranche  A  L/C Obligations" means at any time the  sum  of
(a) the aggregate undrawn amount of all Tranche A Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Tranche A Letters of Credit, including all outstanding L/C Borrowings made on account of Tranche A Letters of Credit.

     "Tranche  A  Letter of Credit" means any  letter  of  credit
Issued by the Issuing Bank pursuant to Article 3 and allocated in the Company's request therefor to the Tranche A Commitments.

     "Tranche   A   Loan"   has   the  meaning   set   forth   in
subsection 2.01(a).

     "Tranche A Termination Date" means July 20, 2000.

     "Tranche B Bid Loan" means a Loan made by a Lender to the Company pursuant to subsection 2.03(b) and may be a Base Rate Bid
Loan or a Fixed Rate Bid Loan.

     "Tranche B Commitment" means for each Lender, as the context may require (a) the amount in dollars set forth on Schedule
1.01(a) opposite the name of such Lender under the heading "Tranche B Commitments" or as otherwise set forth in any Notice of Assignment, as such amount may be reduced pursuant to
Section 2.06 or as a result of

       sf-712846                   14


one or more assignments pursuant to Section 12.08; or (b) the obligation of such Lender to extend credit to the Company hereunder in the amount specified in the immediately preceding clause (b).

     "Tranche  B  L/C Obligations" means at any time the  sum  of
(a) the aggregate undrawn amount of all Tranche B Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Tranche B Letters of Credit, including all outstanding L/C Borrowings made on account of Tranche B Letters of Credit.

     "Tranche  B  Letter of Credit" means any  letter  of  credit
Issued by the Issuing Bank pursuant to Article 3 and allocated in the Company's request therefor to the Tranche B Commitments.

     "Tranche   B   Loan"   has   the  meaning   set   forth   in
Section 2.01(b).

     "Tranche B Termination Date" means July 22, 2004.

     "Unrestricted  Subsidiary"  means  any  Subsidiary  of   the
Company other than a Restricted Subsidiary.

     "Utilization    Fee"   has   the   meaning   specified    in
Section 4.01(a).

     "Value" means, with respect to a Sale-Leaseback Transaction, as of any particular time, the amount equal to the greater of
(a) the net proceeds of the sale or transfer of the property leased pursuant to such Sale-Leaseback Transaction or (b) the fair value in the opinion of the Board of Directors of the Company of such property at the time of entering into such Sale-Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

     "Welfare Plan" means a "welfare plan", as such term is defined in Section (3)(1) of ERISA.

     1.02 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

1.03 Accounting Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial statements referred to in Sections 8.09(a) and
(b) shall be prepared in accordance with GAAP; provided, however, that all computations determining compliance with Article 8 shall use accounting principles consistent with those applied in the preparation of the financial statements of the Company referred to in Section 6.05(a). The parties hereto agree that to the extent that any change in GAAP affects the calculation of the financial covenant contained herein, the Agent (at the direction of the Required Lenders) and the Company shall negotiate in good faith to amend such financial covenant to account for such changes in GAAP.
1.04 Certain Terms. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

       sf-712846                   15

     The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular Article, Section, paragraph or clause in this Agreement. The word "including" when used herein is not intended to be exclusive and means "including, without limitation." References herein to an Article, Section, paragraph or clause shall refer to the appropriate Article, Section, paragraph or clause in this Agreement.

     Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                            ARTICLE 2
                 AMOUNTS AND TERMS OF THE LOANS

     2.01 Committed Loans.

     (a) Tranche A Loans. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make one or more Committed Loans to the Company on any Business Day during the period commencing on the Closing Date and ending on the Business Day next preceding the Tranche A Termination Date (each such loan, a "Tranche A Loan"), in an aggregate principal amount at any time outstanding which does not exceed such Lender's Tranche A Commitment; provided, however, that after giving effect to any Committed Borrowing of Tranche A Loans, (i) the aggregate principal amount of all Tranche A Loans then outstanding, plus
(ii) the aggregate principal amount of all Tranche A Bid Loans then outstanding, plus (iii) the outstanding Tranche A L/C Obligations shall not exceed the Aggregate Tranche A Commitments.
Any principal amount of the Tranche A Loans which is repaid or prepaid by the Company may be reborrowed within the limitations set forth in this Section 2.01(a).

    (b) Tranche B Loans. Each Lender severally agrees, on the terms and subject to the conditions hereinafter set forth, to make one or more Committed Loans to the Company on any Business Day during the period commencing on the Closing Date and ending on the Business Day next preceding the Tranche B Termination Date (each such loan, a "Tranche B Loan"), in an aggregate principal amount at any time outstanding which does not exceed such Lender's
Tranche B Commitment.; provided, however, that after giving effect to any Committed Borrowing of Tranche B Loans, (i) the aggregate principal amount of all Tranche B Loans then outstanding, plus (ii) the aggregate principal amount of all Tranche B Bid Loans then outstanding, plus (iii) the outstanding Tranche B L/C Obligations shall not exceed the Aggregate Tranche
B Commitments. Any principal amount of the Tranche B Loans which is repaid or prepaid by the Company may be reborrowed within the limitations set forth in this Section 2.01(b).

       sf-712846                   16

     2.02 Procedure for Committed Borrowings.

     (a) Each Committed Borrowing shall be made on notice, delivered by the Company to the Agent not later than 12:00 noon (New York City time) at least (i) four Business Days prior to the date of such proposed Borrowing, in the case of Eurodollar Loans, and
(ii) one Business Day prior to the date of such proposed Borrowing, in the case of Reference Rate Loans. Each such notice of a Committed Borrowing (a "Notice of Borrowing") shall be irrevocable and shall be delivered by facsimile, in substantially the form of Exhibit 2.02(a), specifying therein:

               (i) the date of such Borrowing, which shall be a Business Day;

              (ii) the amount of such Borrowing which, in the case of a Borrowing of Eurodollar Loans, shall be in the amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof and, in the case of a Borrowing of Reference Rate Loans, shall be in the amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof and shall not, in any case, exceed the unused Aggregate Tranche A Commitments or Aggregate Tranche B Commitments, as applicable, set forth in Section 2.01(a) or (b), respectively, on the date such Borrowing is made (after giving effect to each payment and prepayment made on such date);

                (iii)      whether such Borrowing  is  to  be  of
     Tranche A Loans or Tranche B Loans;

                (iv) whether such Borrowing is to be comprised of Eurodollar Loans or Reference Rate Loans; and

                (v) if such Borrowing is to be comprised of Eurodollar Loans, the duration of the initial Interest
     Period applicable to such Loans.

If the Notice of Borrowing shall fail to specify the duration of the initial Interest Period for any Committed Borrowing comprised of Eurodollar Loans, such Interest Period shall be one month.

     (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender thereof and of the amount of such Lender's share of such Borrowing determined on the basis of such Lender's Commitment Percentage. Each Lender shall make available to the Agent the amount of its ratable share of such Borrowing in the manner and at the time set forth in Section 4.04(a).

     (c) After giving effect to any Committed Borrowing, there shall not be more than seven different Interest Periods in effect.

(d) Unless any applicable condition specified in Article 7 has not been satisfied or waived, the Agent will make the funds received from the Lenders promptly available to the Company by crediting the account of the Company on the books of Bank of America, or such other account as shall have been specified by the Company, with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.
     2.03 Bid Borrowings.

       sf-712846                   17


     (a)   In  addition  to  Committed  Borrowings  pursuant   to
Section 2.01, each Lender severally agrees that the Company may, as set forth in Section 2.04, from time to time on any Business Day during the period commencing on the Closing Date and ending on the Business Day next preceding the Tranche A Termination Date request the Lenders to submit offers to make Tranche A Bid Loans to the Company; provided, however, that the Lenders may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a)(i) the aggregate principal amount of all Tranche A Bid Loans made by all Lenders then outstanding plus (ii) the aggregate principal amount of all Tranche A Loans then outstanding plus (iii) the outstanding
Tranche  A  L/C  Obligations exceed (b) the Aggregate  Tranche  A
Commitments.

     (b)   In  addition  to  Committed  Borrowings  pursuant   to
Section 2.01, each Lender severally agrees that the Company may, as set forth in Section 2.04, from time to time on any Business Day during the period commencing on the Closing Date and ending on the Business Day next preceding the Tranche B Termination Date request the Lenders to submit offers to make Tranche B Bid Loans to the Company; provided, however, that the Lenders may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a)(i) the aggregate principal amount of all Tranche B Bid Loans made by all Lenders then outstanding plus (ii) the aggregate principal amount of all Tranche B Loans then outstanding plus (iii) the outstanding
Tranche  B  L/C  Obligations exceed (b) the Aggregate  Tranche  B
Commitments.



     2.04 Procedure for Bid Borrowings.

     (a) The Company may request a Bid Borrowing hereunder by delivering to the Agent by facsimile not later than 11:00 a.m. (New York City time) at least (i) four Business Days prior to the date of the proposed Borrowing, in the case of a request for Base Rate Bid Loans, and (ii) two Business Days (or, in the event the Company desires that Competitive Bids be furnished on the date of the proposed Bid Borrowing, one Business Day) prior to the date of the proposed Bid Borrowing in the case of a request for Fixed Rate Bid Loans, a solicitation for Bid Loans (a "Competitive Bid Request"), in substantially the form of Exhibit 2.04(a) specifying therein:

               (i) the date of such Bid Borrowing, which shall be a Business Day;

                (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $10,000,000 in excess thereof and shall not, in the case of a Tranche A Bid Borrowing, exceed the Available Tranche A Commitments on the date such proposed Borrowing is made (after giving effect to each payment and prepayment made on such date) or, in the case of a Tranche B Bid Borrowing, exceed the Available Tranche B Commitments on the date such proposed Borrowing is made (after giving effect to each payment and prepayment made on such date);

                (iii) the maturity date or dates for the partial or complete repayment of each Bid Loan to be made as part of such Bid Borrowing (none of which shall occur after the Tranche B Termination Date) and, in the case of each partial repayment, the amount thereof;

       sf-712846                   18

               (iv) whether the Bid Loans requested are Tranche A Bid Loans or Tranche B Bid Loans, and whether the Bid Loans requested are Base Rate Bid Loans or Fixed Rate Bid Loans and, in the case of
     Base Rate Bid Loans, the basis of calculation of such interest rate (the "Base Rate") to be used by the Lenders in determining the rate or rates of interest to be offered by them; and

                (v)  any other terms to be applicable to such Bid
     Borrowing (including the extent to which terms similar to Section 4.05 shall be applicable to such Bid Borrowing).

The Agent shall promptly notify each Lender of its receipt of a Competitive Bid Request by sending such Lender by facsimile a copy of such Competitive Bid Request.

     (b) (i) Each Lender may, in response to a Competitive Bid Request, at its option, irrevocably submit a Competitive Bid containing an offer to make one or more Bid Loans at a rate or rates of interest specified by such Lender in its sole discretion. Each Competitive Bid must be submitted to the Company before 10:00 a.m. (New York City time) (A) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a request for Base Rate Bid Loans, and (B) one Business Day prior to the date of the proposed Bid Borrowing (or, in the event the Company desires that Competitive Bids be furnished on the date of the proposed Bid Borrowing, on the date of such proposed Borrowing), in the case of a request for Fixed Rate Bid Loans.

               (ii) Each Competitive Bid (which shall be by telephone, promptly confirmed in writing) shall specify:

               (A) the minimum amount of each Bid Loan for which such Competitive Bid is being made (which shall be at least $5,000,000) and the maximum amount thereof (which may exceed such Lender's Tranche A Commitment or its Tranche B Commitment);

               (B) the rate or rates of interest per annum offered for each Bid Loan, which, in the case of a Base Rate Bid Loan, shall be expressed as a margin to be added to, or subtracted from, the Base Rate specified by the Company in its Bid Request; and

               (C)   the applicable Lending Office of the quoting
          Lender.

                  (iii)       Any   Competitive   Bid   may    be
     disregarded if it:

               (A) does not specify all of the information required by Section 2.04(b)(ii);

               (B) contains qualifying, conditional or similar language;

               (C) proposes terms other than, or in addition to, those set forth in the applicable Competitive Bid
          Request; or

               (D)    arrives  after  the  time  set   forth   in
          Section 2.04(b)(i).


       sf-712846                   19

     (c) Not later than 11:00 a.m. (New York City time) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a Borrowing of Base Rate Bid Loans, and 11:00 a.m. (New York City time) one Business Day prior to the date of the proposed Bid Borrowing (or, in the event the Company desires that Competitive Bids be furnished on the date of the proposed Bid Borrowing, on the date of such proposed Borrowing), in the case of a Borrowing of Fixed Rate Bid Loans, the Company shall either

               (i) cancel such Bid Borrowing by giving the Agent and the Lenders notice thereof (which notice may be given by telephone and confirmed in writing by facsimile) or

                (ii) accept one or more of the offers made by any Lender or Lenders pursuant to Section 2.04(b), in its sole discretion, by giving notice (which notice may be given by telephone, confirmed in writing by facsimile) to such Lenders of the amount of each Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by such Lender for such Bid Loan pursuant to
     Section 2.04(b)) to be made by each such Lender as part of such Bid Borrowing, and reject any remaining offers made by giving the Lenders notice (which notice may be given by telephone, confirmed in writing by facsimile) to that effect; provided, however, that to the extent that the Company elects to accept one or more Competitive Bids submitted by Lenders for a given Interest Period, the Company shall accept such Competitive Bids on the basis of ascending interest rates; and, provided, further, that in the event the Company does not, before the time stated above, either cancel the proposed Bid Borrowing pursuant to
     Section 2.04(c)(i) or accept one or more of the offers pursuant to this Section 2.04(c)(ii), such Bid Borrowing shall be deemed cancelled and provided, further, that in the event the Company accepts one or more of the offers pursuant to this Section 2.04(c)(ii) but does not expressly reject the remaining offers, such offers shall be deemed rejected. The Company shall promptly notify the Agent of the date and amount of any proposed Bid Borrowing.

     (d) For purposes of Sections 2.01, 2.06 and 4.01(a), each outstanding Bid Loan shall be deemed to utilize the Tranche A Commitments of each Lender, in the case of Tranche A Bid Loans, or the Tranche B Commitments of each Lender, in the case of Tranche B Bid Loans, whether or not such Lender has made such Bid Loan, by an amount equal to such Lender's Commitment Percentage times the amount of such Bid Loan.

     2.05 Evidence of Indebtedness.

     (a) Each Lender, with respect to amounts payable to it hereunder, and the Agent, with respect to all amounts payable hereunder in respect of Committed Borrowings, shall maintain on its books in accordance with its usual practice, loan accounts and control accounts, respectively, setting forth each Committed Loan and, in the case of each Lender having made a Bid Loan, each such Bid Loan, the applicable interest rate and the amounts of principal, interest and other sums paid and payable by the Company from time to time hereunder with respect thereto; provided, however, that the failure by any Lender to record any such amount on its books shall not affect the obligations of the Company with respect thereto. In the case of any dispute, action or proceeding relating to any amount payable hereunder, the entries in each such account shall be prima facie evidence of

       sf-712846                   20


such amount, absent manifest error. In case of any discrepancy between the entries in the Agent's books and any Lender's books, such Lender's books shall be considered correct in the absence of manifest error.

     (b) Notwithstanding the foregoing, if any Lender shall so request for purposes of Section 12.08(a)(iii), the obligation to repay the Committed Loans shall also be evidenced by a promissory note in the form of Exhibit 2.05(b).

(c) The obligation to repay a Bid Loan shall also, if so requested by the Lender making such Bid Loan in its Competitive
Bid, be evidenced by a promissory note in the form of Exhibit
2.05(c).
     2.06 Optional Reduction of the Commitments.

        The Company shall have the right, upon at least four Business Days' prior notice to the Agent (which notice shall be irrevocable), at any time permanently to terminate the remaining Commitments in whole or reduce ratably in part the unused portions of the Commitments of the Lenders, allocated between Tranche A Commitments or Tranche B Commitments, as the Company may elect; provided, however, that each partial reduction shall be in the aggregate amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof. No reduction in the Commitments shall reduce the L/C Commitment until the aggregate Commitments are reduced to $150,000,000, after which each reduction in the Commitments shall reduce the L/C Commitment dollar for dollar. The Agent shall promptly notify each Lender of its receipt of any notice under this Section 2.06.

     2.07 Repayment.

     (a) The Committed Loans. The Company agrees to repay to the Agent for the account of the Lenders the outstanding principal amount of all Tranche A Loans on the Tranche A Termination Date. The Company agrees to repay to the Agent for the account of the Lenders the outstanding principal amount of all Tranche B Loans on the Tranche B Termination Date.

     (b) The Bid Loans. The Company agrees to repay to each Lender which has made a Bid Loan on the maturity date of such Bid Loan (as each such maturity date shall have been specified by the Company in the applicable Competitive Bid Request pursuant to Section 2.04(a)(iii)) the unpaid principal amount of such Bid Loan then due and payable (each such amount being as specified for such date in such Competitive Bid Request pursuant to Section 2.04(a)(iii)).

     2.08 Optional Prepayments.

     (a) Subject to Section 5.06(a), the Company may, upon (i) at least four Business Days' prior notice to the Agent, in the case of a prepayment of Eurodollar Loans, and (ii) at least one Business Day's prior notice to the Agent, in the case of a prepayment of Reference Rate Loans, stating the proposed date and aggregate principal amount of the prepayment, prepay, ratably
among   the   Lenders   in  accordance  with   their   Commitment
Percentages, the outstanding principal amount of the Committed Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

       sf-712846                   21

     (b) Each partial prepayment of Committed Loans shall, in the case of Eurodollar Loans, be in the aggregate principal amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof, and, in the case of Reference Rate Loans, be in the aggregate principal amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof; provided, however, that, if the aggregate amount of Eurodollar Loans comprised in the same Committed Borrowing would be reduced as a result of any voluntary prepayment to an amount less than $20,000,000, such Eurodollar Loans shall automatically convert into Reference Rate Loans on the last day of the then current Interest Period.

(c) If a notice of prepayment is given, such notice shall be irrevocable and the principal amount stated in such notice, together with accrued interest thereon and any amount payable pursuant to Section 5.06(a), shall be due and payable on the date specified in such notice. The Agent shall promptly notify each Lender of its receipt of any notice of prepayment under this
Section 2.08.

(d)  Bid Loans may not be prepaid.

     2.09 Interest.

     (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full, at the option of the Company, as set forth in its Notice of Borrowing or in its Notice of Conversion/Continuation,

               (i) if such Loan is a Reference Rate Loan, at a rate per annum equal to the Adjusted Reference Rate; or

                (ii) if such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of (A) LIBOR plus (B) the applicable margin, as follows:

                Debt Rating                      Applicable Margin
                                                on Eurodollar Loans
       Moody's               S&P         Tranche A Loans / Tranche  B Loans
     Baal higher   or     BBB+ or higher             0.525% / 0.500%
     Baa2          or     BBB                        0.625% / 0.600%
     Baa3          or     BBB-                       0.725% / 0.700%
     Bal           or     BB+                        1.075% / 1.050%
     Ba2 or lower and     BB or lower                1.275% / 1.250%

provided, however, that if at any time no Debt Rating is available, the applicable margin shall be 1.275% per annum for Tranche A Loans and 1.250% per annum for Tranche B Loans.

     (b) Any change in the applicable margin due to a change in the applicable Debt Rating shall be effective on the effective date of such change in the applicable Debt Rating and shall apply to all Eurodollar Loans that are outstanding at any time during the period commencing on the effective date of such change in applicable Debt Rating and ending on the date immediately preceding the effective date of the next such change in

       sf-712846                   22


applicable Debt Rating. In the event of a split rating, the higher rating will apply; if the Debt Ratings are split by more than one level, one level above the lower rating will apply.

     (c) Accrued interest shall be paid on each Interest Payment Date (and, after maturity, on demand), on the date of repayment or prepayment of any Committed Loan on the amount repaid or prepaid and, in the case of any Reference Rate Loan, on each date such Loan is converted into a Eurodollar Loan.

(d) The Company shall pay to each Lender which has made a Bid Loan interest on the unpaid principal amount of such Bid Loan from the date when made until paid in full, on each Interest Payment Date (and, after maturity, on demand), at the rate of interest specified by such Lender in its Competitive Bid pursuant to Section 2.04(b)(ii)(B).
     2.10 Default Interest.

        During the continuation of any Event of Default pursuant to Section 10.01(a), the Company shall pay interest (after as well as before judgment to the extent permitted by law) on the principal amount of all Committed Loans outstanding and on all other Obligations of the Company due and unpaid (other than Bid Loans), at a rate per annum which is determined by increasing the interest rate then in effect by 2% per annum for the principal amount of the Eurodollar Loans outstanding and at a rate per annum equal to the Adjusted Reference Rate plus 2% for any other Obligation due hereunder (other than Bid Loans).

     2.11 Continuation and Conversion Elections for Committed Loans.

     (a)   The Company may upon irrevocable written notice to the
Agent:

               (i) elect to convert, on any Business Day, all or any portion of outstanding Reference Rate Loans (in the aggregate amount of $20,000,000 or an integral multiple of $10,000,000 in excess thereof) into Eurodollar Loans;

                (ii) elect to convert, on the last day of any Interest Period therefor, all or any portion of outstanding Eurodollar Loans comprising the same Borrowing (in the aggregate amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof) into Reference Rate Loans; or

                (iii)      elect to continue, on the last day  of
     any Interest Period therefor, any Eurodollar Loans;

provided, however, that if the aggregate amount of outstanding Eurodollar Loans comprised in the same Borrowing would be reduced as a result of any conversion of part thereof to Reference Rate Loans to an amount less than $20,000,000, such Eurodollar Loans shall automatically convert into Reference Rate Loans on the last day of the Interest Period on which such conversion occurs.

     (b) The Company shall deliver a notice of conversion or continuation (a "Notice of Conversion/Continuation"), in substantially the form of Exhibit 2.11(b), to the Agent not later than 12:00 noon (New York City time) (i) four Business Days prior to the proposed date of conversion or continuation, if the Committed Loans or any portion thereof are to be converted into or continued as Eurodollar Loans, and (ii) one Business Day prior

       sf-712846                   23


to the proposed date of conversion, if the Committed Loans or any portion thereof are to be converted into Reference Rate Loans.

Each such Notice of Conversion/Continuation shall be irrevocable and shall be made by facsimile, specifying therein:

               (i)  the proposed date of conversion or continuation;

               (ii) the aggregate amount of Committed Loans to be converted or continued;

               (iii)     whether such Committed Loans are Tranche
     A Loans or Tranche B Loans; and

                (iv)  the  duration  of the  applicable  Interest
     Period if such Committed Loans are Eurodollar Loans.

     (c) If, on the fourth Business Day prior to the expiration of any Interest Period applicable to Eurodollar Loans, the Company shall have failed to select a new Interest Period to be applicable to such Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans into Reference Rate Loans effective as of the last day of such Interest Period.

(d) Upon receipt of a Notice of Conversion/Continuation, the Agent shall promptly notify each Lender thereof. All conversions and continuations shall be made ratably among the Lenders based on their Commitment Percentages of the Committed Loans with respect to which such notice was given.
(e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Committed Loans, there shall not be more than seven different Interest Periods for Committed Loans in effect.

                            ARTICLE 3
                      THE LETTERS OF CREDIT

     3.01 The Letter of Credit Subfacility.

     (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Tranche A Termination Date to issue Tranche A Letters of Credit for the account of the Company, and to amend or renew Tranche A Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d),
(B)  from time to time on any Business Day during the period from the Closing Date to the Tranche B Termination Date to issue Tranche B Letters of Credit for the account of the Company, and to  amend or renew Tranche B Letters of Credit previously  issued by  it,  in accordance with subsections 3.02(c) and 3.02(d),  and
(C)  to  honor drafts under the Letters of Credit; and  (ii)  the
Lenders   severally   agree  to  purchase  an   irrevocable   and
unconditional participation in each

       sf-712846                   24

Letter of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date"), after giving effect to any requested Loans,
(A) (1) the aggregate principal amount of all Tranche A Loans then outstanding plus (2) the aggregate principal amount of all Tranche A Bid Loans then outstanding plus (3) the outstanding
Tranche A L/C Obligations exceeds the Aggregate Tranche A Commitments; (B) (1) the aggregate principal amount of all Tranche B Loans then outstanding plus (2) the aggregate principal amount of all Tranche B Bid Loans then outstanding plus (3) the outstanding Tranche B L/C Obligations exceeds the Aggregate Tranche B Commitments; or (C) the total amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

           (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

                     (i)   any order, judgment or decree  of  any
     Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                     (ii)  the Issuing Bank has received  written
     notice from any Lender, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article 7 is not then satisfied;

                     (iii)      the expiry date of any  requested
     Letter of Credit is (A) more than one year after the date of Issuance, unless the Required Lenders have approved such expiry date in writing, (B) after the Tranche A Termination Date, in the case of a Tranche A Letter of Credit, unless all of the Lenders have approved such expiry date in writing, or (C) after the Tranche B Termination Date, in the case of a Tranche B Letter of Credit, unless all of the Lenders have approved such expiry date in writing;

                     (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

       sf-712846                   25

                     (v)  any requested Letter of Credit does not
     provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                     (vi) any standby Letter of Credit is for the purpose of supporting the Issuance of any Letter of Credit by any other Person; or

                     (vii)     such Letter of Credit is in a face
     amount less than $100,000 or is denominated in a currency other than dollars.

     3.02 Issuance, Amendment and Renewal of Letters of Credit.

     (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of
issuance.   Each such request for issuance of a Letter of  Credit
shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a  Business  Day); (ii) the face amount of the Letter of  Credit;
(iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to
be   presented  by  the  beneficiary  in  case  of  any   drawing
thereunder;  (vii)  whether  such  Letter  of  Credit  should  be
allocated  to  the  Tranche  A  Commitments  or  the  Tranche   B
Commitments; and (viii) such other matters as the Issuing Bank may require.

(b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (i) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(b)(iii) as a result of the limitations set forth in clauses (A) through (C) thereof or subsection 3.01(b)(ii); or
(ii) that one or more conditions specified in Article 7 are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.
(c) From time to time while a Letter of Credit is outstanding and prior to the Tranche A Termination Date (in the case of Tranche A Letters of Credit) or the Tranche B Termination Date (in the case of Tranche B Letters of Credit), the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C

       sf-712846                   26


Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the
proposed  amendment  to  the Letter of Credit.   The  Agent  will
promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

     (d) The Issuing Bank and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Tranche A Termination Date (in the case of Tranche A Letters of Credit) or the Tranche
B  Termination Date (in the case of Tranche B Letters of Credit), at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an
L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be  under  no  obligation so to renew any Letter  of  Credit  if:
(A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the
Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(d) upon the request of the Company but the
Issuing   Bank   shall  not  have  received  any  L/C   Amendment
Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall (unless such renewal would cause the expiry date thereof to extend beyond the Tranche A Termination Date, in the case of a Tranche A Letter of Credit, or the Tranche B Termination Date, in the case of a Tranche B Letter of Credit) nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

(e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Tranche A Termination Date, in the case of a Tranche A Letter of Credit, or in order to cause the expiry date of such Letter of Credit to be a date not later than the Tranche B Termination Date, in the case of a Tranche B Letter of Credit.

       sf-712846                   27

     (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

     (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.03 Role of the Issuing Bank.

     (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in subsections 3.04(a) through (g); provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.04 Obligations Absolute.

        The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving

       sf-712846                   28


Loans, shall be unconditional and irrevocable, and shall be  paid strictly in accordance with the terms of this Agreement and  each
such   other   L/C-Related  Document  under  all   circumstances,
including the following:

     (a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-
Related Documents;

     (c) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

     (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

    (e) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

    (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

    (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     3.05 Cash Collateral Pledge.

     Upon  the  request  of  the Agent or the  Required  Lenders,
(a) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, (b) if, as of the Tranche A Termination Date, any Tranche A Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or
(c) if, as of the Tranche B Termination Date, any Tranche B Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

     3.06 Letter of Credit Fees.

       sf-712846                   29


     (a) The Company shall pay to the Agent for the account of each of the Lenders a letter of credit fee with respect to the Tranche
A Letters of Credit equal to the applicable margin above LIBOR then in effect under Section 2.09 for Tranche A Eurodollar Loans for each day such Tranche A Letters of Credit are outstanding, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and based upon Tranche A Letters of Credit outstanding for that quarter as calculated by the Agent. The Company shall pay to the Agent for the account of each of the Lenders a letter of credit fee with respect to the Tranche B Letters of Credit equal to the applicable margin above LIBOR then in effect under Section 2.09 for Tranche B Eurodollar Loans for each day such Tranche B Letters of Credit are outstanding, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and based upon Tranche B Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Tranche B Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Tranche A Termination Date (or such later expiration date), in the case of Tranche A Letters of Credit and on the Tranche B Termination Date (or such later expiration date), in the case of Tranche B Letters of Credit.

     (b) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to 0.125% of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

     (c) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to standby letters of credit as from time to time in effect.

     3.07 International Standby Practices.

     The International Standby Practices as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                            ARTICLE 4
                      FEES; PAYMENTS; TAXES

     4.01 Fees.

     (a)  Utilization Fee.

     The Company shall pay to the Agent for the account of each Lender a utilization fee ("Utilization Fee") on the actual daily aggregate principal amount of such Lender's Committed Loans then outstanding hereunder with respect to each day on which the principal amount of all Committed Loans then outstanding is equal to or exceeds 33% of the aggregate Commitments (each such day a "Utilization Fee Day"). Such fee shall be computed with respect to each Utilization Fee Day at a rate equal to 0.125% per annum, and shall accrue with respect to each Utilization Fee Day occurring on and after the Closing Date to the later to occur of
(A) the Tranche B Termination Date and (B) the date on which all

       sf-712846                   30


Loans and interest thereon are paid in full and the Commitments hereunder terminated, and, to the extent accrued during such period, shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter (commencing on September 30, 1999) through the later to occur of (X) the Tranche B Termination Date and (Y) the date on which all Loans, L/C
Obligations and interest thereon are paid in full and the Commitments hereunder terminated, with the final payment to be made on the latest to occur of such dates.

     (b)  Facility Fee.

               (i) The Company agrees to pay to the Agent for the account of each Lender, a facility fee from the Closing Date until the Tranche B Termination Date at a rate per annum times the Tranche A Commitment and the Tranche B Commitment of such Lender (regardless of utilization thereof) as follows:

                  Debt Rating                   Facility Fee

     Moody's               S&P             Tranche A / Tranche B
     Baal higher     or    BBB+ or higher     0.100% / 0.125%
     Baa2            or    BBB                0.125% / 0.150%
     Baa3            or    BBB-               0.150% / 0.175%
     Bal             or    BB+                0.175% / 0.200%
     Ba2 or lower    and   BB or lower        0.225% / 0.250%

     provided, however, that if at any time no Debt Rating is available, the facility fee shall be 0.225% per annum for
     Tranche A Commitments and 0.250% per annum for Tranche B Commitments. In the event of a split rating, the higher rating will apply; if the Debt Ratings are split by more than one level, one level above the lower rating will apply.

               (ii) The facility fee shall be payable (A) quarterly in arrears on the last Business Day of each calendar quarter, commencing with the calendar quarter ending on September 30, 1999, (B) on any date of reduction or termination of the Commitments and (C) on the Tranche B Termination Date.

     (c)  Agency Fee.

     The Company agrees to pay to the Agent for its account an agency fee in such amounts and at such times as are set forth in the Fee Letter.

     4.02 Computation of Interest, Fees.

     (a) All computations of interest payable in respect of Reference Rate Loans shall be made on the basis of a year of 365 days or
366  days,  as  the  case may be, and actual days  elapsed.   All
computations of interest in respect of Eurodollar Loans and Bid Loans and all computations of fees under this Agreement shall be made on the basis of a year of 360 days and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of

       sf-712846                   30


manifest  error.   The  Agent, upon  determining  LIBOR  for  any
Interest Period, shall promptly notify the Company and the Lenders thereof.

     4.03 Payments by the Company.

     (a) The Company shall make each payment hereunder not later than 1:00 p.m. (New York City time) on the day when due (i) in respect of any Committed Loan, to the Agent or (ii) in respect of any Bid Loan, to the Lender which made such Bid Loan, without defense, setoff or counterclaim, in dollars and in immediately available funds to such account in the continental United States of America as the Agent shall specify from time to time by notice to the Company or, in the case of a Bid Loan made by a Lender, to the Lending Office of such Lender. The Agent will promptly after receiving any payment in respect of any Committed Loan from the Company cause to be distributed like funds to the Lenders ratably based on their Commitment Percentages (other than amounts payable to any Lender or any amounts payable pursuant to Section 3.05, 4.02, 4.03, 4.04, 4.05 or 4.06) for the account of their respective Lending Offices. Any payment which is received by the Agent later than 1:00 p.m. (New York City time), as confirmed by Federal Reserve wire number, shall be deemed to have been received on the immediately succeeding Business Day.

     (b) Whenever any payment of a Committed Loan (and, unless otherwise stated in the relevant Competitive Bid Request, a Bid
Loan) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of principal of or interest on Eurodollar Loans to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.

     (c) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.
If and to the extent the Company shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand the excess of the amount distributed to such Lender over the amount, if any, paid by the Company for the account of such Lender, together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent; provided, however, that if any Lender shall fail to repay such amount within three Business Days after demand therefor, such Lender shall, from and after such third Business
Day until payment is made to the Agent, pay interest thereon at a rate per annum equal to the sum of the Adjusted Reference Rate plus 1%.

     4.04 Payments by the Lenders.

     (a) Not later than 12:00 noon (New York City time) on the date of each proposed Committed Borrowing, each Lender shall make available to the Agent to such account as the Agent shall specify

       sf-712846                   32


from time to time in immediately available funds for the account of the Company, the amount of such Lender's Commitment Percentage of such Borrowing.

     (b) Unless the Agent shall have received notice from a Lender at least one Business Day prior to the date of any proposed Committed Borrowing that such Lender will not make available to the Agent for the account of the Company, the amount of such Lender's Commitment Percentage of such Borrowing, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Borrowing, and the Agent may, in reliance upon such assumption, make available to the Company on such  date  a  corresponding amount.  If and to  the  extent  any
Lender shall not have made such full amount available to the Agent, and the Agent in such circumstances makes available to the Company such amount, such Lender shall, within two Business Days following the date of such Borrowing, make such amount available to  the  Agent, together with interest thereon for each day  from and including the date of such Borrowing, at a rate per annum equal to the Federal Funds Rate. If such amount is so made available, such payment to the Agent shall constitute such Lender's Committed Loan on the date of such Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent within two Business Days following the date of such Borrowing, the Agent shall notify the Company of such failure to fund, and, on the third Business Day following the date of such Borrowing, the Company shall pay to the Agent such amount, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate  applicable  at  the  time  to  the  Loans  comprising  such
Borrowing.   Nothing  contained in  this  Section  4.04(b)  shall
relieve any Lender which has failed to make available its Commitment Percentage of any Committed Borrowing hereunder from its obligation to do so in accordance with the terms hereof.

     (c) The failure of any Lender to make any Committed Loan on the date of any Committed Borrowing shall not relieve any other
Lender of its obligation, if any, hereunder to make a Committed
Loan on the date of such Borrowing pursuant to the provisions contained herein, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Committed Borrowing.

     (d) If the Company accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.04(c)(ii), each such Lender which is to make a Bid Loan as part of any Bid Borrowing shall before 12:00 noon (New York City time) on the date of such proposed Bid Borrowing (or before 2:00 p.m. (New York City time) on the date of such Bid Borrowing in the case of a Fixed
Rate Bid Loan) make available to the Company at such Lender's
Lending Office such Lender's portion of such Bid Borrowing in immediately available funds. The Company will promptly notify the Agent of the total amount of Bid Loans made in connection with such Bid Borrowing, each date on which all or any part of such Bid Loans shall mature and the principal amount which shall mature on each such date, and the Agent will, in turn, promptly notify each Lender of the amount of such Bid Borrowing and the relevant maturity date or dates of the Bid Loans comprised in such Bid Borrowing.

     4.05 Taxes.

     (a) Subject to Section 4.05(g), any and all payments by the Company to the Agent for its account and for the account of any

       sf-712846                   33

Lender under this Agreement (other than on account of a Bid Loan, except to the extent otherwise specified as being applicable to any such Bid Loan) shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto incurred in connection with any Borrowing pursuant to this Agreement, excluding (i) such taxes (including income taxes or franchise taxes or branch profit taxes) as are imposed on or measured by such Lender's or the Agent's, as the case may be, net income and (ii) such taxes as are imposed by a jurisdiction other than the United States of America or any political subdivision thereof and that would not have been imposed but for the existence of a connection between such Lender or the Agent and the jurisdiction imposing such taxes (other than a connection arising principally by reason of this Agreement) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

     (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other sales, excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (other than on account of a Bid Loan, except to the extent otherwise specified as being applicable to any such Bid Loan) or any other Loan Document (hereinafter referred to as "Other Taxes").

      (c) Subject to Section 4.05(g), the Company agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 4.05) paid by such Lender or the Agent, as the case may be, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that each Lender and the Agent agree to contest in good faith in cooperation with the Company any Taxes or Other Taxes that such Lender or the Agent, as the case may be, in consultation with the Company has determined have been incorrectly asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

      (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then, subject to
Section 4.05(g),
               (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
     Section 4.05), such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

               (ii) the Company shall make such deductions; and

                (iii)      the Company shall pay the full  amount
     deducted  to  the  relevant  taxation  authority  or   other
     authority in accordance with applicable law.

       sf-712846                   34

     (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes under this Section 4.05, the Company will furnish to the Agent, for the account of each Lender receiving a payment from which Taxes or Other Taxes were deducted, the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Agent.

     (f) Each Lender that is other than a United States Person as defined in the Code hereby agrees that:
               (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to
     Section 12.08 after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Agent (two
     (2) originals) and to the Company (one (1) original):

               (A) if its Lending Office is located in the United States of America, accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224") and Internal Revenue Service Form W-9 or any successor thereto ("Form W-9"), and/or

               (B) if its Lending Office is located outside the United States of America, accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001") and Internal Revenue Service Form W-8 or any successor thereto ("Form W-8");

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Offices under this Agreement free from withholding of United States Federal income tax;

               (ii) if at any time such Lender changes its Lending Office or Offices or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Agent (two originals) and to the Company (one original) in replacement for the forms previously delivered by it hereunder:

               (A) if such changed or additional Lending Office is located in the United States of America, accurate and complete signed originals of Form 4224 and Form
          W-9; or

               (B) otherwise, accurate and complete signed originals of Form 1001 and Form W-8,

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax;

                (iii)     it shall, before or promptly after  the
     occurrence of any event (including the passing of time  and,
     as   provided   above,   any  event  mentioned   in   clause
     (ii)) requiring a

       sf-712846                   35


     change in the most recent Form 4224, Form W-9, Form 1001 or Form W-8 previously delivered by such Lender and if no change in law shall have occurred since the date of delivery of such most recent form that would make the delivery of replacement forms hereunder unlawful, deliver to the Agent (two originals) and to the Company (one original) accurate and complete signed originals of Form 4224 and Form W-9 or Form 1001 and Form W-8 (or any successor forms) in replacement for the forms previously delivered by such Lender; and

               (iv) it shall, promptly upon the request of the Company
     to that effect, deliver to the Agent and the Company such other accurate and complete forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such
     Lender's  tax  status  for  withholding  purposes   or   may
     otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement.

     (g) The Company shall not be required to pay any amounts pursuant to Section 4.05(a), 4.05(b), 4.05(d), or 4.05(i) to any Lender for the account of any Lending Office of such Lender in respect of any sum payable hereunder:

               (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 3.05(f) in respect of such Lending Office;

                (ii) if such Lender shall have delivered to the Agent a Form 4224 and a Form W-9 in respect of such Lending Office pursuant to Section 4.05(f)(i)(A), 4.05(f)(ii)(A) or 4.05(f)(iii) and such Lender shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payment of such sum by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224 and Form W-9; provided, however, that if, notwithstanding such change in law, a Lender would be legally able to provide such other forms or information as would reduce or eliminate United States withholding taxes applicable to payments made hereunder, such Lender shall, if requested by the Company, timely provide such forms or other information to the Company, and the Company shall not be required to pay any amounts pursuant to Section 4.05(a), 4.05(c) or 4.05(d) to the extent such amount would not have been owed but for a failure of such Lender to comply with its obligations under this proviso; or

                (iii)     if such Lender shall have delivered  to
     the Company a Form 1001 and a Form W-8 in respect of such Lending Office pursuant to Section 4.05(f)(i)(B), 4.05(f)(ii)(B) or 4.05(f)(iii) and such Lender shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payment of such sum by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or

       sf-712846                   36


     regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001 and Form W-8; provided, however, that if, notwithstanding such change in law, a Lender would be legally able to provide such other forms or information as would reduce or eliminate United States withholding taxes applicable to payments made hereunder, such Lender shall, if requested by the Company, timely provide such forms or other information to the Company, and the Company shall not be required to pay any amounts pursuant to Sections 4.05(a), 4.05(c) or 4.05(d) to the extent such amount would not have been owed but for a failure of such Lender to comply with its obligations under this proviso.

     (h) Each Lender shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this Section 4.05; provided, however, that such efforts shall not include the taking of any actions by a Lender that would result in any tax, cost or other expense to such Lender (other than a tax, cost or expense for which such Lender shall have been reimbursed or indemnified by the Company pursuant to this Agreement or otherwise) or any action which would in the reasonable opinion of such Lender have an adverse effect upon its financial condition, operations, business or properties.

           (i) Each Lender agrees to indemnify the Agent and hold the Agent harmless for the full amount of any and all present or future Taxes, Other Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes or Other Taxes imposed by any jurisdiction on amounts payable to Agent under this Section 4.05(i)) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by the Company pursuant to this Section 4.05, whether or not such Taxes, Other Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent makes written demand therefor.

     4.06 Sharing of Payments, Etc.

     If,  other  than as provided in Sections 3.05,  4.02,  4.03,
4.04, 4.05 or this 4.06, any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of any Committed Loan made by it or, after the occurrence and during the continuation of an Event of Default pursuant to Section 10.01(a), in respect of any Obligation owing to it (including with respect to any Bid
Loan), in excess of its Commitment Percentage of payments on account of the Committed Loans or, after the occurrence and during the continuation of an Event of Default pursuant to
Section 10.01(a), in excess of its pro rata share of all Obligations, such Lender shall forthwith purchase from the other Lenders such participations in the Committed Loans made by them or, after the occurrence and during the continuation of an Event of Default pursuant to Section 10.01(a), in all Obligations owing to them, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders according to their Commitment Percentages or, after the occurrence and during the continuation of an Event of Default pursuant to Section 10.01(a), their pro rata shares of all Obligations then owing to them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase by such Lender from each other Lender shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such paying Lender's pro rata share (according to the proportion of (a) the amount of such paying Lender's required

       sf-712846                   37


repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this Section 4.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.06 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
Section 4.06 to share in the benefits of any recovery on such secured claim.

                            ARTICLE 5
                 CHANGES IN CIRCUMSTANCES; ETC.

     5.01 Eurodollar Rate Protection.

     If with respect to any Interest Period for Eurodollar Loans, , either (a) the Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period; or (b) by the first day of such Interest Period, the Required Lenders notify the Agent that LIBOR for such Interest Period will not adequately reflect the cost to the Required Lenders of making such Eurodollar Loans or funding or maintaining their respective
Eurodollar Loans for such Interest Period, the Agent shall forthwith so notify the Company and the Lenders, whereupon the obligations of the Lenders to make or continue Loans as Eurodollar Loans or to convert Reference Rate Loans into Eurodollar Loans shall be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist and any then outstanding Eurodollar Loans shall at the end of the then current Interest Period for such Loans be converted into Reference Rate Loans.

     5.02 Additional Interest on Eurodollar Loans.

     The  Company  shall pay to each Lender, on  demand  of  such
Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Loan of such Lender from the date such Eurodollar Loan is made until such principal amount is paid in full, at a rate per annum equal at all times to the remainder obtained by subtracting (a) LIBOR for the Interest Period for such Eurodollar Loan from (b) the rate obtained by dividing such LIBOR by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each Interest Payment Date for such Eurodollar Loan.

     5.03 Increased Costs.

     If, due to either (a) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements covered by Section 5.02) in or in the interpretation of any law or regulation after the date hereof (except to the extent such introduction, change or interpretation affects Taxes or Other Taxes) or (b) the compliance with any guideline or request issued after the date hereof (except to the extent such guideline or request affects Taxes or Other Taxes) from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of

       sf-712846                   38


agreeing to make or making, funding or maintaining any Eurodollar Loans or participating in Letters of Credit or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall, subject to Section 5.08(b), be liable for, and shall from time to time, upon demand therefor by such Lender to the Company through the Agent, pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs. For purposes of this Section 5.03, the term "Taxes" shall have the meaning specified in
Section  4.05(a) without regard to the exclusions  set  forth  in
Section 4.05(a).

     5.04 Illegality.

     Notwithstanding any other provision of this Agreement, if the introduction of any Requirement of Law, or in the interpretation or administration of any Requirement of Law shall, after the date hereof, make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its applicable Lending Office to make or continue Committed Loans as Eurodollar Loans or to convert Reference Rate Loans into Eurodollar Loans, then, on notice thereof and demand therefor by such Lender to the Company through the Agent, (a) the obligation of such Lender to make or to continue Committed Loans as Eurodollar Loans or to convert Reference Rate Loans into Eurodollar Loans shall terminate and
(b) the Company shall forthwith prepay in full all Eurodollar Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the then current Interest Period applicable to each such Eurodollar Loan if such Lender may lawfully continue to maintain such Eurodollar Loan to such day, or immediately if such Lender may not lawfully continue to maintain such Eurodollar Loan to such day, unless the Company, on or prior to the date on which it would otherwise be required to prepay such Eurodollar Loan, converts all Eurodollar Loans of all Lenders then outstanding into Reference Rate Loans.

     5.05 Capital Adequacy.

     In the event that any Lender shall determine that the compliance with any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's or such corporation's desired return on capital) determines that the amount of such capital is increased as a consequence of such Lender's obligation under this Agreement, then the Company shall, subject to Section 5.08(b), be liable for and shall from time to time, upon demand therefor by such Lender through the Agent, pay to the Agent for the account of such Lender such additional amounts as are sufficient to compensate such Lender for such increase.

     5.06 Funding Losses.

     (a) If the Company makes any payment or prepayment of principal with respect to any Eurodollar Loan (including payments made after any acceleration thereof) or converts any Loan from a Eurodollar Loan to a Reference Rate Loan on any day other than the last day of an Interest Period applicable thereto, the Company shall pay to each Lender, upon demand therefor by such

       sf-712846                   39


Lender, the amount (if any) by which (i) the present value of the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the present value of the interest which would have been recoverable by such Lender by placing such amount so received on deposit in the London interbank market for a period starting on the date on which it was so received and ending on the last day of such Interest Period. For purposes of determining present value under this Section 5.06(a), interest amounts shall be discounted at a rate equal to the sum of
(A) LIBOR determined two Business Days before the date on which such principal amount is received for an amount substantially equal to the amount received and for a period commencing on the date of such receipt and ending on the last day of the relevant Interest Period, plus (B) the percentage above LIBOR payable in respect of such Eurodollar Loan pursuant to Section 2.09(a)(ii).

     (b) If the Company fails to prepay, borrow, convert or continue any Eurodollar Loan after a notice of prepayment, borrowing, conversion or continuation has been given (or is deemed to have been given) to any Lender, the Company shall reimburse each Lender, upon demand therefor by such Lender, for any resulting loss and expense incurred by it, including any loss incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender from third parties to fund any Eurodollar Loan.

(c) If for any reason any Lender receives all or part of the principal amount of a Bid Loan owed to it prior to the scheduled maturity date thereof, the Company shall, on demand by such Lender, pay such Lender the amount (if any) by which (i) the present value of the additional interest which would have been payable on the amount so received had it not been received until such maturity date exceeds (ii) the present value of the interest which would have been recoverable by such Lender by placing such amount so received on deposit in the London interbank market for a period starting on the date on which it was so received and ending on such maturity date. For purposes of determining present value under this Section 5.06(c), interest amounts shall be discounted at a rate equal to the sum of (A) LIBOR determined two Business Days before the date on which such principal amount is received for an amount substantially equal to the amount received and for a period commencing on the date of such receipt and ending on such maturity date, plus (B) the percentage above LIBOR payable in respect of Eurodollar Loans constituting Tranche A Loans pursuant to Section 2.09(a)(ii).
     5.07 Funding; Certificates of Lenders.

     (a) Each Lender may fulfill its obligation to make, continue or convert Loans into Eurodollar Loans by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Loans; provided, however, that such Eurodollar Loans shall in such event be deemed to have been made and to be held by such Lender and the obligation of the Company to repay such Eurodollar Loans shall be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Company hereby consents and agrees that, for purposes of any determination to be made pursuant to Sections 5.01, 5.02, 5.03,
5.04 or 5.06, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Loans by purchasing dollar deposits in the interbank eurodollar market for its Eurodollar Lending Office.

       sf-712846                   40

     (b) Any Lender claiming reimbursement or compensation pursuant to Sections 4.05, 5.02, 5.03, 5.05 and/or 5.06 shall deliver to the Company through the Agent a certificate setting forth in reasonable detail the basis for computing the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error. The
Company  shall  pay  to  any  Lender  claiming  compensation   or
reimbursement from the Company pursuant to Sections  5.02,  5.03,
5.05 or 5.06 the amount requested by such Lender no later than five Business Days after such demand.

     5.08 Change of Lending Office; Limitation on Increased Costs.

     (a) Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 4.05(c) or (d) or Sections 5.02, 5.03, 5.04 or 5.05 with respect to such Lender, it will use commercially reasonable efforts (consistent with its
internal  policy  and  legal  and  regulatory  restrictions)   to
minimize the imposition of any costs and expenses pursuant to such Sections and to designate a different Lending Office for any Loans affected by such event with the object of avoiding the consequence of the event giving rise to the operation of such
Section.   Nothing in this Section 5.08 shall affect or  postpone
any of the obligations of the Company or the right of any Lender provided in Section 4.05(c) or (d) or Sections 5.02, 5.03, 5.04 or 5.05.

(b) Notwithstanding the provisions of Sections 4.05(c), 4.05(d), 5.02, 5.03 and 5.05, the Company shall only be obligated to compensate any Lender for any amount arising or occurring during
(i) any time or period commencing (A) in the case of
Section 4.05(c) or (d), not more than six months and (B) in the case of Sections 5.02, 5.03 or 5.05, not more than three months, prior to the date on which such Lender notifies the Agent and the Company that such Lender proposes to demand such compensation and
(ii) any time or period during which, because of the unannounced retroactive application of any statute, regulation or other basis, such Lender could not have known that such amount might arise or accrue.

       sf-712846                   41

     5.09 Replacement of Lenders.

     The Company may from time to time for reasonable cause, as determined by the management of the Company, including invocation of any provision of this Article 5 by any Lender, designate one or more banks (any such bank so designated being herein called a "Replacement Lender") willing, in its or their sole discretion, to purchase all of the Committed Loans of any one or more Lenders and each such Lender's rights hereunder (other than any such rights with respect to Bid Loans), without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Committed Loans payable to such Lender plus any accrued but unpaid interest on such Committed Loans and accrued but unpaid Utilization Fees and facility fees in respect of such Lender's Commitment, if any, and any other amounts payable to such Lender under this Agreement or any other Loan Document (other than with respect to Bid Loans), including any amount payable pursuant to Section 5.06 as though such Lender's Eurodollar Loans were being prepaid on the date of such purchase, and to assume all the obligations of such Lender hereunder (other than with respect to Bid Loans), and, upon such purchase, such Lender shall no longer be a party hereto or have any rights hereunder (except those that pertain to its Bid Loans and those that survive full payment hereunder) and shall be relieved from all obligations to the Company hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder (other than with respect to Bid Loans).

                            ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Agent to enter into this Agreement and to induce the Lenders to extend their Commitments and to make Loans, the Company represents and warrants to the Lenders and the Agent as follows:

     6.01 Corporate Existence; Compliance with Law.

     The Company and each Restricted Subsidiary:

     (a)  is a corporation duly incorporated, validly existing and in
good  standing  under  the  laws  of  the  jurisdiction  of   its
incorporation;

(b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification except where the failure to be so qualified is not likely to have a Material Adverse Effect;
(c) has all requisite corporate power and authority to own, pledge, mortgage, hold under lease and operate its properties and to conduct its business as now or currently proposed to be conducted; and
(d) is in compliance with all Requirements of Law applicable to it and its business except for such non-compliance which is not likely to have a Material Adverse Effect.

       sf-712846                   42

     6.02 Corporate Power; Authorization.

     The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party:

     (a)  are within the respective corporate powers of such Loan
Party;

(b) have been, or prior to such execution will have been, duly authorized by all necessary corporate action, including the consent of shareholders where required;
(c)  do not:
               (i) contravene the articles or certificate of incorporation or by-laws of such Loan Party;

               (ii) violate any other Requirement of Law;

                (iii)      conflict with or result in the  breach
     of, or constitute a default under, any Contractual Obligation of such Loan Party, except for such conflicts, breaches or defaults which are not likely to have a Material Adverse Effect and which do not subject any Lender or the Agent to any criminal liability or any material civil liability; or

                (iv) result in the creation or imposition of any Lien upon any of the property of any Loan Party; and

     (d) do not require the consent of, authorization by, approval of or notice to, or filing or registration with, any Governmental Authority or any other Person other than (i) as of the Closing Date, those which have been obtained, made or given and which are fully disclosed on Schedule 6.02(d) and (ii) those which are not required to be obtained, made or given as of the Closing Date but which will be obtained, made or given as and when required.

     6.03 Enforceable Obligations.

     This Agreement and each other Loan Document to which any Loan Party is a party have been duly executed and delivered by such Loan Party. This Agreement is, and each other Loan Document when delivered hereunder will be, legal, valid and binding obligations of each Loan Party, a party thereto, enforceable against each such Loan Party in accordance with their respective terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

     6.04 Taxes.

     As of the Closing Date, the Company and each Restricted Subsidiary have filed all federal, state, local and foreign tax returns which are required to have been filed in any jurisdiction and have paid all taxes shown to be due thereon or otherwise assessed, to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has set aside on its books reserves (adequate in accordance with, and segregated to the extent required by, GAAP) and the non-filing or non-payment of which is not likely to have a Material Adverse Effect.

     6.05 Financial Matters.

       sf-712846                   43


     (a) The consolidated balance sheet of the Company and its Subsidiaries as of the last day of the fiscal year ended on December 31, 1998, and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, all with reports thereon by Arthur Andersen & Co., independent public accountants, copies of which have been delivered to the Agent and each Lender prior to the execution of this Agreement, fairly present the consolidated financial position of the Company and its Subsidiaries as of the date of said balance sheet and the consolidated results of their operations for the period covered by said statements of income and cash flows, and have been prepared in accordance with GAAP consistently applied in all material respects by the Company and its Subsidiaries throughout the period involved, except as set forth in the notes thereto. There are no material liabilities, contingent or otherwise, of the Company or any Subsidiary not reflected in the consolidated balance sheet as of December 31, 1998 or in the notes thereto which are required to be disclosed therein.

(b) Since December 31, 1998, there has been no Material Adverse Effect and no development which is likely to have a Material Adverse Effect, except as reflected in the Company's periodic reports filed with the Securities and Exchange Commission prior to the Closing Date.
(c) There is no material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments which is not reflected in the December 31, 1998 consolidated financial statements of the Company and its Subsidiaries or in the notes thereto which are required by GAAP to be disclosed therein and no liability reflected in such notes is likely to have a Material Adverse Effect.
     6.06 Litigation.

     As of the Closing Date, there are no pending or, to the knowledge of the Company, threatened, actions or proceedings affecting the Company or any Restricted Subsidiary before any court or other Governmental Authority or any arbitrator that are likely to have a Material Adverse Effect.

     6.07 Subsidiaries.

     As of the Closing Date, the Company has no Subsidiaries.

     6.08 Liens.

     As of the Closing Date, there are no Liens of any nature whatsoever on any properties owned by the Company or any Restricted Subsidiary other than Permitted Liens.

     6.09 No Burdensome Restrictions; No Defaults.

     (a) As of the Closing Date, neither the Company nor any Restricted Subsidiary is a party to any Contractual Obligation the performance of which is likely to have a Material Adverse
Effect.

     (b) As of the Closing Date, no provision or provisions of any applicable Requirement of Law has or is likely to have a Material
Adverse Effect.

     (c) Neither the Company nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation which default is likely to have a Material Adverse Effect.

     (d) No Default or Event of Default has occurred and is continuing.

       sf-712846                   44

     6.10 Investment Company Act; Public Utility Holding Company Act.

       No Loan Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. The making of the Loans by the Lenders, the application of the proceeds and repayment thereof by the Company and the consummation of the transactions contemplated by the Loan Documents will not violate any provision applicable to any Loan Party of (a) the Investment Company Act of 1940, as amended, or (b) any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

     6.11 Margin Regulations.

     No part of the proceeds of any Loan will be used in violation of Regulation T, U, or X of the Federal Reserve Board. After giving effect to the application of the proceeds of the Loans (including the Loans to be made on the Closing Date) less than twenty-five percent (25%) of the assets of the Company, individually and on a consolidated basis with its Subsidiaries, consists of margin stock. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Federal Reserve Board or any regulations substituted therefor, as from time to time in effect, are used in this Section 6.11 with such meanings.

     6.12 Environmental Matters.

     Except as set forth on Schedule 6.12:

     (a) all facilities and property (including underlying groundwater) presently owned or leased by the Company or any of its Subsidiaries have been, and continue to be, owned or leased by the Company and its Subsidiaries in material compliance with all Environmental Laws, except for such non-compliance as is not likely to have a Material Adverse Effect;

     (b)  there are no pending or threatened

               (i) claims, complaints, notices or requests for information received by the Company or any of its Subsidiaries with respect to any alleged violation of any Environmental Law which are likely to have a Material Adverse Effect, or

                (ii) claims, complaints, notices or inquiries to the Company or any of its Subsidiaries regarding potential liability under any Environmental Law which are likely to have a Material Adverse Effect;

     (c) except for Releases of Hazardous Materials which occurred after the date that the Company or any of its Subsidiaries sold, transferred, assigned or otherwise disposed of its interests in any previously owned or leased property, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries that are likely to have a Material Adverse Effect;

     (d) the Company and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to

       sf-712846                   45


environmental matters and necessary or desirable for their businesses except for such non-compliance as is not likely to have a Material Adverse Effect;

     (e) (i) no property presently owned or leased by the Company or any of its Subsidiaries, and (ii) to the best of the knowledge of the Company, no property previously owned or leased by the Company or any of its Subsidiaries, is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on any similar published state list of sites requiring investigation or clean-up;

     (f) to the knowledge of the Company, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries that are likely to have a Material Adverse Effect;

     (g) neither the Company nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar published state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, except for such claims which are not likely to have a Material
Adverse Effect;

     (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Company or any of its Subsidiaries that are likely to have a Material Adverse Effect; and

     (i) to the knowledge of the Company, no conditions exist at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, are likely to have a Material Adverse Effect.

     6.13 Labor Matters.

     Except as set forth on Schedule 6.13, there are no strikes or other labor disputes or grievances or charges or complaints with respect to any employee or group of employees pending or, to the knowledge of the Company, threatened against the Company or any Restricted Subsidiary which are likely to have a Material Adverse Effect.

     6.14 ERISA Plans.

     During the twelve-consecutive-month period prior to the Closing Date, no steps have been taken to terminate any Pension Plan (other than a standard termination as defined in
Section 4041(b) of ERISA for which a commitment to make the terminating Pension Plan sufficient is not required), and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. Other than liability for benefit payments or contributions in the ordinary course, no condition exists or event or transaction has occurred with respect to any Plan which is likely to result in the incurrence by the Company or any member of the Controlled Group of any material liability, fine or penalty. Each Plan complies with the applicable provisions of ERISA and the Code, except where such non-compliance is not likely to have a Material Adverse Effect. Except as disclosed on
Schedule 6.14, neither the Company nor any Subsidiary of the Company has any material contingent liability

       sf-712846                   46


with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part
6 of Subtitle B of Title I of ERISA.

     6.15 Y2K Review.

     On the basis of a comprehensive review and assessment of the Company's and its Subsidiaries' systems and equipment and due inquiry made of the Company's and its Subsidiaries' material suppliers, vendors and customers, the Company's Responsible Officers are of the view that the "Year 2000 problem" (i.e., the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31,
1999), including costs of remediation, will not result in a Material Adverse Effect. The Company and its Subsidiaries have developed feasible contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of their own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

     6.16 Swap Obligations.

     Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

     6.17 Full Disclosure.

     None of the representations or warranties made by the Company or any Restricted Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Restricted Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or otherwise necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                            ARTICLE 7
                      CONDITIONS PRECEDENT

     7.01 Conditions Precedent to the First Loan.

     The obligation of each Lender to make its initial Loan and the obligation of the Issuing Bank to Issue its initial Letter of Credit is subject to the satisfaction of the condition precedent that the Agent shall have received the following, each, unless otherwise specified below, dated as of the Closing Date, in form and substance satisfactory to the Agent and its counsel:

     (a)  Board Resolutions; Incumbency Certificates.

     A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) the resolutions of the Board of Directors of such Loan Party approving each Loan Document to which such Loan Party is a party and the transactions contemplated hereby and thereby, (ii) all documents evidencing other necessary corporate action, if any, by each Loan Party with respect to each Loan Document and (iii) the names and signatures of the officers authorized to act with respect to each Loan

       sf-712846                   47


Document executed by it, upon which certificate the Agent and each Lender may conclusively rely until they shall have received a further certificate of the Secretary or Assistant Secretary of such Loan Party canceling or amending such prior certificate;

     (b)  Articles of Incorporation; By-Laws and Good Standing.

     Each of the following documents:

               (i) the articles or certificate of incorporation of each Loan Party as in effect on the Closing Date, certified
     (A) by the Secretary of State of the state of incorporation of such Loan Party as of a date reasonably close to the Closing Date, and (B) by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, and the by-laws of each Loan Party, as in effect on the Closing Date, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date; and

                (ii)  a  good standing certificate for each  Loan
     Party   from  the  Secretary  of  State  of  the  state   of
     incorporation of such Loan Party as of a date reasonably close to the Closing Date;

     (c)  Parent Guaranty.

     A guaranty, duly executed by the Parent, in substantially the form of Exhibit 7.01(c) (the "Parent Guaranty").

     (d)  Legal Opinion.

     A favorable opinion addressed to the Agent and all Lenders from counsel to the Company, in substantially the form of Exhibit
7.01(d) (which opinion the Company hereby expressly instruct such counsel to prepare and deliver); and

     (e)  Contribution Agreement.

     A duly executed copy of the Contribution Agreement, in substantially the form of Exhibit 7.01(e) (the "Contribution
Agreement").

     7.02 Additional Conditions Precedent to the First Loan.

     The obligation of each Lender to make its initial Loan and the obligation of the Issuing Bank to Issue its initial Letter of Credit is subject to the further conditions precedent that:

     (a)  No Material Adverse Effect.

     Since December 31, 1998, there shall have been no Material Adverse Effect and no development which is likely to have a Material Adverse Effect, except as reflected in the Company's periodic reports filed with the Securities and Exchange Commission prior to the Closing Date.

     (b)  Margin Regulations.

     All Loans made by the Lenders shall be in full compliance with all applicable Requirements of Law, including Regulations T, U and X of the Federal Reserve Board.

     (c)  Fees Costs and Expenses.

     The  Company  shall  have  paid  all  fees  referred  to  in
Section  4.01  to  the  extent  then  due  and  payable  and  all reasonable costs and expenses referred to in Section 12.04 (including legal fees and expenses) and any indemnity pursuant to
Section 12.05 which, in each case, may be then due and payable.

     (d) Company Officer's Certificate. The Company shall have delivered to the Agent a certificate from a Responsible Officer of the Company in substantially the form of Exhibit 7.02(d) as to

       sf-712846                   48


the satisfaction of the conditions set forth in Section 7.02 and to the effect that on the Closing Date, the representations and warranties contained in Article 6 are correct.

     (e)  Georgia-Pacific Agreement.

     All conditions precedent described in Sections 7.01 and 7.02 of the Georgia-Pacific Agreement shall have been satisfied.

     7.03 Conditions Precedent to Each Committed Loan and Letter of
Credit.

     The obligation of each Lender to make any Committed Loan (including its initial Committed Loan) and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) shall be subject to the further conditions precedent that:

     (a)  Notice of Borrowing.

     The Agent shall have received a Notice of Borrowing as required by Section 2.02 or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02.

     (b)  Accuracy of Representations; No Default; Etc.

     The following statements shall be true on the date of each Committed Loan or Issuance Date, as the case may be, before and after giving effect thereto:

               (i)  The representations and warranties contained in
     Article 6 are correct on and (except for representations and warranties relating solely to a particular point in time and, after the initial Committed Borrowing, other than under
     Section 6.05(b)) as of such date as though made on and as of such date; and

                (ii) No Default or Event of Default has occurred and is continuing or would result from such Committed Loan being made or Letter of Credit being Issued on such date.

     (c)  Other Assurances.

     The Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request related to the transactions contemplated hereby.

     7.04 Conditions Precedent to Each Bid Borrowing.

     The obligation of each Lender which is to make a Bid Loan in connection with a Bid Borrowing (including the initial Bid
Borrowing) to make such Bid Loan shall be subject to the further conditions precedent:

     (a)  Promissory Notes.

     If so requested by such Lender, the Company shall have delivered to such Lender a promissory note in the form of Exhibit
2.05(c) evidencing the Indebtedness of the Company in respect of such Bid Loan.

     (b)  Accuracy of Representations; No Default; Etc.

     The following statements shall be true on the date of each Bid Borrowing, before and after giving effect thereto and to the application of the proceeds from the Bid Loans being made on such date:

               (i)  The representations and warranties contained in
     Article 6 are correct on and (except for representations and warranties relating solely to a particular point in time and

       sf-712846                   49


     other than under Section 6.05(b)) as of such date as though made on and as of such date; and

               (ii) No Default or Event of Default has occurred and is continuing or would result from such Bid Loan being made on such date.

                            ARTICLE 8
                      AFFIRMATIVE COVENANTS

     The Company agrees that as long as the obligations of the Lenders to make Loans shall remain in effect or any Letter of Credit remain outstanding and until all Obligations shall have been paid or performed in full, unless the Required Lenders shall otherwise consent in writing:

     8.01 Application of Proceeds.

     The Company will apply the proceeds of the Loans for general corporate purposes.

     8.02 Compliance with Laws, Etc.

     The Company will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable Requirements of Law except for such non-compliance as is being contested in good faith by appropriate proceedings or is not likely to have a Material Adverse Effect.

     8.03 Payment of Taxes, Etc.

     The Company will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful claims and all taxes, assessments and governmental charges or levies except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of the Company in accordance with, and to the extent required by, GAAP, or if such non-payment (individually and in the aggregate with all other such non-payments) is not likely to have a Material Adverse Effect.

     8.04 Maintenance of Insurance.

     The Company will maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company and such Subsidiaries operate; provided, however, that the Company and its Subsidiaries may self-insure to the extent that the Company or any such Subsidiary may in its discretion determine; and provided, further, that the Company may maintain insurance on behalf of any of its Subsidiaries. Without limiting the generality of the foregoing, the Company will, and will cause each of its Subsidiaries to, maintain insurance coverages that are at least substantially the same as the insurance coverages maintained on the Closing Date.

     8.05 Preservation of Corporate Existence, Etc.

     The Company will preserve and maintain, and cause each Restricted Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory), and franchises, except as permitted under Section 9.03 or except to the extent that the failure by the Company or any such Restricted Subsidiary to comply with the foregoing is not likely to have a Material Adverse Effect.

       sf-712846                   50


     8.06 Access.

     The Company will from time to time, during normal business hours upon reasonable notice, or, if a Default or an Event of Default shall have occurred and be continuing, at any time upon notice to an officer of the Company having at least the rank of Vice President, permit the Agent, any Lender and any agent or representative thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their respective officers.

     8.07 Keeping of Books.

     The Company will keep proper books of record and account, in which full and correct entries, on a consolidated basis for the Company and its Subsidiaries, shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP consistently applied.

     8.08 Maintenance of Properties, Etc.

     The Company will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties in good repair, working order and condition, and from time to time make or cause to be made all necessary and proper repairs, renewals, replacements and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 8.08 shall prevent the Company or any of its Subsidiaries from discontinuing the maintenance or preservation of any of its properties if such discontinuance is, in the opinion of the Company, desirable in the conduct of its business and is not likely to have a Material Adverse Effect.

     8.09 Financial Statements.

     The Company will furnish to the Agent, with sufficient copies for the Lenders:

     (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and the related statements of income and cash flows for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;

(b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, audited consolidated balance sheets of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income, changes in shareholders' equity and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such year; and
(c) at the same time it furnishes each set of financial statements pursuant to subsections 8.09(a) and (b), (i) a certificate of a Responsible Officer of the Company to the effect that no Default or Event of Default has occurred and is continuing (or if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and the action which the Company proposes to take with respect thereto) and (ii) a compliance certificate in substantially the form of Exhibit 8.09(c).
     8.10 Reporting Requirements.

     The Company will furnish to the Agent, with sufficient copies for the Lenders:

       sf-712846                   51


     (a) promptly and in any event within three Business Days after the Company becomes aware of the existence of any Default or Event of Default, notice by telephone or facsimile specifying the nature of such Default or Event of Default, which notice, if given by telephone, shall be promptly confirmed in writing within five Business Days;

(b) promptly after the sending or filing thereof, copies of all reports which the Company sends to its security holders generally and copies of all reports and registration statements which the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange (including the Company's Quarterly Report on Form 10-Q and Annual Report on Form 10-K);
(c) promptly but not later than three Business Days after the Company becomes aware of any change by Moody's or S&P in its Debt Rating, notice by telephone or facsimile of such change; and
(d) such other information respecting the business, prospects, properties, operations or condition, financial or otherwise of the Company or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.
     8.11 ERISA Plans.

     The Company will maintain and operate, and cause each Subsidiary to maintain and operate, each Plan in material compliance with ERISA and the Code and all applicable regulations thereunder.

     8.12 Environmental Compliance; Notice.

     The Company will, and will cause each of its Subsidiaries to:

     (a) endeavor to use and operate all of its facilities and properties in substantial compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in substantial compliance therewith, and handle all Hazardous Materials in substantial compliance with all applicable Environmental Laws;

(b) promptly upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, evaluate such claims, complaints, notices and inquiries and forward copies of (i) all such claims, complaints, notices and inquiries which individually are likely to have a Material Adverse Effect and
(ii) all such claims, complaints, notices and inquiries, arising from a single occurrence which together are likely to have a Material Adverse Effect, and endeavor to promptly resolve all such actions and proceedings relating to compliance with Environmental Laws; and
(c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 8.12.
     8.13 New Subsidiaries.

     If the Company at any time after the date hereof acquires, forms, or establishes any Principal Subsidiary or any Subsidiary becomes a Principal Subsidiary, the Company shall cause any such Principal Subsidiary to promptly (a) execute and deliver to Agent the Subsidiary Guaranty and the Contribution Agreement; and
(b) provide such evidence of due

       sf-712846                   52


authorization, execution, and delivery of such Loan Documents as the Agent or the Required Lenders may reasonably require.

                            ARTICLE 9
                       NEGATIVE COVENANTS

     The Company agrees that as long as the obligations of the Lenders to make Loans shall remain in effect and until all Obligations shall have been paid or performed in full, unless the Required Lenders shall otherwise consent in writing:

     9.01 Liens, Etc.

     The Company shall not create or assume and shall not permit any Restricted Subsidiary to create or assume, any Lien upon or with respect to any of its Principal Properties or shares of capital stock or Indebtedness of any Restricted Subsidiary, whether now owned or hereafter acquired, without making effective provision, and the Company in such case will make or cause to be made effective provision, whereby the Obligations shall be secured by such Lien equally and ratably with any and all other Indebtedness or obligations thereby secured, so long as such other Indebtedness or obligations shall be so secured; provided, however, that the foregoing shall not apply to any of the following:

     (a)  Liens existing on the Closing Date and set forth on Schedule
9.01;

(b) Liens on any Principal Property acquired, constructed or improved after the date of this Agreement which are created or assumed contemporaneously with, or within 120 days after, or pursuant to financing arrangements for which a firm commitment is made by a bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) within 120 days after, the completion of such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or, in addition to Liens contemplated by Sections 9.01(c) and 9.01(d), Liens on any Principal Property existing at the time of acquisition thereof; provided, however, that in the case of any such acquisition, construction or improvement the Lien shall not apply to any property theretofore owned by the Company and/or one or more Restricted Subsidiaries other than, in the case of such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;
(c) Liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or existing at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company, or to a Restricted Subsidiary;
(d) Liens on property or shares of capital stock of a corporation existing at the time such corporation becomes a Restricted Subsidiary;
(e) Liens to secure Indebtedness of a Restricted Subsidiary to the Company or one or more Subsidiaries;
       sf-712846                   53

     (f) Liens in favor of the United States of America or any State thereof, or any department, agency or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(g) Liens on timberlands in connection with an arrangement under which the Company and/or one or more Restricted Subsidiaries are obligated to cut or pay for timber in order to provide the lienholder with a specified amount of money, however determined;
(h) Liens created or assumed in the ordinary course of the business of exploring for, developing or producing oil, gas or other minerals (including in connection with borrowings of money for such purposes) on, or on any interest in, or on any proceeds from the sale of, property acquired or held for the purpose of exploring for, developing or producing oil, gas or other minerals, or production therefrom, or proceeds of such production, or material or equipment located on such property;
(i) Liens in favor of any customer arising in respect of performance deposits and partial, progress, advance or other payments made by or on behalf of such customer for goods produced or to be produced or for services rendered or to be rendered to such customer in the ordinary course of business, which Liens shall not exceed the amount of such deposits or payments;
(j) Liens on the property of the Company or any Restricted Subsidiary incurred or pledges and deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, old-age pensions and other social security benefits other than in respect of employer plans subject to ERISA;
(k) Liens pertaining to receivables or other accounts sold by the Company or any of its Restricted Subsidiaries pursuant to a receivables sale transaction in favor of the purchaser or purchasers of such receivables or other accounts;
(l) purchase money liens or purchase money security interests upon or in any other property acquired by the Company or any Restricted Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property;
(m) extensions, renewals and replacements of Liens referred to in Section 9.01(a) through (l) or this Section 9.01(m), provided, however, that the Indebtedness secured thereby shall not exceed the principal amount of the Indebtedness so secured at the time of such extension, renewal or replacement, and such extension, renewal or replacement shall be limited to all or part of the property or assets which secured the Lien extended, renewed or replaced (plus improvements on such property);
(n) Liens imposed by law, such as workers', materialmen's, mechanics', warehousemen's, carriers', lessors', vendors' and other similar Liens incurred by the Company or any Restricted Subsidiary arising in the ordinary course of business which secure its obligations to any Person;
       sf-712846                   54

     (o) Liens created by or resulting from any litigation or proceedings which are being contested in good faith by appropriate proceedings; Liens arising out of judgments or awards against the Company and/or one or more Restricted Subsidiaries with respect to which the Company and/or such Restricted Subsidiary or Restricted Subsidiaries are in good faith prosecuting an appeal or proceedings for review; or Liens incurred by the Company and/or one or more Restricted Subsidiaries for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company and/or such Restricted Subsidiary or Restricted Subsidiaries are a party;

(p) Liens for taxes, assessments or other governmental charges or levies, either not yet due and payable or to the extent that non-payment thereof shall be permitted by Section 7.03, landlord's liens on property held under lease and tenants' rights under leases;
(q) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities of title incident thereto which do not materially impair the value of any parcel of property material to the operation of the business of the Company and its Restricted Subsidiaries taken as a whole or the value of such property for the purpose of such business; and
(r) Liens arising in connection with Sale-Leaseback Transactions permitted by Section 9.02.
     9.02 Sale-Leaseback Transactions.

     The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company and/or one or more Restricted Subsidiaries of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and one or more Restricted Subsidiaries or between Restricted Subsidiaries) which property has been or is to be sold or transferred by the Company and/or such Restricted Subsidiary or Restricted Subsidiaries to such Person (a "Sale-Leaseback Transaction") unless (a) the Company and/or such Restricted Subsidiary or Restricted Subsidiaries would be entitled to incur Indebtedness secured by a Lien on such property without equally and ratably securing the Obligations pursuant to the provisions of Section 9.01, or (b) the Company shall apply or cause to be applied an amount equal to the Value of such Sale-Leaseback
Transaction within 120 days of the effective date of any arrangement (i) to the retirement of Indebtedness for Borrowed Money incurred or assumed by the Company or any Restricted Subsidiary (other than indebtedness for borrowed money owed to the Company and/or one or more Restricted Subsidiaries) which by its terms matures on, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the incurrence or assumption of such indebtedness and which is senior in right of payment to, or ranks pari passu with, the Loans, or (ii) to the purchase of other property which will constitute "Principal Property" having a fair value in the opinion of the Board of Directors of the Company at least equal to the Value of such Sale-Leaseback Transaction, or (c) the Company shall use the net proceeds to repay Loans hereunder.

     Notwithstanding the provisions of Sections 9.01 and 9.02, the Company and any one or more of its Restricted Subsidiaries may nevertheless create or assume Liens which would otherwise require securing of the Obligations under said provisions, and

       sf-712846                   55


enter into Sale-Leaseback Transactions without compliance with either Section 9.02(b) or 9.02(c), provided that the aggregate amount of all such Liens and Sale-Leaseback Transactions permitted by this Section 9.02 at any time outstanding (as measured by the sum of (a) all Indebtedness secured by all such Liens then outstanding or to be so created or assumed, but excluding secured Indebtedness permitted under the exceptions in
Section 9.01, and (b) the Value of all such Sale-Leaseback Transactions then outstanding or to be so entered into, but excluding such transactions in which indebtedness is retired or property is purchased or Loans are repaid) shall not exceed 10% of Net Tangible Assets.

     9.03 Mergers, Etc.

     The Company shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, whether now owned or hereafter acquired, to any Person; provided, however, that the Company may merge or consolidate with or into any corporation (whether or not affiliated with the Company) or convey, transfer, lease or otherwise dispose of all or substantially all of its assets, to any other corporation (whether or not affiliated with the Company) authorized to acquire or operate the same, so long as
(a) either (x) in the case of such merger or consolidation, the Company is the surviving corporation or (y) if either (i) in the case of such merger or consolidation, if the Company is not the surviving corporation, or (ii) upon any such conveyance, transfer, lease or other disposition, the surviving or transferee corporation expressly assumes the due and punctual payment of all Obligations according to their terms and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by the Company; and (b) after giving effect to such transaction, no Default or Event of Default exists and the Company or such surviving Person, as applicable, has demonstrated its compliance with Section 9.08 to the reasonable satisfaction of the Required Lenders.

     9.04 Transactions with Affiliates.

     The Company shall not enter into or be a party to, or permit any of its Restricted Subsidiaries to enter into or be a party to, any transaction with any Affiliate of the Company except
(a)  as  may  be permitted under Sections 9.01, 9.02 or  9.03  or
(b) transactions in the ordinary course of business which are not likely to have a Material Adverse Effect.

     9.05 Accounting Changes.

     The Company (a) shall not make, or permit any of its Subsidiaries to make, any significant change in accounting treatment and reporting practices except as permitted or required by GAAP or the Securities and Exchange Commission and (b) shall not designate a different fiscal year other than a fiscal year that ends on the closest Saturday to December 31 of each year.

     9.06 Margin Regulations.

     The Company shall not use the proceeds of any Loan in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     9.07 Negative Pledges, Etc.

     The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any agreement prohibiting compliance by the Company with the provisions of the introduction to
Section 9.01 or restricting the ability of the Company or any other Loan Party to amend or otherwise modify this Agreement or any other Loan Document.

       sf-712846                   56


     9.08 Leverage Ratio.

     The Company shall not permit the ratio of (a) Funded Indebtedness on the last day of any fiscal quarter to (b) EBITDA for the Measurement Period ending on such date (in each case calculated on a consolidated basis for the Company and its consolidated Subsidiaries) to be greater than 4.50 to 1.00.

                           ARTICLE 10
                        EVENTS OF DEFAULT

     10.01     Events of Default.

     The term "Event of Default" shall mean any of the events set forth in this Section 10.01.

     (a)  Non-Payment.

     The Company shall (i) fail to pay any principal of any Loan when the same shall become due and payable; or (ii) fail to pay any interest on any Loan or fail to pay any fee due under this Agreement within three Business Days after the same shall become due and payable; or

     (b)  Representations and Warranties.

     Any representation or warranty made by the Company in this Agreement or by any Loan Party in any other Loan Document or in any certificate, document or financial or other statement delivered at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect or untrue in any material respect when made or deemed made; or

     (c)  Specific Defaults.

     The Company shall fail to perform or observe any term, covenant or agreement contained in Sections 8.01, 8.05, 8.06, or 8.10(a) or Article 9; or

     (d)  Other Defaults.

     The Company shall fail to perform or observe any other term or covenant contained in this Agreement or any Loan Party shall fail to perform any other term or covenant in any other Loan Document, and such Default shall continue unremedied for a period of 30 days after the date upon which written notice thereof shall have been given to the Company by the Agent; or

     (e)  Default under Other Agreements.

     Any default shall occur and be continuing under the terms applicable to:

               (i) any Funded Indebtedness or any Indebtedness or items of Indebtedness of the Company or any of its Subsidiaries
     (other   than  under  this  Agreement  or  any  other   Loan
     Document) which Funded Indebtedness or Indebtedness, as the case may be, has an aggregate outstanding principal amount of $75,000,000 or more, or

                (ii) under one or more Swap Contracts of the Company or any of its Subsidiaries resulting in aggregate
     Swap Termination Values of the Company and its Subsidiaries of $75,000,000 or more and,

in either of the above cases, such default shall:

               (A)    consist   of  the  failure  to   pay   such
          Indebtedness or such net obligations when due (whether at scheduled maturity, upon early termination, by

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          required    prepayment,   acceleration,    demand    or
          otherwise) after giving effect to any applicable grace period; or

               (B)    result  in,  or  continue  unremedied   and
          unwaived for a period of time sufficient to permit, the
          acceleration   of  such  Indebtedness  or   the   early
          termination of any such Swap Contract; or

     (f)  Bankruptcy or Insolvency.

     The Company or any Restricted Subsidiary shall:

               (i) generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

               (ii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect;

                (iii) seek the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it;

                (iv) make a general assignment for the benefit of creditors; or

               (v) take any corporate action to authorize any of the foregoing; or

     (g)  Involuntary Proceedings.

     An involuntary case or other proceeding shall be commenced against the Company or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any-substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

     (h)  Monetary Judgments.

     One or more judgments or orders for the payment of money exceeding in the aggregate $75,000,000 shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been initiated by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied or unstayed for a period of 30 days; or

     (i)  Pension Plans.

     Any of the following events shall occur with respect to any Pension Plan:

               (i) the institution of any steps by the Company, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Company or any such member could reasonably expect to be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan or the PBGC, in excess of $75,000,000; or

       sf-712846                   58

               (ii) a contribution failure occurs with respect to any Pension Plan which gives rise to a Lien under Section 302(f) of ERISA with respect to a liability or obligation in excess of $75,000,000; or

     (j)  Change in Control.

     The acquisition by any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of either (i) 33-1/3% or more of the outstanding shares of voting stock of the Company or (ii) the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise; or

     (k)  Impairment of Certain Documents.

     Except as otherwise expressly permitted in any Loan Document, any of the Loan Documents shall terminate or cease in whole or in part to be the legally valid, binding, and enforceable obligation of the relevant Loan Party, or such Loan Party or any Person acting for or on behalf of any Loan Party, contests such validity, binding effect or enforceability, or purports to revoke any Loan Document; or

     (l)  Georgia-Pacific Agreement.

     An "Event of Default" shall exist as defined in the Georgia-
Pacific Agreement.

     10.02     Remedies.

     If   any  Event  of  Default  shall  have  occurred  and  be
continuing:

     (a) The Agent shall at the request of, or may with the consent of, the Required Lenders, declare the Commitments and the commitment of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon the Commitments and such commitment shall forthwith be terminated; and/or

(b) The Agent shall at the request of, and may with the consent of, the Required Lenders, declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, which amount the Company shall immediately Cash Collateralize in full, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other Obligations payable hereunder or under any other Loan Document to be immediately due and payable, whereupon the Loans, all such interest and all such Obligations shall become and be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and/or
(c) The Agent shall at the request of, and may with the consent of, the Required Lenders, exercise all rights and remedies available to it as Agent under any Loan Document;
provided, however, that upon the occurrence of any Event of Default specified in Section 10.01(f)(ii) or Section 10.01(g) or in the event of an actual or deemed entry of an order for relief with respect to the Company or any of its Subsidiaries under any bankruptcy, insolvency or other similar law now or hereafter in effect, the Commitments and the commitment of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the

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unpaid principal amount of all outstanding Loans and all interest accrued thereon and all other Obligations shall automatically become due and payable without further action of the Agent or any Lender.

                           ARTICLE 11
                            THE AGENT

     11.01     Appointment.

     Each Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article 11 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article 11, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     11.02     Delegation of Duties.

     The Agent may execute any of its duties under this Agreement or any other Loan Document by or through its employees, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

     11.03     Liability of Agent.

     None of the Agent-Related Persons shall be (a) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or
(b) responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any of its officers contained in this Agreement or by any Loan Party or any officer of any thereof in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value of any collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Company or any other Loan Party to perform its

       sf-712846                   60


obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or to inspect the properties, books or records of the Company or any of its Subsidiaries.

     11.04     Reliance by Agent.

     (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon any advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except to the extent expressly provided in Section 12.02, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or the consent of the Required Lenders and such request or consent and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans or any portion thereof.

(b) For purposes of determining compliance with the conditions specified in Sections 7.01 and 7.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Lender shall not have made available to the Agent such Lender's Commitment Percentage of such Borrowing.
     11.05     Notice of Default.

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Agent for the account of the Lenders, unless the Agent shall have received notice from a Lender or the Company referring to this Agreement or any other Loan Document, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Lenders in accordance with Article 10; provided, however, that unless and until the Agent shall have received any such request from the Required Lenders, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     11.06     Credit Decision.

     Each  Lender  expressly acknowledges that  no  Agent-Related
Person has made any representation or warranty to it and that no act by the Agent hereinafter taken,

       sf-712846                   61


including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, properties, operations or condition, financial or otherwise, and creditworthiness of the Company and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigations as it deems necessary to inform itself as to the business, prospects, properties, operations or condition, financial or otherwise, and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, no Agent-Related Person shall not have any duty or responsibility to provide any
Lender with any credit or other information concerning the business, prospects, properties, operations or condition, financial or otherwise, and creditworthiness of the Company and its Subsidiaries which may come into the possession of any Agent-Related Person.

     11.07     Indemnification.

     The Lenders agree to indemnify the Agent-Related Person (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their outstanding Loans, or, if no Loans are outstanding, their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time after the repayment of the Loans and all other Obligations) be imposed on, incurred by or asserted against any Agent-Related Person in any way relating to or arising out of this Agreement or any other Loan Document or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent-Related Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from any Agent-Related Person's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent-Related Persons promptly upon demand for its ratable share of any out-of-pocket expenses and reasonable fees of counsel (including the allocated cost of in-house counsel) incurred by the Agent-Related Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of its or the Lenders' rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein to the extent that any Agent-Related Person is not reimbursed for such expenses by or on behalf of the Company.

     11.08     Agent in Individual Capacity.

     Bank of America and its Affiliates may make loans to, issue, amend, renew (or participate in) letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Company and its Subsidiaries and their respective Affiliates as

       sf-712846                   62


though Bank of America were not the Agent hereunder. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent or the Issuing Bank, and the terms "Lender" and "Lenders" shall include Bank of America in its individual capacity.

     11.09     Successor Agent.

     The Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent which shall be a commercial bank organized, chartered or licensed under the laws of the United States of America or of any State thereof having combined capital and surplus of at least $500,000,000. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within 30 days after the notice of resignation or the removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, with the consent of the Company which consent shall not be unreasonably withheld or delayed, appoint a successor Agent, which shall be a commercial bank organized or chartered under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its future duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 and Sections 12.04 and 12.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, however, Bank of America may not be removed as the Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

     11.10     Documentation, Co-Syndication, Managing Agents.

     None of the Lenders identified on the facing page or signature pages of this Agreement as a "Documentation Agent," "Co-Syndication Agent," or "Managing Agent" shall have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as "Documentation Agent," "Co-Syndication Agent," or "Managing Agent" shall have or be deemed to have any fiduciary relationship
with  any  Lender.   Each Lender acknowledges  that  it  has  not
relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                           ARTICLE 12
                          MISCELLANEOUS

     12.01     Notices, Etc.

     All notices, requests and other communications provided to any party under this Agreement shall, except as otherwise
expressly   specified  herein,  be  in  writing   (including   by
facsimile) and mailed by overnight delivery, transmitted by facsimile or delivered: if to the Company, to its address specified on the signature pages hereof; if to any Lender, to its Domestic Lending Office specified opposite its name on Schedule 1.01(b); and, if to the Agent, to its address

       sf-712846                   63


specified on the signature pages hereof; or, as to the Company or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent. All such notices and communications shall be effective, if transmitted by facsimile, when transmitted, or, if mailed by overnight delivery or delivered, upon delivery, except that (a) notices and facsimile communications to the Agent pursuant to Articles 2 or 11 shall not be effective until received by the Agent, (b) any notice by facsimile to the Agent must be confirmed by telephone or mail, and (c) notices pursuant to Article 3 to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

     12.02     Amendments, Etc.

     No amendment or waiver of any provision of this Agreement or of any other Loan Document, and no consent to any departure by the Company or any other Loan Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and, in the case of amendments, the Company, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

     (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders and, in the case of amendments, the Company, do any of the following:

               (i) increase the Commitments of the Lenders (other than by assignment); provided, however, that any Lender may increase its own Commitment without the consent of the other
     Lenders;

                (ii) reduce the principal of, or interest (other than under Section 2.10) on, the Committed Loans or reduce the amount of any fees payable hereunder;

                (iii)     postpone any date fixed for any payment
     of principal of, or interest on, the Committed Loans or any fees payable hereunder;

                (iv) modify any requirement hereunder that any particular action be taken by all of the Lenders or by the Required Lenders or change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

                (v) terminate the Subsidiary Guaranty and/or the Contribution Agreement or release the Parent Guaranty;

                (vi)  amend  or waive the provisions of  Sections
     7.01 or 7.02; or

               (vii)     amend this Section 12.02;

     (b) no amendment, waiver or consent which affects the rights or duties of the Agent under this Agreement or any other Loan Document shall become effective unless signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be;

       sf-712846                   64

     (c) No amendment, waiver or consent which affect the rights or duties of the Issuing Bank under the Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it shall become effective unless signed by the Issuing Bank in addition to the Required Lenders or all the Lenders, as the case may be; and

(d) no amendment, waiver or consent which affects the principal amount, the rate of interest or the maturity date of any outstanding Bid Loan shall become effective without the consent of the Agent and the Lender having made such Bid Loan in addition to the Required Lenders or all the Lenders, as the case may be.
     12.03     No Waiver; Remedies.

     No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     12.04     Costs and Expenses.

     The Company agrees to pay on demand:

     (a)  all out-of-pocket costs and expenses incurred by the Agent
in   connection   with  the  preparation,  execution,   delivery,
administration, modification and amendment of the Loan Documents and any other document to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby, including the out-of-pocket expenses and reasonable fees of counsel for the Agent (including local counsel which may be retained by the Agent and the allocated cost of in-house counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents;

(b) all out-of-pocket costs and expenses incurred by the Agent or any Lender in connection with the preservation of any rights under any Loan Document or in connection with any restructuring or "work-out" of any of the Obligations (whether through negotiations, legal proceedings or otherwise), including the out-of-pocket expenses and reasonable fees of counsel for the Agent (including the allocated cost of in-house counsel);
(c) all out-of-pocket costs and expenses incurred by the Agent or any Lender in connection with the enforcement of any of the Obligations, including the out-of-pocket expenses and reasonable fees of counsel for the Agent or such Lender (including the allocated cost of in-house counsel);
(d) all out-of-pocket costs and expenses incurred by the Agent in connection with due diligence, transportation, use of computers, duplication, search reports and all filing and recording fees; and
(e) to each Lender being replaced pursuant to Section 5.09, the reasonable out-of-pocket expenses and reasonable fees of counsel (including the allocated cost of in-house counsel) not exceeding $5,000 in connection with such replacement.
       sf-712846                   65

     12.05     Indemnity.

     (a) The Company agrees to indemnify and hold harmless the Agent-Related Persons, and each Lender and each of their Affiliates and all directors, officers, employees, agents and advisors of all of the foregoing (each, an "Indemnified Party") from and against any and all claims, actions, proceedings, suits, damages, losses, liabilities, costs, expenses and disbursements, including the out-of-pocket expenses and reasonable fees of counsel (including the allocated cost of in-house counsel) which may be incurred by or asserted against any Indemnified Party as a result of any investigation, litigation, suit, action or proceeding (regardless of whether an Indemnified Party is a party thereto) arising out of, relating to, or in connection with this Agreement, any other
Loan Document or any transaction or proposed transaction (whether or not consummated) financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any Borrowing (other than costs of the type covered by Section 12.04) or any other transaction contemplated hereby; except to the extent such claim, damage, loss, liability, cost or expense has resulted primarily from such Indemnified Party's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Notwithstanding any other provision contained in this Agreement, this indemnity shall not be limited in any way by the passage of time or the occurrence of any event.

(b) The Agent, the Arranger and each Lender agree that if any investigation, litigation, suit, action or proceeding is asserted or threatened in writing or instituted against it or any other Indemnified Party, or any remedial, removal or response action is requested of it or any other Indemnified Party, for which the Agent, the Arranger or any Lender may desire indemnity or defense hereunder, the Agent, the Arranger or such Lender shall promptly notify the Company thereof in writing and agree, to the extent appropriate, to consult with the Company with a view to minimizing the cost to the Company of its obligations under this
Section 12.05. The Company will not be required to pay the fees and expenses of more than one counsel for the Indemnified Parties unless the employment of separate counsel has been authorized by the Company, or unless any Indemnified Party reasonably concludes that there may be defenses available to it which are not available to the other Indemnified Parties or that there is a conflict between its interests and those of the other Indemnified Parties.
(c) No action taken by legal counsel chosen by the Agent, the Arranger or any Lender in defending against any such investigation, litigation, suit, action or proceeding or requested remedial, removal or response action shall vitiate or in any way impair the obligations and duties of the Company hereunder to indemnify and hold harmless each Indemnified Party; provided, however, that if the Company is required to indemnify any Indemnified Party pursuant hereto, neither the Agent nor the Arranger nor any Lender will settle or compromise any such investigation, litigation, suit, action or proceeding without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) so long as the Company has provided evidence reasonably satisfactory to the Agent, the Arranger or such Lender that the Company and its Subsidiaries on a consolidated basis do not at such time have a negative Net Worth.
     12.06     Right of Set-off.

     Upon the occurrence and during the continuation of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all

       sf-712846                   66


deposits in whatever currency (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all of the Obligations, whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify the Company after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 12.06 are in addition to any other right or remedy (including any other right of set-off) which such Lender may have under applicable law or under any Loan Document.

     12.07     Binding Effect.

     This Agreement shall become effective when a counterpart hereof shall have been executed by the Agent and counterparts hereof executed by the Company and each Lender shall have been received by the Agent and notice thereof shall have been given by the Agent to the other parties hereto and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Lender and their respective successors and assigns;
provided,  however,  that (a) except as  permitted  under  clause
(b) of Section 9.03, the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Lenders and (b) the rights of assignment and transfer of the rights and obligations of the Lenders hereunder are subject to the provisions of Section 12.08.

     12.08     Assignments, Participations, Etc.

     (a)  Subject to Sections 12.08(b) and 12.08(e):

                (i) Any Lender may with the prior consent of the Company, the Agent, and the Issuing Bank (which consents will not be unreasonably withheld and which consent of the Company shall not be required if a Default or Event of Default exists) at any time assign to one or more Eligible Assignees all or any fraction of its Commitment and outstanding Committed Loans in a minimum amount of $25,000,000 and in multiples of $1,000,000 in excess thereof or, if its Commitment is less than $25,000,000, in the amount of its Commitment.

                (ii) Any Lender may without the prior consent of the Company assign to another Lender all or any fraction of its Commitment and outstanding Committed Loans in a minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof or, if the Commitment is less than $5,000,000, in the amount of its Commitment.

               (iii) Any Lender may at any time assign all or any portion of its rights under this Agreement and any note issued pursuant to Section 2.05 to a Federal Reserve Bank; provided, however, that no such assignment shall release any Lender from its obligations hereunder.

                (iv)  Any Lender, if so requested by the  Company
     under   Section  5.09,  shall  assign  to  another  Eligible
     Assignee its entire Commitment and all outstanding Committed
     Loans.

                (v) Except as provided in Section 12.08(a)(iii), no Lender may assign any Bid Loans made by it hereunder except to another Lender or to any other Person to which it is also assigning all or a fraction of its Commitment and outstanding Committed Loans pursuant to Section 12.08(a)(i).

       sf-712846                   67

     (b) No assignment shall become effective, and the Company and the Agent shall be entitled to continue to deal solely and directly with each Lender in connection with the interests so assigned by such Lender to an Assignee, until (i) such Lender and such Assignee shall have executed an Assignment and Assumption Agreement substantially in the form of Exhibit 12.08(b) and
written   notice   of  such  assignment,  payment   instructions,
addresses, and related information with respect to such Assignee shall have been given to the Company and the Agent by such Lender and such Assignee, in substantially the form of Attachment A to
Exhibit 12.08 (a "Notice of Assignment"); (ii) a processing fee in the amount of $3,500 shall have been paid to the Agent by the assignor Lender or the Assignee; and (iii) either (A) five
Business Days shall have elapsed after receipt by the Agent of the items referred to in clauses (i) and (ii) or (B) if earlier, the Agent has notified the assignor Lender and the Assignee of its receipt of the items mentioned in clauses (i) and (ii) and that it has acknowledged the assignment by countersigning the Notice of Assignment.

(c) From and after the effective date of any assignment hereunder, (i) the Assignee thereunder shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee by the assignor Lender, shall have the rights and obligations of a Lender hereunder and under each other Loan
Document, and (ii) the assignor Lender, to the extent that rights and obligations hereunder have been assigned by it to the Assignee, shall be released from its future obligations hereunder and under each other Loan Document.
(d) Subject to Section 12.08(e), any Lender may at any time sell to one or more financial institutions or other Persons (each of such Persons being herein called a "Participant") participating interests in any of the Loans, its Commitment or other interests of such Lender hereunder; provided, however, that
                 (i)    no  participation  contemplated  in  this
     Section 12.08(d) shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

                (ii) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

                (iii) the Company, the Agent, and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and
     obligations  under  this  Agreement  and  each  other   Loan
     Document; and

               (iv) no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any action of the type described in Section 12.02.

     The Company acknowledges and agrees that each Participant, for purposes of Sections 4.05, 4.06, 5.02, 5.03, 5.05, 5.06 or
12.06, shall be considered a Lender; provided, however, that for purposes of Sections 4.05, 5.02, 5.03, 5.05 and 5.06, no
Participant shall be entitled to receive any payment or

       sf-712846                   68


compensation in excess of that to which such Participant's selling Lender would have been entitled with respect to the amount of such Participant's participation interest if such Lender had not sold such participation interest.

     (e) No assignment (other than an assignment made pursuant to Section 12.08(a)(iii)) or participation of any Committed Loans, or Commitments shall be effective, and shall instead be null and void, unless it represents an assignment of or participation in identical percentages of a Lender's outstanding Tranche A Loans, Tranche B Loans, Tranche A Commitment, Tranche B Commitment, "Tranche A Loans," "Tranche B Loans," "Tranche A Commitment" and "Tranche B Commitment" (as those quoted terms are defined in the North American Timber Agreement).

     12.09     Confidentiality.

     Each Lender agrees that all nonpublic information provided to it by the Company or by the Agent on behalf of the Company in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby will be held and treated by such Lender, its agents, directors, Affiliates, officers and employees in confidence and further agrees and undertakes that neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement or relating to other business transactions between the Company and such Lender. Any Lender may disclose such information (a) at the request of any bank regulatory authority or in connection with an examination of such Lender by any such authority or examiner;
(b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable law; (d) at the written request or the express direction of any other agency of any State of the United States of America or of any other jurisdiction in which such Lender conducts its business; and (e) to such Lender's independent auditors, counsel and other professional advisors. Notwithstanding the foregoing, the Company authorizes each Lender to disclose to any Participant or Assignee and any prospective Participant or Assignee such financial and other information in such Lender's possession concerning the Company or its Subsidiaries which has been delivered to the Lenders pursuant to this Agreement or any other Loan Document or which has been delivered to the Lenders by the Company in connection with the Lenders' credit evaluation of the Company and its Subsidiaries prior to entering into this Agreement; provided that such Participant or Assignee or prospective Participant or Assignee agrees in writing to such Lender to keep such information confidential to the same extent as required of the Lenders hereunder.

     12.10     Survival.

     The obligations of the Company under Sections 4.05, 5.02, 5.03, 5.05, 5.06, 12.04 and 12.05, and the obligations of the
Lenders under Sections 4.05(i) and 11.07, shall in each case survive the repayment of the Loans and all other Obligations and the termination of this Agreement and the Commitments; provided, however, that no request for reimbursement pursuant to such Sections (other than Sections 12.04(b) and (c) and 12.05) may be made more than six months after the termination of this Agreement and the Commitments. The representations and warranties made by the Company in this Agreement and by each Loan Party in each other Loan Document shall survive the execution and delivery of this Agreement and such other Loan Document.

     12.11     Severability.

     Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to

       sf-712846                   69


the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     12.12     Headings.

     The  various  headings of this Agreement  are  inserted  for
convenience   only   and  shall  not  affect   the   meaning   or
interpretation of this Agreement or any provisions hereof.

     12.13     No Third Parties Benefited.

     This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     12.14     Governing Law.

     THIS  AGREEMENT  SHALL  BE GOVERNED  BY,  AND  CONSTRUED  IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     12.15     Execution in Counterparts.

     This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     12.16     ENTIRE AGREEMENT.

     THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE COMPANY, THE LENDERS AND THE AGENT AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENTS MADE WITH RESPECT TO THE PAYMENT BY
THE COMPANY OF (OR ANY INDEMNIFICATION FOR) ANY FEES, COSTS OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT OR THE LENDERS.

     12.17     WAIVER OF JURY TRIAL.

     EACH OF THE AGENT, THE LENDERS AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

       sf-712846                   70






     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              NORTH AMERICAN TIMBER CORP.


                              By:  /s/ DANNY W. HUFF
                              Name:       Danny W. Huff
                              Title: Vice President and Treasurer




     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              BANK OF AMERICA NATIONAL TRUST  AND
                              SAVINGS ASSOCIATION,
                              as  Agent,  Issuing  Bank,  and  as
                              Lender


                              By:   /s/ MICHAEL BALOK
                              Name:      Michael Balok
                              Title:     Managing Director

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                             COMMERZBANK AG,
                             NEW YORK BRANCH,
                             as Documentation Agent


                             By:   /s/ HARRY P. YERGEY
                             Name: Harry P. Yergey
                             Title:    SVP & Manager


                             By:   /s/ BRIAN J. CAMBELL
                             Name: Brian J. Cambell
                             Title:    Vice President



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              THE CHASE MANHATTAN BANK,
                              as Co-Syndication Agent

                              By:   /s/ PETER S. PREDUN
                              Name:     Peter S. Predun
                              Title: Vice President


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              CITIBANK, N.A.,
                              as Co-Syndication Agent

                              By:   /s/ DAVID L. HARRIS
                              Name:     David L. Harris
                              Title:    Vice President



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              THE BANK OF NEW YORK,
                              as Managing Agent

                              By:   /s/ DAVID C. SIEGEL
                              Name:     David C. Siegel
                              Title:    Vice President



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                             BANK   OF   TOKYO-MITSUBISHI   TRUST
                             COMPANY


                             By:  /s/ M. R. MARRON
                             Name:     M.R. Marron
                             Title:    Vice President & Manager



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              CIBC INC.


                              By:  /s/ NORA Q. CATIIS
                              Name:     Nora Q. Catiis
                              Title:    Executive Director



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              FIRST NATIONAL BANK OF CHICAGO,
                              as Managing Agent


                              By:  /s/ DAVID T. MCNEELA
                              Name:     David T. McNeela
                              Title:    Vice President



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              HSBC BANK USA,
                              as Managing Agent


                              By:  /s/ JEREMY P. BOLLINGTON
                              Name:     Jeremy P. Bollington
                              Title:    Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              THE  SANWA BANK, LIMITED, NEW  YORK
                              BRANCH


                              By:  /s/ MASAHITO OKUBO
                              Name:     Masahito Okubo
                              Title:    Vice President



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              THE SUMITOMO BANK, LIMITED


                              By:  /s/ C. MICHAEL GARRIDO
                              Name:     C. Michael Garrido
                              Title:    Senior Vice President


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                             SUNTRUST BANK, ATLANTA,
                             as Managing Agent


                             By:  /s/ W. DAVID WISDOM
                             Name:     W. David Wisdom
                             Title:    Vice President



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              TORONTO DOMINION (TEXAS), INC.,
                              as Managing Agent


                              By:  /s/  SHEILA M. CONLEY
                              Name:     Sheila M. Conley
                              Title:    Vice President




     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                             UBS AG,  STAMFORD BRANCH,
                             as Managing Agent


                             By:  /s/ PAUL R. MORRISON
                             Name:     Paul R. Morrison
                             Title:    Executive Director


                             By:  /s/ ANDREW N. TAYLOR
                             Name:     Andrew N. Taylor
                             Title:    Associate Director



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                             WACHOVIA BANK NA,
                             as Managing Agent


                             By:  /s/ ANNE L. SAYLES
                             Name:     Anne L. Sayles
                             Title:    Vice President







                    [DO NOT DELETE THIS PAGE]
                 [JUST THROW AWAY ONCE PRINTED]

                                                  Exhibit 2.02(a)
                                          to NAT Credit Agreement


                   FORM OF NOTICE OF BORROWING

Bank of America National Trust
  and Savings Association
Agency Administrative Services #5596
Mail Code:  CA 4-706-05-09
1850 Gateway Blvd.
Concord, CA 94520

Attention:  Irene Ruddell, Associate Agency Officer


          Re: North American Timber Corp. Credit Agreement dated as of July 22, 1999


Ladies and Gentlemen:

     This  Notice  of Borrowing is delivered to you  pursuant  to
Section 2.02(a) of the Credit Agreement, dated as of July 22, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among NORTH AMERICAN TIMBER CORP., a Delaware corporation (the "Company"), the Lenders party thereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent (the "Agent"), COMMERZBANK AG, NEW YORK BRANCH, as Documentation Agent, and THE CHASE MANHATTAN BANK and CITIBANK, N.A., as Co-Syndication Agents. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby requests the following Committed Borrowing[s]: [Tranche A Loans in the aggregate principal amount of $________________ on, ______________, _____ comprised of
[Eurodollar Loans having an Interest Period of_________________ months] [Reference Rate Loans]; [and] [Tranche B Loans in the aggregate principal amount of $________________ on, ______________, _____ comprised of [Eurodollar Loans having an Interest Period of_________________ months] [Reference Rate Loans].

     The Company hereby certifies and warrants that on the date the Committed Borrowing[s] requested hereby [is/are] made (both before and after giving effect to the making of such Committed Borrowing[s] and after giving effect to the application, directly or indirectly, of the proceeds thereof):

           (a)   the representations and warranties contained  in
     Article 6 of the Credit Agreement are correct on and (except for representations and warranties relating solely to a particular point in time) as of such date as though made on and as of such date;

          (b) no Default or Event of Default has occurred and is continuing;

           (c) the proceeds of the Committed Borrowing[s] hereby requested are being or will be used in accordance with
     Section 8.01 of the Credit Agreement; and

       sf-721560

          [(d) [If Tranche A Loans are requested: The sum of the aggregate principal amount of (i) all Tranche A Loans outstanding on the date of this request, after giving effect to the Tranche A Loans requested hereby; plus (ii) the aggregate principal amount of all Tranche A Bid Loans then outstanding; plus (iii) the outstanding Tranche A L/C
     Obligations, and giving effect to each payment and prepayment to be made on the proposed Borrowing date, will be $_________________, which amount does not exceed the Aggregate Tranche A Commitments as of the Proposed Borrowing Date.

          [(e) [If the Tranche B Loans are requested: The sum of the aggregate principal amount of (i) all Tranche B Loans outstanding on the date of this request, after giving effect to the Tranche B Loans requested hereby; plus (ii) the aggregate principal amount of all Tranche B Bid Loans then outstanding; (iii) plus the outstanding Tranche B L/C Obligations, and giving effect to each payment and prepayment to made on the proposed Borrowing date, will be $_________________, which amount does not exceed the Aggregate Tranche B Commitments as of the as of the Proposed Borrowing Date.


     The Company agrees that if prior to the time of the Committed Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Committed Borrowing requested hereby the Agent shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Committed Borrowing as if then made.

     Please wire transfer the proceeds of the Committed Borrowing requested hereby to the accounts of the following Persons at the financial institutions indicated respectively:



Amount to be       Person to be Paid    Name, Address, Etc.

Transferred    Name         Account No.       of Transferee

$____________  ___________  ________

                                        Attention:


$____________  ___________  ________

                                        Attention:


$____________  ___________  ________

                                        Attention:


Balance of                  ________
such    Proceeds:      The              Attention:
Company


       sf-721560                   2


     The Company has caused this Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this day of ____________________, ____.



                              NORTH AMERICAN TIMBER CORP.


                              By:
                              Title:




       sf-721560                   3

                                                  Exhibit 2.04(a)
                                          to NAT Credit Agreement
                 FORM OF COMPETITIVE BID REQUEST

Bank of America National Trust
  and Savings Association
Agency Administrative Services #5596
Mail Code:  CA 4-706-05-09
1850 Gateway Blvd.
Concord, CA 94520

Attention:  Irene Ruddell, Associate Agency Officer

      Re: North American Timber Corp. Credit Agreement, dated as of July 22, 1999

Ladies and Gentlemen:

     This Competitive Bid Request is delivered to you pursuant to
Section 2.04(a) of the Credit Agreement, dated as of July 22, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among NORTH AMERICAN TIMBER CORP., a Delaware corporation (the "Company"), the Lenders party thereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, , as administrative agent (the "Agent"), COMMERZBANK AG, NEW YORK BRANCH, as Documentation Agent, and THE CHASE MANHATTAN BANK and CITIBANK, N.A., as Co-Syndication Agents. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby requests that the Lenders (or any of them) furnish Competitive Bids for [Tranch A or Tranche B] Bid
Loan[s], subject to the terms of the Credit Agreement, as follows:

           (a) date of Bid Borrowing (which is a Business Day) for the Bid Loan[s] that will result from the Competitive
     Bids requested hereby: ____________, ____.

           (b) maximum aggregate principal amount of Bid Loan[s] that will result from the Competitive Bids requested hereby:
     $_______________,   which shall not [for  a  Tranche  A  Bid
     Borrowing: exceed the Available Tranche A Commitments on the date such Bid Borrowing[s] [is/are] to be made (after giving effect to each payment and prepayment made on such date)][for a Tranche B Bid Borrowing: exceed the Available Tranche B Commitments on the date such Bid Borrowing[s] [is/are] to be made (after giving effect to each payment and prepayment made on such date)].

          (c) The maturity date or dates for partial or complete repayment of each Bid Loan resulting from the Competitive
     Bids requested hereby<F1> (including, in the case of each partial repayment, the amount to be repaid).

       sf-721571


Principal Amount    Date of Complete      Date[s] of Partial    Amount[s] to be
                        Repayment             Repayment           Repaid





           (d) Type of Bid Loan[s] for which Competitive Bids are requested: [Base Rate Bid Loans bearing interest calculated on the basis of a year consisting of 360 days and actual days elapsed and with [insert interest rate basis for Base Rate Bid Loans]] [Fixed Rate Bid Loans].

          (e) The following additional terms shall be applicable to the Bid Loan[s] resulting from the Competitive Bids requested hereby:<F2>

     The Company hereby certifies that on the date the Bid Borrowing resulting from the Competitive Bids requested hereby is made (both before and after giving effect to the making of such Bid Borrowing and after giving effect to the application, directly or indirectly, of the proceeds thereof):

           (1) the representations and warranties contained in Article 6 of the Credit Agreement are correct on and (except for representations and warranties relating solely to a particular point in time) as of such date as though made on and as of such date;

           (2) no Default or Event of Default has occurred and is continuing;

           (3) The sum of the aggregate principal amount of [(i) all Tranche A Bid Loans outstanding on the date of the Bid Borrowing[s] requested hereby, after giving effect to the Tranche A Bid Loan[s] resulting from this Competitive Bid Request; plus (ii) Tranche A Loans then outstanding; plus (iii) the outstanding Tranche A L/C
     Obligations, and giving effect to each payment and prepayment to be made on such date, will be $_________________, which amount does not exceed the Aggregate Tranche A Commitments][[(i) all Tranche B Bid Loans outstanding on the date of the Bid Borrowing[s] requested hereby, after giving effect to the Tranche B Bid Loan[s] resulting from this Competitive Bid Request; plus (ii) Tranche B Loans then outstanding; plus (iii) the outstanding Tranche B L/C Obligations, and giving effect to each payment and prepayment to be made on such date, will be $_________________, which amount does not exceed the Aggregate Tranche B Commitments];

     <F1>  No such date may occur after the Tranche A Termination
Date or the Tranche B Termination Date, as applicable.

     <F2>  Such  additional terms may include  terms  similar  to
Section 2.08 of the Credit Agreement and terms specifying prepayment rights of the Company.


       sf-721571                        2

     The Company agrees that if prior to the time of the Bid Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Bid Borrowing requested hereby the Agent shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Bid Borrowing as if then made.

     [Wire   transfer  instructions  with  respect  to  the   Bid
Borrowing requested hereby will be furnished at the time the Company accepts any Competitive Bids.] Please wire transfer the proceeds of the Bid Borrowing requested hereby to the accounts of the following Persons at the financial institutions indicated respectively:

Amount to be       Person to be Paid    Name, Address, Etc.

Transferred    Name         Account No.       of Transferee

$____________  ___________  ________

                                        Attention:


$____________  ___________  ________

                                        Attention:


$____________  ___________  ________

                                        Attention:


Balance of                  ________
such    Proceeds:      The              Attention:
Company


     The Company has caused this Competitive Bid Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this day of ____________, _____.



                              NORTH AMERICAN TIMBER CORP.


                              By:
                              Title:






       sf-721571                        3
                                                  Exhibit 2.05(b)
                                          to NAT Credit Agreement


                     FORM OF PROMISSORY NOTE

                  ([Tranche A/Tranche B] Loans)



$_________________                          _______________, ____



     For value received, on [ ], 200[ ], the undersigned promises
to          pay          to         the         order          of
                  (the "Lender") at the office of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Agent"), specified in the Credit Agreement referred to below, $____________ or, if less, the aggregate unpaid principal amount of all [Tranche A/Tranche B] Loans made by the Lender to the undersigned pursuant to the Credit Agreement (as defined below), as shown in the schedule attached hereto (and any continuation thereof).

     The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America and in immediately available funds.

     This Promissory Note is one of the promissory notes evidencing [Tranche A/Tranche B] Loans described in, and is subject to the terms and provisions of, the Credit Agreement, dated as of July 22, 1999 among NORTH AMERICAN TIMBER CORP., certain financial institutions (including the Lender) party thereto, the Agent, COMMERZBANK AG, NEW YORK BRANCH, as Documentation Agent, and THE CHASE MANHATTAN BANK and CITIBANK, N.A., as Co-Syndication Agents (as from time to time amended, modified, or supplemented, the "Credit Agreement"). Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned, the guaranty of this Promissory Note, and the terms and conditions under which the due date of this Promissory Note may be accelerated.

     This Promissory Note may only be assigned as provided in the Credit Agreement.

     The undersigned promises to pay all costs of collection, including reasonable attorney's fees, incurred in the collection of this Promissory Note.

     The undersigned hereby waives presentment for payment, demand, protest, and notice of dishonor.



       sf-709086

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED  IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



                              NORTH AMERICAN TIMBER CORP.


                              By:
                              Title:




       sf-709086                   2


                          LOANS AND PRINCIPAL PAYMENTS


     Amount of Loan Made                       Amount of Principal Repaid         Unpaid Principal Balance


Date    Reference Eurodollar  Interest    Reference  Eurodollar  Total  Eurodollar  Made by
        Rate Loan Loan        Period (if  Rate Loan  Loan               Made by
                              Applicable)


























       sf-709086                        3

                                                                 Exhibit 2.05(c)
                                                         to NAT Credit Agreement


                     FORM OF PROMISSORY NOTE

                 (Tranche A/Tranche B Bid Loans)

$_________________                          _______________, ____





     For   value   received,  on  ________________,  _____,   the
undersigned
          promises     to     pay     to     the     order     of
                                      (the  "Lender")  in  lawful
money of the United States and in immediately available funds the principal amount of $___________________ and interest thereon at the rate of ____% per annum, as well after as before maturity, at the Lender's office specified in the Credit Agreement referred to below. Interest will be computed on the basis of a year of 360 days and actual days elapsed.

     This Promissory Note is one of the promissory notes evidencing [Tranch A/Tranche B] Bid Loans described in, and is subject to the terms and provisions of, the Credit Agreement dated as of July 22, 1999 among NORTH AMERICAN TIMBER CORP., certain banks (including the Lender) party thereto, the Agent, COMMERZBANK AG, NEW YORK BRANCH, as Documentation Agent, and THE CHASE MANHATTAN BANK and CITIBANK, N.A., as Co-Syndication Agents (as from time to time amended, modified, or supplemented, the "Credit Agreement"). Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned, the guaranty of this Promissory Note and the terms and conditions under which the due date of this Promissory Note may be accelerated. The undersigned promises to pay all costs of collection, including reasonable attorney's fees, incurred in the collection of this Promissory Note.

     The undersigned hereby waives presentment for payment, demand, protest, and notice of dishonor.

     This Promissory Note may only be assigned as provided in the Credit Agreement.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED  IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



                              NORTH AMERICAN TIMBER CORP.


                              By:
                              Title:




       sf-709086                        4



                                                  Exhibit 2.11(b)
                                          to NAT Credit Agreement


            FORM OF NOTICE OF CONVERSION/CONTINUATION

Bank of America National Trust
  and Savings Association
Agency Administrative Services #5596
Mail Code:  CA 4-706-05-09
1850 Gateway Blvd.
Concord, CA 94520

Attention:  Irene Ruddell, Associate Agency Officer

Re: North American Timber Corporation Credit Agreement, dated as of July 22, 1999


Ladies and Gentlemen:

     This Notice of Conversion/Continuation is delivered to you pursuant to Section 2.11(b) of the Credit Agreement, dated as of July 22, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among NORTH AMERICAN TIMBER CORP., a Delaware corporation (the "Company"), the Lenders party thereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent (the "Agent"), COMMERZBANK AG, NEW YORK BRANCH, as Documentation Agent, and THE CHASE MANHATTAN BANK and CITIBANK, N.A., as Co-Syndication Agents. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby requests that on ______________, ____,

     (1) $__________ of the presently outstanding principal amount of the [Tranche A/Tranche B] Committed Loans originally made on __________, ____ ;

     (2)   all  presently  being maintained  as  [Reference  Rate
Loans] [Eurodollar Loans];<F1>

     (3)  be [converted into] [continued as];

     (4)    [Eurodollar  Loans  having  an  Interest  Period   of
_________ months] [Reference Rate Loans].<F1>

     The     Company     has    caused     this     Notice     of
Conversion/Continuation to be executed and delivered by its duly authorized officer this __ day of _____________, ____.



                              NORTH AMERICAN TIMBER CORP.


                              By:
                              Title:




<F1> Select appropriate interest rate option.

       sf-721575



                                                 [Execution Copy]

                         PARENT GUARANTY


     THIS PARENT GUARANTY (the "Guaranty"), dated as of July 22, 1999, is made by GEORGIA-PACIFIC CORPORATION, a Georgia corporation  (the  "Guarantor"), in  favor  of  BANK  OF  AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as administrative agent (in such capacity, the "Agent"), and each of the financial institutions from time to time party to the Credit Agreement (as hereinafter defined) (collectively, the "Lenders").

                            Recitals:

A. Pursuant to the Credit Agreement, dated as of July 22, 1999 (together with all amendments, supplements, and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among North American Timber Corp., a Delaware corporation ("NAT"), as borrower, the Lenders, the Agent, Commerzbank AG, New York Branch, as Documentation Agent, and The Chase Manhattan Bank and Citibank, N.A. as Co-Syndication Agents, the Lenders have extended commitments (the "Commitments") to make loans (the "Loans") to NAT, and to extend other financial accommodations to or for the account of NAT, which Loans and other financial accommodations are to be unconditionally guaranteed by Guarantor.

B. As a condition precedent to the initial Loan under the Credit Agreement, Guarantor is required to execute and deliver this Guaranty.

C. Guarantor has duly authorized the execution, delivery, and performance of this Guaranty.

D. It is in the best interests of Guarantor to execute this Guaranty inasmuch as NAT is a wholly-owned subsidiary of Guarantor.

     In consideration of the foregoing, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in order to induce the Lenders to make the Loans (including the initial Loans) to NAT pursuant to the Credit Agreement, Guarantor agrees, for the benefit of each Lender, as follows:

                           ARTICLE 13
                           DEFINITIONS

     Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty have the meanings provided in the Credit Agreement.

       sf-714755

                           ARTICLE 14
                       GUARANTY PROVISIONS

     14.01     Guaranty.

     Guarantor    hereby    absolutely,   unconditionally,    and
irrevocably:

       (a)  guarantees the full and punctual payment when due, whether
at   stated   maturity,  by  required  prepayment,   declaration,
acceleration, demand, or otherwise, of all Obligations of NAT now or  hereafter existing under the Credit Agreement and each  other
Loan Document to which it is or may become a party, whether for principal, interest, fees, expenses, or otherwise (including all such amounts which would become due but for the operation of  the
automatic  stay  under  Section  362(a)  of  the  United   States
Bankruptcy Code, 11 U.S.C. 362(a)), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. 502(b) and 506(b) (the "Guaranteed Obligations"); and

(b) indemnifies and holds harmless the Agent and each Lender for any and all out-of-pocket costs and expenses (including the out-of-pocket expenses and reasonable fees of counsel and the allocated cost of in-house counsel retained by the Agent or such Lender) incurred by the Agent or such Lender in preserving and enforcing any rights under this Guaranty.
This Guaranty constitutes a guaranty of payment when due and not of collection or of performance, and Guarantor specifically agrees that it shall not be necessary or required that the Agent or any Lender exercise any right, assert any claim or demand, or enforce any remedy whatsoever against NAT or any other Person before or as a condition to the obligations of Guarantor hereunder.

     14.02     Acceleration of Guaranty.

Guarantor agrees that, in the event of the occurrence and continuance of an Event of Default and the acceleration of the Obligations in accordance with the terms of the Credit Agreement, Guarantor will pay to the Agent and the Lenders forthwith the full amount of the Obligations.

     14.03     Guaranty Absolute, etc.

     This Guaranty shall in all respects be a continuing, absolute, unconditional, and irrevocable guaranty of payment, and shall remain in full force and effect until all Guaranteed Obligations have been paid in cash in full, and all Commitments shall have terminated. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. The liability of Guarantor under this Guaranty shall be absolute, unconditional, and irrevocable irrespective of:

     (a) any lack of validity, legality, or enforceability of the Credit Agreement or any other Loan Document;

(b)  the failure of the Agent or any Lender:
       sf-714755                   2


               to assert any claim or demand or to enforce any right or remedy against NAT, any other Loan Party, or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any other Loan Document, or otherwise; or

                to exercise any right or remedy against any other guarantor of, or any collateral securing, any Guaranteed
     Obligations;

     (c) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise, or renewal of any Guaranteed
Obligations;

(d) any reduction, limitation, impairment, or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration, or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise;
(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Loan Document;
(f) any addition, exchange, release, surrender, or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Agent or any Lender securing any of the Guaranteed Obligations; or
(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, NAT, any surety, or any guarantor.
     14.04     Reinstatement, etc.

     Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by the Agent or any Lender, upon the insolvency, bankruptcy, or reorganization of NAT or otherwise, all as though such payment had not been made.

     14.05     Waiver, etc.

     Guarantor hereby waives promptness, diligence, notice of acceptance, and any other notice with respect to any of the Guaranteed Obligations or any other Loan Party and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect, or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against NAT, any other Loan Party, or any other Person or any collateral securing the Guaranteed Obligations, as the case may be.

     14.06     Subordination.

     Until such time as the Guaranteed Obligations have been paid and performed in full and the period of time has expired during which any payment made by NAT, Guarantor, or any other guarantor

       sf-714755                   3

of the Guaranteed Obligations to Agent may be subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by Agent or paid over to a trustee, receiver, or any other entity, whether under any bankruptcy act or otherwise (any such payment being hereinafter referred to as a "Preferential Payment"), any claim or other rights which Guarantor may now have or hereafter acquire against NAT or such other guarantor that arises from the existence or performance of Guarantor's obligations under this Guaranty or any other agreement (all such claims and rights being hereinafter referred to as "Guarantor's Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Agent or such other guarantor or any collateral which Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute, or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from NAT or such other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment, or security on account of such claim or other rights, shall be subordinate to Agent's right to full payment and performance of the Guaranteed Obligations, and Guarantor shall not enforce Guarantor's Conditional Rights until such time as the Guaranteed Obligations have been paid and performed in full and the period of time has expired during which any payment made by NAT or Guarantor to Agent may be determined to be a Preferential Payment.

     14.07     Successors, Transferees and Assigns; Transfers  of
Loans, etc.

     This Guaranty shall:

       (a) be binding upon Guarantor and its successors, transferees, and assigns; and

(b)  inure to the benefit of and be enforceable by the Agent and each Lender.
Without limiting the generality of subsection (b), any Lender may assign or otherwise transfer (in whole or in part) any Loan held by it to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Article 11 and Section
     12.08 of the Credit Agreement.

     14.08     Payments Free and Clear of Taxes, etc.

     Guarantor hereby agrees that:

       (a) Subject to paragraph (e) below, any and all payments made by Guarantor hereunder to or for the account of the Agent or any Lender (other than on account of a Bid Loan, except to the extent otherwise specified as being applicable to any such Bid Loan) shall be made in accordance with Section 3.03 of the Credit
Agreement free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) such taxes (including income taxes or franchise taxes or branch profit taxes) as are imposed on or measured by the Agent's or such Lender's net income and (ii) such taxes as are imposed by a jurisdiction other than the

       sf-714755                   4


     United States of America or any political subdivision thereof and that would not have been imposed but for the existence of a connection between the Agent or such Lender and the jurisdiction imposing such taxes (other than a connection arising principally by reason of the Credit Agreement or this Guaranty) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Agent or any Lender:

               the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
     Section 2.8) the Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made;

               Guarantor shall make such deductions; and

                Guarantor  shall pay the full amount deducted  to
     the   relevant  taxation  authority  or  other  governmental
     authority in accordance with applicable law.

        (b) Guarantor shall pay any present or future stamp or documentary taxes or any other sales, excise, or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Guaranty (other than on account of a Bid Loan, except to the extent otherwise specified as being applicable to such Bid Loan) (hereinafter referred to as "Other Taxes").

(c) Subject to subsection (e) below, Guarantor hereby indemnifies and holds harmless the Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.8) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that the Agent and each Lender agree to contest in good faith any Taxes or Other Taxes that the Agent or such Lender, in its sole discretion, believes have been incorrectly asserted. A certificate as to the amount demanded by the Agent or any Lender, or the Agent on behalf of any Lender, absent manifest error, shall be binding and conclusive.
(d) Within 30 days after the date of any payment of Taxes or Other Taxes, Guarantor shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Agent.
(e) Each Lender shall, promptly upon the request of Guarantor to that effect, deliver to the Agent and Guarantor such accurate and complete forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish (if
       sf-714755                   5


     appropriate) such Lender's tax status for withholding purposes or may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Guaranty. The provisions of Sections 4.05(f), (g), (h), and (i) of the Credit Agreement are hereby incorporated by reference into this Guaranty as if fully stated herein, except that each reference to the "Company" contained therein shall be deemed to be a reference to the "Guarantor" for purposes of this Guaranty.

        (f) Without prejudice to the survival of any other agreement of Guarantor hereunder, the agreements and obligations of Guarantor contained in this Section 2.8 shall survive the payment in full of the principal of and interest on the Loans.

                           ARTICLE 15
                 REPRESENTATIONS AND WARRANTIES

     15.01     Representations and Warranties.

     Guarantor hereby makes each of the representations and warranties made by NAT in the Credit Agreement.

                           ARTICLE 16
                         COVENANTS, ETC.

     16.01     Affirmative Covenants.

     Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender shall have any outstanding Commitment, Guarantor will, unless the Required Lenders shall otherwise consent in writing, cause NAT to duly keep, perform, and observe for the benefit of the Agent and the Lenders each and every covenant set forth in Article 8 of the Credit Agreement (all of which covenants, together with related definitions and ancillary provisions, are hereby incorporated herein by reference as if such terms were set forth herein in full), without regard to any termination of the Credit Agreement.

     16.02     Negative Covenants.

     Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender shall have any outstanding Commitment, Guarantor will, unless the Required Lenders shall otherwise consent in writing, cause NAT to duly keep, perform, and observe for the benefit of the Agent and the Lenders each and every covenant set forth in Article 9 of the Credit Agreement (all of which covenants, together with related definitions and ancillary provisions, are hereby incorporated herein by reference as if such terms were set forth herein in full), without regard to any termination of the Credit Agreement.

                           ARTICLE 17
                    MISCELLANEOUS PROVISIONS

     17.01     Loan Document.

     This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article 12 of the Credit Agreement.

     17.02      Binding on Successors, Transferees  and  Assigns;
Assignment.   In addition to, and not in limitation  of,  Section
2.8, this Guaranty shall be binding upon

       sf-714755                   6

Guarantor and its successors, transferees, and assigns and shall inure to the benefit of and be enforceable by the Agent, each Lender, and their respective successors, transferees, and assigns (to the full extent provided pursuant to Section 2.8); provided, however, that Guarantor may not assign any of its obligations hereunder.

     17.03 Amendment, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantor, the Agent and consented to by the Required Lenders (or, as provided in Section 12.02(e) of the Credit Agreement, all Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

17.04 Addresses for Notices to Guarantor. All notices and other communications hereunder to Guarantor shall be in writing (including by facsimile) and mailed by overnight delivery, transmitted by facsimile, or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by Guarantor in a written notice to the Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section 5.4. All such notices and other communications shall be effective, if transmitted by facsimile when transmitted or, if mailed by overnight delivery or delivered, upon delivery, addressed as aforesaid
17.05 No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.6, no failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
17.06 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
17.07 Setoff. In addition to, and not limitation of, any rights of the Agent or any Lender under applicable law, the Agent and each Lender shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the obligations of Guarantor owing to it hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of Guarantor then or thereafter maintained with the Agent or such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.06 of the Credit Agreement. Each Lender agrees promptly to notify Guarantor after any such setoff and application made by such party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Agent and each Lender under this Section 5.7 are in addition to any other right or remedy (including any other right of set off) which the Agent or such Lender may have.
17.08 Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law,
       sf-714755                        7

such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     17.09 Governing Law, etc. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES TO THE LOAN
DOCUMENTS  WITH  RESPECT  TO  THE  SUBJECT  MATTER  THEREOF   AND
SUPERSEDE ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO, EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENT MADE
WITH   RESPECT  TO  THE  PAYMENT  BY  ANY  LENDER  OF   (OR   ANY
INDEMNIFICATION FOR) ANY FEES, COSTS OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT OR ANY LENDER.

17.10 Waiver of Jury Trial. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY EAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

       sf-714755                        8


     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                     GEORGIA-PACIFIC CORPORATION

                     ______________________________

                     By:
                     Title:

                     Address:    c/o Georgia-Pacific Corporation
                                 133 Peachtree Street, N.E.
                                 Atlanta, Georgia 30348-5605

                     Attn:       Treasurer's Department
                     Facsimile:  404-230-5598





       sf-714755                        9





                                                  Exhibit 7.01(e)
                                          to NAT Credit Agreement

           FORM OF OPINION OF COUNSEL FOR THE COMPANY

             [Letterhead of Counsel for the Company]

                                                      July 22, 1999


To each of the Lenders
party to the Credit Agreement
hereinafter referred to and
to Bank of America National
Trust and Savings Association, as Agent

     Re: North American Timber Corp. Credit Agreement dated as of July 22, 1999


Ladies and Gentlemen:

     This opinion is being delivered to you pursuant to Section 7.01(e) of the Credit Agreement, dated as of July 22, 1999 (the "Credit Agreement"), among NORTH AMERICAN TIMBER CORP., a Delaware corporation, as borrower (the "Company"), the Lenders party thereto (collectively, the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent (in such capacity, the "Agent") for the Lenders thereunder, COMMERZBANK AG, NEW YORK BRANCH, as Documentation Agent, and THE CHASE MANHATTAN BANK and CITIBANK, N.A., as Co-Syndication Agents. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

     I am [Vice President and Secretary] of the Company and, as such, I have acted as counsel to the Company in connection with the negotiation, execution, and delivery of the Credit Agreement and the Subsidiary Guaranty.

     In so acting as such counsel, I have examined, or caused to be examined, the following:

          (a)  the promissory notes delivered at the Closing;

          (b)  the Credit Agreement; and

           (c)   the  Subsidiary Guaranty and the Parent Guaranty
     (collectively, the "Loan Documents").

       sf-721576

     I have also examined, or caused to be examined, originals or copies of originals, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents, instruments, certificates, and other statements of public and governmental officials and corporate officers and other representatives of the Company and have made such inquiries of such corporate officers and other representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     For purposes of the examination of the documents referred to above, I have assumed the genuineness of all signatures (except those on behalf of the Company), the authenticity of all documents submitted to me as originals, and the conformity to originals of all documents submitted to me as certified or photostatic copies, which facts I have not independently verified. As to all questions of fact material to this opinion which have not been independently verified by me, I have relied upon the representations and warranties of the Company contained in the Loan Documents and other documents and certificates related to these transactions.

     I have assumed the due execution and delivery, pursuant to due authorization, of each of the Loan Documents by all of the parties thereto, other than the Company, and that the Loan Documents are enforceable against such other parties in accordance with their respective terms.

     I have further assumed that the Lenders and the Agent will act in good faith and will seek to enforce their rights and remedies under the Loan Documents in a commercially reasonable manner.

     Based upon the foregoing and subject to the qualifications set forth herein, I am of the opinion that:

     1.   The Company:

          (a) is a corporation validly existing and in good standing under the laws of the State of Delaware;

          (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification except where the failure to be so qualified is not likely to have a Material Adverse Effect; and

          (c) has all requisite corporate power and authority to own, pledge, mortgage, hold under lease, and operate its properties and to conduct its business as now or currently proposed to be conducted.

     2. The execution, delivery, and performance by the Company of the Loan Documents to which it is a party:

          (a)  are within its corporate powers;

          (b) have been, or prior to such execution will have been, duly authorized by all necessary corporate action, including the consent of its shareholder where required; and

          (c)  do not:

       sf-721576                   2


               (i) contravene its articles or certificate of incorporation or by-laws;

               (ii) to the best of my knowledge after due inquiry, violate any existing law or regulation of the United States, of the States of Georgia, New York, or the general corporation law of the State of Delaware which, to my knowledge, is applicable, or any order, decree, or other determination of an arbitrator or a court or other governmental agency applicable to or binding upon the Company or any of its property or to which it or any of its property is subject;

               (iii) to the best of my knowledge after due inquiry, conflict with or result in the breach of, or constitute a default under, any Contractual Obligation of the Company, except for such conflicts, breaches, or defaults which are not likely to have a Material Adverse Effect;

               (iv) to the best of my knowledge after due inquiry, result in the creation or imposition of any Lien upon any of the property of the Company, other than if the Obligations or certain other Indebtedness of the Company is to be secured by certain Liens, for Permitted Liens required to be created pursuant to
          Section 9.01 of the Credit Agreement; or

               (v) to the best of my knowledge after due inquiry, require, as of the date hereof, the consent of, authorization by, approval of or notice to, or prior filing or registration with, any United States, Georgia, Delaware, or New York governmental agency.

     3. The Loan Documents to which the Company is a party have been duly executed and delivered by it. The Loan Documents are the legal, valid, and binding obligations of the Company, enforceable against it in accordance with their respective terms.

     4. To the best of my knowledge after due inquiry, there are no pending or overtly threatened actions or proceedings affecting the Company before any court or other Governmental Authority or any arbitrator that is likely to have a Material Adverse Effect.

     5. To the best of my knowledge after due inquiry, the Company has no Subsidiaries.

     The   foregoing  opinions  are  subject  to  the   following
qualifications:

          (a)   My opinion as to enforceability is subject to the
     effect    of    any   applicable   bankruptcy,   insolvency,
     reorganization,   moratorium,  or  similar   law   affecting
     creditors' rights generally.

          (b) My opinion as to enforceability is also subject to the effect of general principles of equity, including concepts of materiality, reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law). Pursuant to such equitable principles, Section 2.3 of the Subsidiary Guaranty and the Parent Guaranty, which provides that the liability of the Principal Subsidiaries or Parent thereunder shall not be affected by

       sf-721576                   3

     changes in or amendments to the agreements and documents referred to in such Section, might be enforceable only to the extent that such changes or amendments were not so material as to constitute a new contract among the parties.

          (c) My opinion as to enforceability is also subject to the effect of limitations on enforceability of rights to indemnification or contribution under the Loan Documents by federal or state securities laws or regulations or public policy relative thereto.

          (d) My opinion as to enforceability is also subject to the qualifications that certain provisions of the Loan Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of any of the Loan Documents, and each of the Loan Documents contains adequate provisions for enforcing payment of the obligations of the Company thereunder and for the practical realization of the rights and benefits afforded thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable New York laws, rules, regulations and court decisions and by constitutional requirements in and out of the State of New York.

          (e) I express no opinion as to the enforceability of the provisions of the last sentence of Section 12.08(d) of the Credit Agreement (insofar as it pertains to Section
     12.06 of the Credit Agreement), as to the proviso in Section
     2.1 of the Subsidiary Guaranty or as to the proviso in the first sentence of Section 5.7 of the Subsidiary Guaranty, or to Section [ ] of the Parent Guaranty.

          (f) I express no opinion as to the enforceability of any provision in the Loan Documents purporting to preserve and maintain the liability of any party thereto despite the fact that the guaranteed debt is unenforceable due to illegality or the fact that the Lenders had voluntarily released the primary obligor's liability on the guaranteed debt.

          (g) I express no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the Bankruptcy
     Code, or any comparable provisions of state or foreign law, to, or on, the Loan Documents.

          (h) I express no opinion as to those provisions of the Loan Documents purporting to waive the right to a jury trial.

     My opinions relate only to the laws of the States of New York and Georgia, the general corporation laws of the State of Delaware, and the Federal laws of the United States; and I do not express any opinion with respect to the laws of any other jurisdiction. This opinion letter is furnished to you by me as counsel to the Company and is solely for your benefit and for the benefit of each Lender and each Assignee, and may not be quoted or relied upon by any other Person without my prior written consent.

     I am a member of the bar of the States of New Jersey and New York and do not hold myself out to be an expert on the laws of any other State, including the State of Wisconsin. In rendering the foregoing opinion, I have relied as to matters of Georgia law, insofar as such law affects the opinions expressed above, upon an opinion of even date herewith addressed to me by an attorney in the Law Department of the Company licensed to practice law in the

       sf-721576                   4


State of Georgia, which opinion contains no qualifications or assumptions (other than those which limit such opinions solely to matters of Georgia law) not contained in this opinion. The opinion from the attorney in the Law Department of the Company is satisfactory in form and scope to me and I believe that I am justified in relying on such opinion as to the matters covered thereby.

                                Very truly yours,

       sf-721576                   5


                                                 [Execution Copy]

                     CONTRIBUTION AGREEMENT

     This Contribution Agreement ("Agreement") is entered into as of July 22, 1999 by and among GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the "Parent"), NORTH AMERICAN TIMBER CORP., a Delaware corporation ("NAT"), UNISOURCE WORLDWIDE, INC., a Delaware corporation, GREAT NORTHERN NEKOOSA CORPORATION, a Maine
corporation;   BRUNSWICK  PULP  &  PAPER  COMPANY,   a   Delaware
corporation; GEORGIA-PACIFIC WEST, INC., an Oregon corporation; G-P GYPSUM CORPORATION, a Delaware corporation; LEAF RIVER FOREST
PRODUCTS,   INC.,  a  Delaware  corporation;  NEKOOSA   PACKAGING
CORPORATION, a Delaware corporation, NEKOOSA PAPERS INC., a Wisconsin corporation, and such other Persons that may hereafter
become  a  party  hereto pursuant to Section 3.1   (collectively,
including   NAT  but  excluding  the  Parent,  the  "Contributing
Subsidiaries").

                            Recitals

     A. Parent, certain financial institutions which are or may become parties thereto (the "Lenders"), Bank of America National Trust and Savings Association, as administrative agent (the "Parent Agent"), Commerzbank AG, New York Branch, as Documentation Agent, and The Chase Manhattan Bank and Citibank, N.A., as Co-Syndication Agents have entered into a Credit
Agreement, dated as of the date hereof (together with all amendments from time to time made thereto, the "Parent Credit Agreement"). Pursuant to the Parent Credit Agreement, the Lenders have agreed to provide credit facilities to the Parent in the aggregate amount of up to $1,000,000,000.

     B. NAT, the Lenders, the Agent, Bank of America National Trust and Savings Association, as administrative agent (the "NAT Agent"), Commerzbank AG, New York Branch, as Documentation Agent, and The Chase Manhattan Bank and Citibank, N.A., as Co-Syndication Agents have also entered into a Credit Agreement, dated as of the date hereof (together with all amendments, if any, from time to time made thereto, the "NAT Credit Agreement" and, together with the Parent Credit Agreement, the "Credit Agreements"). Pursuant to the NAT Credit Agreement, the Lenders have agreed to provide credit facilities to NAT in the aggregate amount of up to $1,000,000,000.

     E. Each of the Principal Subsidiaries (as defined in the Parent Credit Agreement) is a direct or indirect beneficiary of the credit facilities provided pursuant to the Parent Credit Agreement, and each Person hereafter becoming a Principal Subsidiary (as defined in the NAT Credit Agreement) will be a direct or indirect beneficiary of the credit facilities provided pursuant to the NAT Credit Agreement. Accordingly, each Principal Subsidiary (as defined in the Parent Credit Agreement) has entered into, and each Person becoming such a Principal Subsidiary hereafter is obligated to enter into, the Subsidiary

       sf-715802                                  1

Guaranty of even date herewith (as defined in the Parent Credit Agreement) (the "Parent Subsidiary Guaranty"), and each Person hereafter becoming a Principal Subsidiary (as defined in the NAT Credit Agreement) is obligated to enter into the Subsidiary Guaranty of even date herewith (as defined in the NAT Credit Agreement) (the "NAT Subsidiary Guaranty" and, together with the Parent Subsidiary Guaranty, the "Guaranties").

     G.    Because  of  the  joint  and  several  nature  of  the
Guaranties and the transactions contemplated by the Credit Agreements, any of the Principal Subsidiaries may be called upon or required to pay an amount in respect of such obligations which is greater than the benefit actually received by such Contributing Subsidiary as the result of the apportionment and distribution of the Group Commitment loan proceeds, and so the Parent desires to provide for rights of reimbursement and contribution among the Parent on behalf of itself and its Principal Subsidiaries in such event.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises of the parties hereto, the parties hereto hereby agree as follows:

                           ARTICLE 18
                 REIMBURSEMENT AND CONTRIBUTION

     18.01 Reimbursement and Contribution. The Parent hereby agrees that, if a Contributing Subsidiary shall be called upon and required to pay amounts (or suffer the loss of its collateral pledged to secure amounts) in respect of the joint and several obligations of the Principal Subsidiaries under either of the Guaranties which exceed the aggregate benefit actually received by such Contributing Subsidiary (the "Paying Subsidiary") as the result of apportionment and distribution of the proceeds of the Credit Agreements, then such Paying Subsidiary shall be entitled to contribution and reimbursement from the Parent and the other Principal Subsidiaries, and the Parent shall pay and contribute, or shall cause one or more of the other Principal Subsidiaries to pay and contribute, to such Paying Subsidiary and reimburse it for an amount equal to the amount by which the amount such Paying Subsidiary is actually called upon to pay exceeds the aggregate benefit actually received by such Paying Subsidiary as the result of the apportionment and distribution of the proceeds of the Credit Agreements.

                           ARTICLE 19
                 REPRESENTATIONS AND WARRANTIES

     19.01 Representations and Warranties. As of the date hereof (in the case of Contributing Subsidiaries initially executing this Agreement) and as of the date of execution and delivery hereof (in the case of Contributing Signatories becoming a party hereto pursuant to Section 3.1), each Contributing Subsidiary hereby makes each of the representations and warranties made by the Parent and, in the case of Principal Subsidiaries as defined in the NAT Credit Agreement, NAT in the

       sf-715802                                  2

Credit Agreements, to the extent that any such representation or warranty made by the Parent or NAT in the Credit Agreements shall be applicable to such Contributing Subsidiary, its Subsidiaries, or any of its or their properties.


                           ARTICLE 20
                     ADDITIONAL SIGNATORIES

     20.01 Additional Signatories. As required by the terms of the Credit Agreements, Principal Subsidiaries as defined in either Credit Agreement may from time to time hereafter become parties hereto by executing and delivering to the NAT Agent and the Parent Agent a signature page to this Agreement attached to a photocopy of this Agreement as previously executed.

                           ARTICLE 21
                    MISCELLANEOUS PROVISIONS

     21.01     Loan Document.

     This Agreement is a Loan Document for purposes of both of the Credit Agreements and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions thereof, including, without limitation, Article 12 of the Parent Credit Agreement.

     21.02      Binding on Successors, Transferees, and  Assigns;
Assignment.

     This Agreement shall be binding upon the Parent, each Contributing Subsidiary and their respective successors, transferees, and assigns and shall inure to the benefit of and be enforceable by the Parent, each Contributing Subsidiary, the NAT Agent, the Parent Agent, each Lender, and their respective successors, transferees, and assigns; provided, however, that neither the Parent nor any Contributing Subsidiary may assign any of its obligations hereunder.

     21.03     Amendment, etc.

     No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Parent or any Contributing Subsidiary herefrom, shall in any event be effective unless the same shall be in writing and signed by the NAT Agent, the Parent Agent, and authorized by the Required Lenders as defined in each Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     21.04     No Waiver; Remedies.

     No failure on the part of the NAT Agent, the Parent Agent, or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     21.05     Section Captions.

     Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

       sf-715802                                  3


     21.06     Severability.

     Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     21.07     Governing Law, etc.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES TO THE LOAN DOCUMENTS WITH RESPECT TO THE SUBJECT MATTER THEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO, EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENT MADE WITH RESPECT TO THE PAYMENT BY ANY LENDER OF (OR ANY INDEMNIFICATION FOR) ANY FEES, COSTS, OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT OR ANY LENDER.

     21.08     Waiver of Jury Trial.

     EACH CONTRIBUTING SUBSIDIARY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY EAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT. EACH CONTRIBUTING SUBSIDIARY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENTS.

           [SIGNATURES APPEAR ON THE FOLLOWING PAGES]


       sf-715802                                  4

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date set forth above.


                     GEORGIA-PACIFIC CORPORATION


                     By: ______________________________
                     Title:

                     Address:    c/o Georgia-Pacific Corporation
                                 133 Peachtree Street, N.E.
                                 Atlanta, Georgia 30348-5605

                     Attn:       Treasurer's Department
                     Facsimile:  404-230-5598



                     NORTH AMERICAN TIMBER CORP.


                     By: ______________________________
                     Title:

                     Address:    c/o Georgia-Pacific Corporation
                                 133 Peachtree Street, N.E.
                                 Atlanta, Georgia 30348-5605

                     Attn:       Treasurer's Department
                     Facsimile:  404-230-5598



                     UNISOURCE WORLDWIDE, INC.


                     By: ______________________________
                     Title:

                     Address:    c/o Georgia-Pacific Corporation
                                 133 Peachtree Street, N.E.
                                 Atlanta, Georgia 30348-5605

                     Attn:       Treasurer's Department
                     Facsimile:  404-230-5598



                     GREAT NORTHERN NEKOOSA CORPORATION


                     By: ______________________________
                     Title:

                     Address:    c/o Georgia-Pacific Corporation
                                 133 Peachtree Street, N.E.
                                 Atlanta, Georgia 30348-5605

                     Attn:       Treasurer's Department
                     Facsimile:  404-230-5598



                     BRUNSWICK PULP & PAPER COMPANY

                     By: ______________________________
                     Title:

                     Address:    c/o Georgia-Pacific Corporation
                                 133 Peachtree Street, N.E.
                                 Atlanta, Georgia 30348-5605

                     Attn:       Treasurer's Department
                     Facsimile:  404-230-5598



                     GEORGIA-PACIFIC WEST, INC.


                     By: ______________________________
                     Title:

                     Address:   c/o Georgia-Pacific Corporation
                                133 Peachtree Street, N.E.
                                Atlanta, Georgia 30348-5605

                     Attn:      Treasurer's Department
                     Facsimile:  404-230-5598



                     G-P GYPSUM CORPORATION


                     By: ______________________________
                     Title:

                     Address:    c/o Georgia-Pacific Corporation
                                 133 Peachtree Street, N.E.
                                 Atlanta, Georgia 30348-5605

                     Attn:       Treasurer's Department
                     Facsimile:  404-230-5598



                     LEAF RIVER FOREST PRODUCTS, INC.


                     By: ______________________________
                     Title:

                     Address:    c/o Georgia-Pacific Corporation
                                 133 Peachtree Street, N.E.
                                 Atlanta, Georgia 30348-5605

                     Attn:       Treasurer's Department
                     Facsimile:  404-230-5598



                     NEKOOSA PACKAGING CORPORATION


                     By: ______________________________
                     Title:

                     Address:    c/o Georgia-Pacific Corporation
                                 133 Peachtree Street, N.E.
                                 Atlanta, Georgia 30348-5605

                     Attn:       Treasurer's Department
                     Facsimile:  404-230-5598



                     NEKOOSA PAPERS INC.


                     By: ______________________________
                     Title:

                     Address:    c/o Georgia-Pacific Corporation
                                 133 Peachtree Street, N.E.
                                 Atlanta, Georgia 30348-5605

                     Attn:       Treasurer's Department
                     Facsimile:  404-230-5598




                                                        Exhibit 7.02(d)
                                                to NAT Credit Agreement

              FORM OF OFFICER'S CLOSING CERTIFICATE

                            July __, 1999


To each of the Lenders party
to the Credit Agreement
hereinafter referred to and to
Bank of America National Trust
  and Savings Association, as Agent

          Re: North American Timber Corp. Credit Agreement dated as of July 22, 1999


     This Certificate is delivered to you pursuant to Section 7.02(d) of the Credit Agreement, dated as of July 22, 1999 (the "Credit Agreement"), among NORTH AMERICAN TIMBER CORP., a Delaware corporation (the "Company"), the Lenders party thereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent (the "Agent"), COMMERZBANK AG, NEW YORK BRANCH, as Documentation Agent, and THE CHASE MANHATTAN BANK and CITIBANK, N.A., as Co-Syndication Agents. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The undersigned hereby certifies to each Lender and the Agent as follows:

     1. I hold, and at all pertinent times mentioned herein have held, the position listed below my name below. I have read and am familiar with the Credit Agreement and the other Loan Documents, and I am familiar with the transactions contemplated thereunder. I am authorized to execute and deliver this Certificate on behalf of the Company.

     2. The conditions precedent to the initial Borrowing contained in Section 7.02 of the Credit Agreement have been and remain satisfied in full as of the date hereof.

     3.     The  representations  and  warranties  contained   in
Article 6 of the Credit Agreement are correct.

     4. I understand that you are relying on this Certificate in connection with the extensions of credit being made to or for the account of the Company Pursuant to the Credit Agreement.

       sf-721583

     IN WITNESS WHEREOF, the undersigned, on behalf of the Company, has caused this Certificate to be executed this ___th of July, 1999.

                              NORTH AMERICAN TIMBER CORP.


                              By:
                              Title:







       sf-721583                   -2-


                                                  Exhibit 8.09(c)
                                          to NAT Credit Agreement

                 FORM OF COMPLIANCE CERTIFICATE

                           [  Date  ]



Bank of America National Trust
 and Savings Association, as Agent
Paper & Forest Products #9973
555 California Street -- 41st Floor
San Francisco, CA  94104

Attention:  M.J. Balok, Managing Director

     Re: North American Timber Corp. Credit Agreement dated as of July 22, 1999

Ladies and Gentlemen:

     This Compliance Certificate is delivered to you pursuant  to
Section 8.09(c) of the Credit Agreement, dated as of July 22, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among NORTH AMERICAN TIMBER CORP., a Delaware corporation (the "Company"), the Lenders party thereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent (the "Agent"), COMMERZBANK AG, NEW YORK BRANCH, as Documentation Agent, and THE CHASE MANHATTAN BANK and CITIBANK, N.A., as Co-Syndication Agents. Unless otherwise defined herein or the context otherwise requires, terms used herein (including the attachments hereto) have the meanings provided in the Credit Agreement.

     The Company hereby certifies and warrants that, as of the dates set forth below:

           (a)   on  _____________,  ____<F1>  (the  "Computation
     Date"), the Leverage Ratio (as defined in Attachment A hereto) for the Company and its consolidated Subsidiaries was _____ to 1.0, as computed on Attachment A hereto;

           (b) as of each of the Computation Date and the date hereof, no Default or Event of Default has occurred and is continuing; and

     <F1>  The last day of the most recently ended fiscal quarter of the Company.

            sf-721585


          (c) as of the date hereof, there are no pending or, to the knowledge of the Company, threatened, actions or proceedings affecting the Company, any Principal Subsidiary or any Restricted Subsidiary before any court or other Governmental Authority or any arbitrator that are reasonably likely to have a Material Adverse Effect.

     The undersigned Responsible Officer of the Company executing this Certificate on behalf of the Company is, and at all pertinent times mentioned herein has been, the Chief Financial Officer of the Company and in such capacity has been responsible for the management of the financial affairs of the Company and the preparation of financial statements of the Company and its Subsidiaries on a consolidated basis.

           IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered, and the certification and warranties contained herein to be made, this _____ day of____________, ____.



                              NORTH AMERICAN TIMBER CORP.


                              By:
                              Title:




            sf-721585                   2



                                                            ATTACHMENT A
                                           to NAT Compliance Certificate <F2>


                         LEVERAGE RATIO
                       ON __________, ____
                       [Computation Date]


Item                                          Measurement

         All  of  the  foregoing  computed
         for    the   Company   and    its
         consolidated Subsidiaries

1.       Indebtedness  for Borrowed  Money    $_____________
         outstanding     as     of     the
         Computation Date
2.       aggregate  capital  invested   by    $_____________
         Persons  other than  the  Company
         and  its  Restricted Subsidiaries
         in    receivables    and    other
         accounts sold to such Persons  by
         the  Company  and its  Restricted
         Subsidiaries    as     of     the
         Computation    Date,    excluding
         receivables  and  other  accounts
         sold  in connection with the sale
         of   a  business  or  the  assets
         and/or    operations   generating
         such    receivables   and   other
         accounts
3.       sum  of Item 1 and Item 2 (Funded    $_____________
         Indebtedness)
4.       net   income  or  (or  net  loss)    $_____________
         during   the  Measurement  Period
         ending on the Computation Date

     <F2>By   necessity,  the  computations  described  in   this
Compliance Certificate are less detailed than those contained in the Credit Agreement. In the event of any conflict between the two, the terms of the Credit Agreement shall in all instances prevail.

5.       all  amounts treated as  expenses    $_____________
         for  depreciation,  interest  and
         the   non-cash  amortization   of
         intangibles  of any kind  to  the
         extent     included    in     the
         determination of such net  income
         (or loss)
6.       cost   of  timber  sold  by   the    $_____________
         Company     (to    the     extent
         constituting depletion) for  such
         Measurement Period to the  extent
         included in the determination  of
         such   net   income   (or   loss)
         computed  without  giving  effect
         to  extraordinary cash  gains  or
         non-recurring, non-cash items.

7.       all  accrued taxes on or measured    $_____________
         by  income to the extent included
8.       in  the determination of such net    $______________
         income (or loss)
         Item  4,  plus Item 5, plus  Item
         6, plus Item 7 (EBITDA)
9.       ratio  of Item 3 to Item  8  (the    ______ to 1.0
         "Leverage Ratio")



       sf-721585                   2
                                                  Exhibit 8.13(a)
                                      to the NAT Credit Agreement

                   FORM OF SUBSIDIARY GUARANTY

     THIS SUBSIDIARY GUARANTY (the "Guaranty"), dated as of _________, is made by [ ], a [ ] corporation; and [ ], a [ ] corporation (collectively, the "Guarantors" and, individually, a "Guarantor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as administrative agent (in such capacity, the "Agent") for each of the Lenders (as defined below).

                            RECITALS:

A. Pursuant to the Credit Agreement, dated as of July 22, 1999 (together with all amendments, supplements, and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among North American Timber Corp., a Delaware corporation ("NAT") as borrower, the various commercial lending and other financial institutions (individually, a "Lender" and, collectively, the "Lenders") as are, or may from time to time become, party thereto, the Agent, Commerzbank AG, New York Branch, as Documentation Agent, and The Chase Manhattan Bank and Citibank, N.A. as Co-Syndication Agents, the Lenders have extended commitments (the "Commitments") to make loans (the "Loans") to NAT, and to extend other financial accommodations to or for the account of NAT, which Loans and other financial accommodations are to be unconditionally guaranteed by each Principal Subsidiary of NAT (which Principal Subsidiaries are the Guarantors hereunder).

B. As a condition precedent to the initial Loan under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty.

C. Each Guarantor has duly authorized the execution, delivery, and performance of this Guaranty.

D.   It  is  in  the best interests of each Guarantor to  execute
     this   Guaranty  inasmuch  as  such  Guarantor  will  derive
     substantial direct and indirect benefits from the Loans made to NAT by the Lenders under the Credit Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to NAT pursuant to the Credit Agreement, each Guarantor agrees, for the benefit of each Lender, as follows:

       sf-721568

                           ARTICLE 22
                           DEFINITIONS

     Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                           ARTICLE 23
                       GUARANTY PROVISIONS

     23.01     Guaranty.

     Each Guarantor, jointly and severally, hereby absolutely, unconditionally, and irrevocably:

     (a)  guarantees the full and punctual payment when due, whether
at   stated   maturity,  by  required  prepayment,   declaration,
acceleration, demand, or otherwise, of all Obligations of NAT and each other Loan Party (other than such Guarantor) now or hereafter existing under the Credit Agreement and each other Loan Document to which it is or may become a party, whether for principal, interest, fees, expenses, or otherwise (including all such amounts which would become due but for the operation of the
automatic  stay  under  Section  362(a)  of  the  United   States
Bankruptcy Code, 11 U.S.C. 362(a)), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. 502(b) and 506(b)); and

(b) indemnifies and holds harmless the Agent and each Lender for any and all out-of-pocket costs and expenses (including the out-of-pocket expenses and reasonable fees of counsel and the allocated cost of in-house counsel retained by the Agent or such Lender) incurred by the Agent or such Lender in preserving and enforcing any rights under this Guaranty;
provided, however, that each Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent obligations, fraudulent conveyance, or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection or of performance, and each Guarantor specifically agrees that it shall not be necessary or required that the Agent or any Lender exercise any right, assert any claim or demand, or enforce any remedy whatsoever against NAT, any other Loan Party, or any other Person before or as a condition to the obligations of each Guarantor hereunder.

     23.02     Acceleration of Guaranty.

     Subject to the proviso of Section 2.1, each Guarantor agrees that, in the event of the occurrence and continuance of an Event of Default and the acceleration of the Obligations in accordance with the terms of the Credit Agreement, each Guarantor will pay to the Agent and the Lenders forthwith the full amount of the Obligations.

     23.03     Guaranty Absolute, etc.

     This Guaranty shall in all respects be a continuing, absolute, unconditional, and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of NAT and each other Loan Party have been paid in cash in full, and

       sf-721568                   2



all Commitments shall have terminated. Each Guarantor guarantees that the Obligations of NAT and each other Loan Party will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, unconditional, and irrevocable irrespective of:

     (a) any lack of validity, legality, or enforceability of the Credit Agreement or any other Loan Document;

(b)  the failure of the Agent or any Lender:
               to assert any claim or demand or to enforce any right or remedy against NAT, any other Loan Party, or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any other Loan Document, or otherwise; or

                to exercise any right or remedy against any other guarantor of, or any collateral securing, any Obligations of NAT or any other Loan Party;

     (c) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations of NAT or any other Loan Party, or any other extension, compromise, or renewal of any Obligations of NAT or any other Loan Party;

(d) any reduction, limitation, impairment, or termination of the Obligations of NAT or any other Loan Party for any reason, including any claim of waiver, release, surrender, alteration, or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of NAT or any other Loan Party or otherwise;
(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Loan Document;
(f) any addition, exchange, release, surrender, or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Agent or any Lender securing any of the Obligations of NAT or any other Loan Party; or
(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, NAT, any other Loan Party, any surety, or any guarantor.
     23.04     Reinstatement, etc.

     Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time

       sf-721568                   3

any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by the Agent or any Lender, upon the insolvency, bankruptcy, or reorganization of NAT, any other Loan Party, or otherwise, all as though such payment had not been made.

     23.05     Waiver, etc.

     Each Guarantor hereby waives promptness, diligence, notice of acceptance, and any other notice with respect to any of the Obligations of NAT or any other Loan Party and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect, or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against NAT, any other Loan Party, or any other Person (including any other guarantor) or any collateral securing the Obligations of NAT or any other Loan Party, as the case may be.

     23.06     Subordination.

     Until such time as the Guaranteed Obligations have been paid and performed in full and the period of time has expired during which any payment made by NAT, a Guarantor, or any other guarantor of the Guaranteed Obligations to Agent may be
subsequently   invalidated,  declared   to   be   fraudulent   or
preferential, set aside, or required to be repaid by Agent or paid over to a trustee, receiver, or any other entity, whether under any bankruptcy act or otherwise (any such payment being hereinafter referred to as a "Preferential Payment"), any claim or other rights which any Guarantor may now have or hereafter acquire against NAT or such other guarantor that arises from the existence or performance of any Guarantor's obligations under this Guaranty or any other agreement (all such claims and rights being hereinafter referred to as "Guarantor's Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Agent or such other guarantor or any collateral which Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute, or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from NAT or such other guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment, or security on account of such claim or other rights, shall be subordinate to Agent's right to full payment and performance of the Guaranteed Obligations, and each Guarantor shall not enforce Guarantor's Conditional Rights until such time as the Guaranteed Obligations have been paid and performed in full and the period of time has expired during which any payment made by NAT or a Guarantor to Agent may be determined to be a Preferential Payment.

     23.07     Successors, Transferees and Assigns; Transfers  of
Loans, etc.

     This Guaranty shall:

     (a) be binding upon each Guarantor, and its successors, transferees, and assigns; and

(b) inure to the benefit of and be enforceable by the Agent and each Lender.
Without limiting the generality of subsection (b), any Lender may assign or otherwise transfer (in whole or in part) any Loan held by it to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 12.08 and Article 11 of the Credit Agreement.

       sf-721568                   4



     23.08     Payments Free and Clear of Taxes, etc.

     Each Guarantor hereby agrees that:

     (a) Subject to paragraph (e) below, any and all payments made by each Guarantor hereunder to or for the account of the Agent or any Lender (other than on account of a Bid Loan, except to the extent otherwise specified as being applicable to any such Bid
Loan) shall be made in accordance with Section 3.03 of the Credit Agreement free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) such taxes (including income taxes or franchise taxes or branch profit taxes) as are imposed on or measured by the Agent's or such Lender's net income and (ii) such taxes as are imposed by a jurisdiction other than the United States of America or any political subdivision thereof and that would not have been imposed but for the existence of a connection between the Agent or such Lender and the jurisdiction imposing such taxes (other than a connection arising principally by reason of the Credit Agreement or this Guaranty) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and
liabilities  being hereinafter referred to as "Taxes").   If  any
Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Agent or any Lender:

               the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
     Section 2.8) the Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made;

               such Guarantor shall make such deductions; and

                such Guarantor shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

     (b) Each Guarantor shall pay any present or future stamp or documentary taxes or any other sales, excise, or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Guaranty (other than on account of a Bid Loan, except to the extent otherwise specified as being applicable to such Bid Loan) (hereinafter referred to as "Other Taxes")

(c) Subject to subsection (e) below, each Guarantor, jointly and severally, hereby indemnifies and holds harmless the Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.6) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided,
       sf-721568                   5



     however, that the Agent and each Lender agree to contest in good faith any Taxes or Other Taxes that the Agent or such Lender, in its sole discretion, believes have been incorrectly asserted. A certificate as to the amount demanded by the Agent or any Lender, or the Agent on behalf of any Lender, absent manifest error, shall be binding and conclusive.

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes, each Guarantor shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Agent.

(e) Each Lender shall, promptly upon the request of any Guarantor to that effect, deliver to the Agent and such Guarantor such accurate and complete forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish (if appropriate) such Lender's tax status for withholding purposes or may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Guaranty. The provisions of Sections 3.05(f), (g), (h), and
(i) of the Credit Agreement are hereby incorporated by reference into this Guaranty as if fully stated herein, except that each reference to the "Company" contained therein shall be deemed to be a reference to the "Guarantors" for purposes of this Guaranty.
(f) Without prejudice to the survival of any other agreement of each Guarantor hereunder, the agreements and obligations of each Guarantor contained in this Section 2.8 shall survive the payment in full of the principal of and interest on the Loans.
                           ARTICLE 24
                 REPRESENTATIONS AND WARRANTIES

     24.01     Representations and Warranties.

     Each Guarantor hereby makes each of the representations and warranties made by NAT in the Credit Agreement, to the extent that any such representation or warranty made by NAT in the Credit Agreement shall be applicable to such Guarantor, its Subsidiaries, or any of its or their properties.

                           ARTICLE 25
                         COVENANTS, ETC.

     25.01     Affirmative Covenants.

     Each Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender shall have any outstanding Commitment, such Guarantor will, unless the Required Lenders shall otherwise consent in writing, duly keep, perform, and observe for the benefit of the Agent and the Lenders each and every covenant set forth in Article 8 of the Credit Agreement to the extent that any such covenant shall be applicable to such Guarantor, any of its Subsidiaries, or any of its or their properties (all of which covenants, together with related definitions and ancillary provisions, are hereby incorporated herein by reference as if such terms were set forth herein in full), without regard to any termination of the Credit Agreement.

     25.02     Negative Covenants.

     Each Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender shall have any outstanding Commitment, such Guarantor will, unless the Required Lenders shall otherwise consent in writing, duly keep, perform, and observe for the benefit of the Agent and the Lenders each and every covenant set forth in Article 9 of the Credit Agreement to the extent that any such covenant shall be applicable to such Guarantor, any of its Subsidiaries, or any of its or their properties (all of which covenants, together with related definitions and ancillary provisions, are hereby incorporated herein by reference as if such terms were set forth herein in full), without regard to any termination of the Credit Agreement.

       sf-721568                   6



                           ARTICLE 26
                    MISCELLANEOUS PROVISIONS

     26.01     Loan Document.

     This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation,
Article 12 of the Credit Agreement.

     26.02      Binding on Successors, Transferees  and  Assigns;
Assignment.

     In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon each Guarantor and its successors, transferees, and assigns and shall inure to the benefit of and be enforceable by the Agent, each Lender, and their respective successors, transferees, and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that no Guarantor may assign any of its obligations hereunder.

     26.03     Amendment, etc.

     No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantors, the Agent and consented to by the Required Lenders (or, as provided in Section 12.02(e) of the Credit Agreement, all Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     26.04     Addresses for Notices to each Guarantor.

     All notices and other communications hereunder to any Guarantor shall be in writing (including by facsimile) and mailed by overnight delivery, transmitted by facsimile, or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by such Guarantor in a written notice to the Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section 5.4. All such notices and other communications shall be effective, if transmitted by facsimile when transmitted or, if mailed by overnight delivery or delivered, upon delivery, addressed as aforesaid

     26.05     No Waiver; Remedies.

     In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The

       sf-721568                   7

remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     26.06     Section Captions.

     Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

     26.07     Setoff.

     In addition to, and not limitation of, any rights of the Agent or any Lender under applicable law, the Agent and each Lender shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the obligations of each Guarantor owing to it hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with the Agent or such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 3.06 of the Credit Agreement. Each Lender agrees promptly to notify the relevant Guarantor after any such setoff and application made by such party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Agent and each Lender under this Section 5.7 are in addition to any other right or remedy (including any other right of set off) which the Agent or such Lender may have.

     26.08     Severability.

     Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     26.09     Governing Law, etc.

     THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES TO THE LOAN DOCUMENTS WITH RESPECT TO THE SUBJECT MATTER THEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO, EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENT MADE WITH RESPECT TO THE PAYMENT BY ANY LENDER OF (OR ANY INDEMNIFICATION FOR) ANY FEES, COSTS OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT OR ANY LENDER.

     26.10     Waiver of Jury Trial.

     EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY EAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

       sf-721568                   8



     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                      NORTH AMERICAN TIMBER CORP.

                     By: ______________________________
                      Title:

                     Address:    c/o Georgia-Pacific Corporation
                                 133 Peachtree Street, N.E.
                                 Atlanta, Georgia 30348-5605

                     Attn:       Treasurer's Department
                     Facsimile:  404-230-5598



                     [ ]


                     By: ______________________________
                     Title:

                     Address:    c/o Georgia-Pacific Corporation
                                 133 Peachtree Street, N.E.
                                 Atlanta, Georgia 30348-5605

                     Attn:       Treasurer's Department
                     Facsimile:  404-230-5598



                     [ ]

                     By: ______________________________
                     Title:

                     Address:    c/o Georgia-Pacific Corporation
                                 133 Peachtree Street, N.E.
                                 Atlanta, Georgia 30348-5605

                     Attn:       Treasurer's Department
                     Facsimile:  404-230-5598



       sf-721568                        9

                                                             Exhibit 12.08(b)
                                                      to NAT Credit Agreement

                 ASSIGNMENT AND ASSUMPTION AGREEMENT
                    (North American Timber Corp.)

     THIS  ASSIGNMENT  AND  ASSUMPTION  AGREEMENT,  dated  as  of
_________________,  ____,  is  made  by  [NAME  OF  ASSIGNOR],  a
___________________ (the "Assignor"), to [NAME  OF  ASSIGNEE],  a
________________ ("Assignee").
                            RECITALS:

A. The Assignor has entered into a Credit Agreement dated as of July 22, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among NORTH AMERICAN TIMBER CORP., a Delaware corporation (the "Company"), the Lenders party thereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent (the "Agent"), COMMERZBANK AG, NEW YORK BRANCH, as Documentation Agent, and THE CHASE MANHATTAN BANK and CITIBANK, N.A., as Co-Syndication Agents. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

B. Pursuant to the Credit Agreement, the Assignor has, as of the date hereof, a Tranche A Commitment of $___________ and a Tranche B Commitment of $___________ (collectively, the
     "Commitments").

C.   The outstanding principal balance on this date of Assignor's
     Tranche   A   Committed  Loans  is  $__________,   and   the
     outstanding  principal balance on this  date  of  Assignor's
     Tranche B Committed Loans is $__________.

D. [The Assignor has acquired a participation in the Issuing Bank's liability under Tranche A Letters of Credit in an aggregate principal amount of $_____________ and under Tranche B Letters of Credit in an aggregate principal amount of $_____________ (the "L/C Obligations")] or [No Letters of Credit are outstanding.]

E. The Assignor wishes to assign to the Assignee [part][all] of its rights and obligations under the Credit Agreement in respect of its Commitments, [together with a corresponding portion  of  its  L/C Obligations,] in an  amount  equal  to
     $____________ , [unless the Tranche A Commitments have expired or been terminated: representing an identical percentage of the Assignor's Tranche A Commitment and Tranche B Commitment] on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept the assignment of such rights and assume such obligations from the Assignor on such terms and subject to such conditions.

NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein, the Assignor and the Assignee hereby covenant and agree as follows:

       sf-722994

     1.   Assignment and Assumption.

       (a) Subject to the terms and conditions of this Agreement, the Assignor and the Assignee agree that the Assignor hereby sells, transfers, and assigns to the Assignee, and the Assignee hereby purchases, assumes, and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement, (i) ____% of the Tranche A Commitments, the Tranche B Commitments, the Tranche A Committed Loans, the Tranche B Committed Loans, [and the Tranche A L/C Obligations and Tranche B L/C Obligations] of the Assignor ("Assignee's Percentage Share") (such assigned Commitments representing ___% of the aggregate Commitments of all Lenders); and (ii) all related rights, benefits, obligations, liabilities and indemnities under and in connection with the Credit Agreement and each other Loan Document (other than any such rights, benefits, obligations, liabilities, or indemnities with respect to any Bid Loan made by the Assignor), including the right to receive payments of principal of and interest on the Assignor's Committed Loans and L/C Obligations hereby assigned, and the obligation to fund future Committed Loans and L/C Commitments in respect of such assignment, and to indemnify the Agent or any other party under the Credit Agreement and to pay all other amounts payable by a Lender (in respect of the Commitments and L/C Obligations assigned hereunder) under or in connection with the Credit Agreement (other than any such amounts payable in respect of a Bid Loan). After giving effect to the foregoing assignments, the Tranche A Commitment of the Assignee shall be $___________, the Tranche B Commitment of the Assignee shall be $___________, the Tranche A Commitment of the Assignor shall be $____________, and the Tranche B Commitment of the Assignor shall be $____________.

[If appropriate, add paragraph specifying payment to Assignor  by
Assignee  of outstanding principal of, accrued interest  on,  and
fees   with  respect  to,  Committed  Loans  or  L/C  Obligations assigned.]

       (b) With effect on or after the Effective Date (as defined herein), the Assignee shall be a party to the Credit Agreement and succeed to all the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, with Commitments in the amount assigned hereunder. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties that the Commitments of the Assignor shall be reduced by an amount equal to Assignee's Percentage Share thereof and the the Assignor shall reliquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

     2.   Payments.

      (a)As consideration for the sale, assignment, and transfer contemplated in Section 1, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $____________, representing the Assignee's Percentage
Share of the principal amount of all Committed Loans previously made to the Company by the Assignor under the Credit Agreement and outstanding on the Effective Date.

      (b)  The [Assignor/Assignee] further agrees to pay to the

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Agent  the processing fee referred to in the amount specified  in
Section 12.08(b) of the Credit Agreement.

     3. Reallocation of Payments. The Assignor shall notify the Agent and the Company to make all payments with respect to the Commitments, Loans, and L/C Obligations assigned hereunder after the Effective Date directly to the Assignee, as its interest may appear. The Assignor and the Assignee agree and acknowledge that all payments of interest, commitment fees, utilization fees, facility fees, utilization fees, and letter of credit fees accrued up to, but not including, the Effective Date are the property of the Assignor, and not the Assignee. The Assignee shall, upon receipt by the Assignee of any interest, commitment fees, utilization fees, or facility fees remit to the Assignor all of such interest, commitment fees, utilization fees, and facility fees accrued up to, but not including, the Effective Date. The Assignor shall, upon receipt by the Assignor of any interest, commitment fees, utilization fees, facility fees, and letter of credit fees remit to the Assignee all of such interest, commitment fees, utilization fees, facility fees, and letter of credit fees accrued for any period from and after the Effective Date. The Assignor shall promptly notify the Assignee of any notices received by the Assignor in connection with the Credit Agreement affecting or relating to the rights and obligations assigned hereunder.

     4.      Independent   Credit   Decision.     The    Assignee
(a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in
Section 8.09 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5. Effective Date; Notices. As between the Assignor and the Assignee, the effective date for this Agreement shall be
                               ,  ____  (the  "Effective  Date");
provided that the following conditions precedent have been satisfied on or before the Effective Date:

      (a)this Agreement shall be executed and delivered by the Assignor and the Assignee;

      (b)the consent of the Company, the Agent, and the Issuing Bank required for an effective assignment of the Commitment and outstanding Committed Loans assigned hereunder by the Assignor to the Assignee under Section 12.08(a) of the Credit Agreement, if any, shall have been duly obtained and shall be in full force and effect as of the Effective Date;

      (c)the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement;

      (d)the Assignee shall have complied with Section 4.05(f) of the Credit Agreement (if applicable);

      (e)the  processing  fee referred to above  and  in  Section
12.08(b) of the Credit Agreement shall have been paid by [Assignor/Assignee] to the Agent; and

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      (f)Promptly following the execution of this Agreement,  the
Assignor  shall  deliver  to  the  Company  and  the  Agent   for
acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Attachment A.

     6.   Agent.  [Include only if Assignor is Agent:

      (a)The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

      (b)The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit
Agreement.]

     7.    Withholding Tax.  The Assignee agrees to  comply  with
Section 4.05(f) of the Credit Agreement (if applicable).

     8.   Representations and Warranties.

      (a)The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest, or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with herewith and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations, or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery, and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery, or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid, and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

      (b)The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition, or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

      (c)The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection herewith, and to fulfill its obligations hereunder; (ii) no

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notices to, or consents, authorizations, or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery, and performance of this Agreement; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery, or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid, and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9. Further Assurances. The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Miscellaneous.

      (a)Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

      (b)All payments made hereunder shall be made without any set-off or counterclaim.

      (c)The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement.

      (d)This  Agreement  may  be  executed  in  any  number   of
counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      (e) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The
Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such New York State or Federal court, and each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, Action or proceeding.

      (f)THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS, OR ANY

       sf-722994                   5

COURSE  OF  CONDUCT,  COURSE  OF  DEALING,  OR  OTHER  STATEMENTS
(WHETHER VERBAL OR WRITTEN).

     [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized officers as of the day and year first above written.


                                 [ASSIGNOR]
Address:
____________________________     By: ____________________________
[Address of Assignor]                        _________________(print
                                 name)
                                 Title: _________________________

                                 [ASSIGNEE]
Address:
____________________________     By: ____________________________
[Address of Assignee]                        _________________(print
                                 name)
                                 Title: _________________________

                                 Attachment A to Exhibit 12.08(b)

                              Assignment and Assumption Agreement
                  FORM OF NOTICE OF ASSIGNMENT

To:  North American Timber Corp.
     c/o Georgia-Pacific Corporation
     133 Peachtree Street, N.E.
     Atlanta, Georgia   30303

     Attention:     Treasurer's Department


To:  Bank of America National Trust
     and Savings Association, as Agent and Issuing Bank
     Credit Products - Forest Products - SF #9973

     Mail Code:  CA5-705-41-01
     555 California St., 41st Fl.
     San Francisco, CA 94104

     Attention:     Mike Balok, Managing Director



               Re: North American Timber Corp. Credit Agreement, dated as of July 22, 1999


Ladies and Gentlemen:

     We refer to Section 12.08(b) of the Credit Agreement, dated as of July 22, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among NORTH AMERICAN TIMBER CORP., a Delaware corporation (the "Company"), the Lenders party thereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent (the "Agent"), COMMERZBANK AG, NEW YORK BRANCH, as Documentation Agent, and THE CHASE MANHATTAN BANK and CITIBANK, N.A., as Co-Syndication Agents. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     This  Notice  of Assignment is delivered to you pursuant  to
Section 12.08(b) of the Credit Agreement and also constitutes notice to each of you, pursuant to Section 12.08(b)(i) of the Credit Agreement, of the assignment to ________________ (the "Assignee") of [____%] of the Commitment and the Committed Loans of ___________________________ (the "Assignor") outstanding under the Credit Agreement on the date hereof, which assignment was undertaken pursuant to an Assignment and Assumption Agreement, duly executed and delivered by the Assignor and the Assignee on _____________, _____. After giving effect to the foregoing assignment, the Assignor's and the Assignee's Commitments for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

       sf-722994                   8

     [If applicable: The Assignee hereby represents and warrants to the Agent that it has obtained from the Company the prior consent to the assignment required pursuant to Section 12.08(a).] The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the initial Borrowing thereunder. The Assignee further confirms and agrees that in becoming a Lender and in extending its Commitment and making its Committed Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, the Agent.

     Except as otherwise provided in the Credit Agreement, effective as of the date contemplated by Section 12.08(b)(iii) of the Credit Agreement for the effectiveness of the assignment which is the subject of this Notice of Assignment (the "Effective Date"):

          (a)  the Assignee

                     (i)   shall be deemed automatically to  have
          become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

                     (ii)  agrees  to be bound by the  terms  and
          conditions  set forth in the Credit Agreement  and  the
          other   Loan  Documents  as  if  it  were  an  original
          signatory thereto; and

            (b)    the  Assignor  shall  be  released  from   its
     obligations  under the Credit Agreement and the  other  Loan
     Documents to the extent specified in the second paragraph hereof.

     The   Assignor  and  the  Assignee  hereby  agree  that  the
[Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section 12.08(b)(ii) of the Credit Agreement upon the delivery hereof.

     The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments and requests the Agent to acknowledge receipt of this document:

          (A)  Address for Notices:

               Institution Name:
               Attention:

               Domestic Lending Office:
               Telephone:
               Facsimile:

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               Eurodollar Lending Office:

               Telephone:
               Facsimile:


          (B)  Payment Instructions:

     The Assignee agrees to furnish to the Agent and the Company on or before the Effective Date the tax form[s] required by
Section 4.05(f) (if so required) of the Credit Agreement.

     This Notice of Assignment may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same notice and agreement.

Adjusted Tranche A Commitment:    [ASSIGNOR]

                                  By: __________________________
$__________________               Title: _______________________

Adjusted Tranche B Commitment:


$__________________


Tranche A Commitment:             [ASSIGNEE]

                                  By: __________________________
$_________________                Title: _______________________

Tranche B Commitment:


$_________________



       sf-722994                   10

ACCEPTED AND ACKNOWLEDGED
this _____ day of__________, ____

BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION,
as Agent and Issuing Bank


By: __________________________
Title: _______________________


NORTH AMERICAN TIMBER CORP.


By: __________________________
Title: _______________________


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